                                              Filed Pursuant to Rule 424B5
                                              Registration File No. 333-71033-01

         Prospectus Supplement to Prospectus dated February 26, 2003.



                                 $1,472,370,000
                                 (Approximate)


                     GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR


                         GOLDMAN SACHS MORTGAGE COMPANY
                        COMMERZBANK AG, NEW YORK BRANCH
                                AS LOAN SELLERS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-C1


     The Commercial Mortgage Pass-Through Certificates, Series 2003-C1 will include 6 classes of certificates that we are offering pursuant to this prospectus supplement. The Series 2003-C1 certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 74 fixed rate mortgage loans with original terms to maturity of not more than 360 months, secured by first liens on various types of commercial, multifamily and manufactured housing community properties.




                                                                                   EXPECTED
                        INITIAL CERTIFICATE     PASS-THROUGH                       RATINGS          RATED FINAL
                        PRINCIPAL AMOUNT(1)         RATE         DESCRIPTION     (S&P/FITCH)     DISTRIBUTION DATE
                       ---------------------   --------------   -------------   -------------   ------------------
Class A-1 ..........        $123,013,000            2.9040%         Fixed          AAA/AAA      January 10, 2040
Class A-2A .........        $420,045,000            3.5900%         Fixed          AAA/AAA      January 10, 2040
Class A-2B .........        $182,019,000            4.2950%         Fixed          AAA/AAA      January 10, 2040
Class A-3 ..........        $676,797,000            4.6080%         Fixed          AAA/AAA      January 10, 2040
Class B ............        $ 54,383,000            4.7330%         Fixed           AA/AA       January 10, 2040
Class C ............        $ 16,113,000            4.7530%         Fixed          AA-/AA-      January 10, 2040

---------
(Footnotes to table on page S-6)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORPORATION II WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, GOLDMAN, SACHS & CO., BANC OF AMERICA SECURITIES LLC, BEAR, STEARNS & CO. INC., MORGAN STANLEY & CO. INCORPORATED AND WAMU CAPITAL CORP., WILL PURCHASE THE OFFERED CERTIFICATES FROM GS MORTGAGE SECURITIES CORPORATION II AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. GOLDMAN, SACHS & CO. IS ACTING AS SOLE BOOKRUNNER AND AS LEAD MANAGER FOR THIS OFFERING. BANC OF AMERICA SECURITIES LLC, BEAR, STEARNS & CO. INC., MORGAN STANLEY & CO. INCORPORATED AND WAMU CAPITAL CORP. ARE ACTING AS CO-MANAGERS FOR THIS OFFERING.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear Bank, societe anonyme in Europe against payment in New York, New York on or about March 18, 2003. We expect to receive from this offering approximately $1,479,044,264, plus accrued interest from March 1, 2003, before deducting expenses payable by us.



                              GOLDMAN, SACHS & CO.

BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
         MORGAN STANLEY                                    WAMU CAPITAL CORP.

            The date of this prospectus supplement is March 13, 2003.

                      GS MORTGAGE SECURITIES CORPORATION II
       -------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 2003-C1


Connecticut             South Carolina        Arizona             Indiana
2 properties            2 properties          5 properties        1 property
0.9% of total           0.1% of total         6.1% of total       0.2% of total

New York                Georgia               Utah                Michigan
3 properties            2 properties          1 property          1 property
17.4% of total          0.4% of total         3.0% of total       1.4% of total

New Jersey              Florida               California          Pennsylvania
3 properties            8 properties          16 properties       2 properties
10.1% of total          8.4% of total         19.0% of total      1.7% of total

District of Columbia    Alabama               Washington
1 property              1 property            3 properties
0.4% of total           0.2% of total         3.5% of total

Maryland                Louisiana             Idaho
2 properties            3 properties          1 property
2.8% of total           1.4% of total         0.2% of total

Virginia                Minnesota             Wisconsin
7 properties            3 properties          2 properties
3.5% of total           2.8% of total         1.1% of total

North Carolina          Texas                 Illinois
4 properties            4 properties          2 properties
2.4% of total           1.5% of total         11.4% of total


                                 [MAP OMITTED]

520 MADISON, NEW YORK, NY                ONE NORTH WACKER DRIVE, CHICAGO, IL











            [PICTURE OMITTED]                  [PICTURE OMITTED]












            [PICTURE OMITTED]                  [PICTURE OMITTED]














BRIDGEWATER COMMONS, SOMERSET, NJ        SUN VALLEY MALL, CONCORD, CA












            [PICTURE OMITTED]                  [PICTURE OMITTED]

MIAMI CENTER, MIAMI, FL           KIERLAND COMMONS, PHOENIX, AZ






       [PICTURE OMITTED]                   [PICTURE OMITTED]








                                  3 HUNTINGTON QUADRANGLE, MELVILLE, NY




                                           [PICTURE OMITTED]


       [PICTURE OMITTED]








                                  PASEO NUEVO SHOPPING CENTER, SANTA BARBARA, CA
THE AVENTINE, SAN DIEGO, CA







                                           [PICTURE OMITTED]


       [PICTURE OMITTED]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2003-C1 certificates and the trust in abbreviated form:

       Certificate Summary, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-C1 certificates;

       Summary of Prospectus Supplement, commencing on page S-7, which gives a brief introduction to the key features of the Series 2003-C1 certificates and a description of the underlying mortgage loans; and

       Risk Factors, commencing on page S-20 of this prospectus supplement, which describes risks that apply to the Series 2003-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" commencing on page S-112 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 81 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.


                          FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     o  economic conditions and industry competition,

     o  political and/or social conditions, and

     o  the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                               TABLE OF CONTENTS


                                                      PAGE
                                                      -----
SUMMARY OF PROSPECTUS
   SUPPLEMENT ......................................   S-7
RISK FACTORS .......................................   S-20
      Special Yield Considerations .................   S-20
      Risks Relating to Enforceability of
        Prepayment Premiums or
        Defeasance Periods .........................   S-20
      Commercial and Multifamily Lending Is
        Dependent Upon Net Operating
        Income .....................................   S-21
      Limitations of Appraisals ....................   S-22
      Tenant Concentration Entails Risk ............   S-22
      Mortgaged Properties Leased to
        Multiple Tenants Also Have Risks ...........   S-23
      Tenant Bankruptcy Entails Risks ..............   S-23
      Certain Additional Risks Relating to
        Tenants ....................................   S-23
      Risks to the Mortgaged Properties
        Relating to Terrorist Attacks ..............   S-24
      Risks Relating to Loan
        Concentrations .............................   S-24
      Risks Relating to Enforceability of
        Cross-Collateralization ....................   S-25
      Office Properties Have Special Risks .........   S-26
      Retail Properties Have Special Risks .........   S-26
      Multifamily Properties Have Special
        Risks ......................................   S-27
      Industrial Properties Have Special
        Risks ......................................   S-28
      Lack of Skillful Property Management
        Entail Risks ...............................   S-28
      Risks Relating to Prepayments and
        Repurchases ................................   S-28
      Mortgage Loans Are Nonrecourse and
        Are Not Insured or Guaranteed ..............   S-30
      Risks of Different Timing of Mortgage
        Loan Amortization ..........................   S-30
      Bankruptcy Proceedings Entail Certain
        Risks ......................................   S-30
      Geographic Concentration .....................   S-31
      Environmental Risks ..........................   S-31
      Costs of Compliance with Applicable
        Laws and Regulations .......................   S-33
      Litigation and Other Matters Affecting
        the Mortgaged Properties or
        Borrowers ..................................   S-33
      Other Financings .............................   S-33
      Risks Relating to Borrower Default ...........   S-34
      Risks Relating to Interest on Advances
        and Special Servicing
        Compensation ...............................   S-35
      Balloon Payments .............................   S-35
      Ground Leases and Other Leasehold
        Interests ..................................   S-36
      Risks Associated with One Action
        Rules ......................................   S-37
      Tax Considerations Relating to
        Foreclosure ................................   S-37
      Some Mortgaged Properties May Not
        Be Readily Convertible to Alternative
        Uses .......................................   S-37
      Zoning Compliance and Use
        Restrictions ...............................   S-37
      Risks of Inspections Relating to
        Properties .................................   S-38
      Property Insurance ...........................   S-38
      Risks Associated with Blanket
        Insurance Policies .........................   S-39
      Potential Conflicts of Interest ..............   S-39
      Special Servicer May Be Directed to
        Take Actions ...............................   S-40
      Your Lack of Control Over Trust Fund
        Can Create Risks ...........................   S-40
      Loan Sellers May Not Be Able to Make
        a Required Repurchase or
        Substitution of a Defective Mortgage
        Loan .......................................   S-40
      Subordination of Subordinate Offered
        Certificates ...............................   S-40
      Risks of Limited Liquidity and Market
        Value ......................................   S-41
      Book-Entry Registration ......................   S-41
      Other Risks ..................................   S-41
DESCRIPTION OF THE MORTGAGE
 POOL ..............................................   S42
      General ......................................   S-42
      Certain Characteristics of the Mortgage
        Loans ......................................   S-42
      AB Mortgage Loans ............................   S-47
      Representations and Warranties;
        Repurchases and Substitutions ..............   S-50
      Underwriting Guidelines ......................   S-51
      Additional Information .......................   S-53
DESCRIPTION OF THE OFFERED
 CERTIFICATES ......................................   S-54
      General ......................................   S-54

                                                   PAGE
                                                  ------
      Distributions ............................   S-55
      Subordination ............................   S-65
      Appraisal Reductions .....................   S-66
      Delivery, Form and Denomination ..........   S-67
      Book-Entry Registration ..................   S-68
      Definitive Certificates ..................   S-69
YIELD, PREPAYMENT AND MATURITY
 CONSIDERATIONS ................................   S-70
      Yield ....................................   S-70
      Weighted Average Life of the Offered
        Certificates ...........................   S-72
      Price/Yield Tables .......................   S-75
THE POOLING AGREEMENT ..........................   S-80
      General ..................................   S-80
      Assignment of the Mortgage Loans .........   S-80
      Servicing of the Mortgage Loans ..........   S-80
      Advances .................................   S-83
      Accounts .................................   S-85
      Withdrawals from the Collection
        Account ................................   S-86
      Enforcement of "Due-on-Sale" and
        "Due-on-Encumbrance" Clauses ...........   S-86
      Inspections ..............................   S-87
      Evidence as to Compliance ................   S-87
      Certain Matters Regarding the
        Depositor, the Master Servicer and
        the Special Servicer ...................   S-88
      Events of Default ........................   S-89
      Rights Upon Event of Default .............   S-90
      Amendment ................................   S-91
      Realization Upon Mortgage Loans ..........   S-92
      The Controlling Class Representative .....   S-96
      Limitation on Liability of Controlling
        Class Representative ...................   S-98
      Optional Termination; Optional
        Mortgage Loan Purchase .................   S-98
      The Trustee ..............................   S-99
      The Master Servicer; Master Servicer
        Servicing Compensation and
        Payment of Expenses ....................   S-100
      The Special Servicer; Special Servicer
        Servicing Compensation and
        Payment of Expenses ....................   S-101
      Reports to Certificateholders; Available
        Information ............................   S-103
USE OF PROCEEDS ................................   S-105
FEDERAL INCOME TAX
 CONSEQUENCES ..................................   S-105
      Tax Return Disclosure Requirements .......   S-107
STATE TAX CONSIDERATIONS .......................   S-107
ERISA CONSIDERATIONS ...........................   S-107
LEGAL INVESTMENT ...............................   S-109
PLAN OF DISTRIBUTION ...........................   S-109
LEGAL MATTERS ..................................   S-110
RATINGS ........................................   S-111
INDEX OF SIGNIFICANT DEFINITIONS ...............   S-112
ANNEX A--MORTGAGE POOL
 INFORMATION ...................................   A-1
ANNEX B--SIGNIFICANT LOAN
 SUMMARIES .....................................   B-1
ANNEX C--CERTAIN CHARACTERISTICS
 OF THE MORTGAGE LOANS .........................   C-1
ANNEX D--REPRESENTATIONS AND
 WARRANTIES ....................................   D-1
ANNEX E--STRUCTURAL AND
 COLLATERAL TERM SHEET .........................   E-1

                              CERTIFICATE SUMMARY



                              INITIAL
                            CERTIFICATE                                           PASS-THROUGH
             RATINGS        PRINCIPAL OR         APPROXIMATE                       RATE AS OF        WEIGHTED
               S&P/           NOTIONAL             CREDIT                           CLOSING        AVG. LIFE(2)    PRINCIPAL
  CLASS       FITCH          AMOUNT(1)             SUPPORT      DESCRIPTION          DATE            (YRS.)        WINDOW(2)
--------   -----------   -----------------      -------------  -------------   -----------------  --------------   ----------
Offered Certificates
    A-1      AAA/AAA     $  123,013,000           13.000%         Fixed             2.9040%           3.50          4/03-9/07
   A-2A      AAA/AAA     $  420,045,000           13.000%         Fixed             3.5900%           4.80          9/07-3/08
   A-2B      AAA/AAA     $  182,019,000           13.000%         Fixed             4.2950%           7.78          3/08-8/12
    A-3      AAA/AAA     $  676,797,000           13.000%         Fixed             4.6080%           9.69          8/12-1/13
     B        AA/AA      $   54,383,000            9.625%         Fixed             4.7330%           9.81          1/13-1/13
     C       AA-/AA-     $   16,113,000            8.625%         Fixed             4.7530%           9.81          1/13-1/13
Non-Offered
Certificates
     X       AAA/AAA     $1,611,350,145             N/A           WAC/IO            1.2571%(4)        N/A              N/A
     D        A+/A+      $   12,085,000            7.875%        Fixed(5)           4.7730%           N/A              N/A
     E         A/A       $   18,127,000            6.750%        Fixed(5)           4.8220%           N/A              N/A
     F        A-/A-      $   12,085,000            6.000%        Fixed(5)           4.8910%           N/A              N/A
     G      BBB+/BBB+    $   20,141,000            4.750%        Fixed(5)           5.3090%           N/A              N/A
     H       BBB/BBB     $   12,085,000            4.000%        Fixed(5)           5.3090%           N/A              N/A
     J      BBB-/BBB-    $   12,085,000            3.250%        Fixed(5)           5.3090%           N/A              N/A
     K       BB+/BB+     $   12,085,000            2.500%        Fixed(5)           4.6800%           N/A              N/A
     L        BB/BB      $    8,056,000            2.000%        Fixed(5)           4.6800%           N/A              N/A
     M       BB-/BB-     $    6,042,000            1.625%        Fixed(5)           4.6800%           N/A              N/A
     N        B+/B+      $    6,042,000            1.250%        Fixed(5)           4.6800%           N/A              N/A
     O         B/B       $    2,014,000            1.125%        Fixed(5)           4.6800%           N/A              N/A
     P        B-/B-      $    4,028,000            0.875%        Fixed(5)           4.6800%           N/A              N/A
     S         N/A       $   14,105,145            0.000%        Fixed(5)           4.6800%           N/A              N/A

----------
(1)   Approximate, subject to a variance of 10%.

(2) Assuming a 0% prepayment rate, no balloon payment extensions, and repayment of the mortgage loan with an anticipated repayment date on its anticipated repayment date.

(3) The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their pass-through rate based upon their notional amounts. The notional amount of the Class X certificates will be initially $1,611,350,145, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S certificates. The Class X certificates may be issued in one or more classes.

(4) The pass-through rate on the Class X certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement.

(5) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs is less than the rate specified for the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S certificates with respect to such distribution date, then the pass-through rate for such classes of certificates on that distribution date will equal the weighted average of the net mortgage interest rates.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.


             TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

     The certificates to be issued are known as the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2003-C1. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.


                                 PARTIES AND DATES

Depositor.....................   GS Mortgage Securities Corporation II, a
                                 Delaware corporation. The depositor's address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000. See
                                 "The Seller " in the prospectus. All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Loan Sellers..................   The mortgage loans will be sold to the
                                 depositor by:

                                 o Goldman Sachs Mortgage Company, a New York
                                   limited partnership (97.1%); and

                                 o Commerzbank AG, New York Branch (2.9%)
                                   (representing its portion of the mortgage loan jointly originated with Archon Financial, L.P. as described under "--Originators" below).

Originators...................   The mortgage loans were originated by:

                                 o Archon Financial, L.P., a Delaware limited
                                   partnership (89.6%);

                                 o Washington Mutual Bank, FA (3.2%); and

                                 o With respect to 1 mortgage loan only,
                                   Archon Financial, L.P. and Commerzbank AG,
                                   New York Branch, on a joint basis (7.3%).

Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer will initially service all of the mortgage loans either directly or through a subservicer.
                                 See "The Pooling Agreement--The Master

                                 Servicer; Master Servicer Servicing
                                 Compensation and Payment of Expenses" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

Special Servicer..............   Lennar Partners, Inc., a Florida corporation.
                                 See "The Pooling Agreement--The Special
                                 Servicer; Special Servicer Servicing
                                 Compensation and Payment of Expenses" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association. See "The Pooling
                                 Agreement--The Trustee" in this prospectus supplement.

Cut-Off Date..................   March 1, 2003.

Closing Date..................   On or about March 18, 2003.

Distribution Date.............   The trustee will make distributions on the
                                 certificates, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, on the next business day, beginning in April 2003, to the holders of record at the end of the previous month.

Determination Date............   The 1st day of each calendar month.

Collection Period.............   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date
                                 (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.


                                 THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 74 fixed
                                 rate mortgage loans secured by first liens on 79 commercial, multifamily and manufactured housing community properties located in 23 states and the District of Columbia. See "Risk
                                 Factors--Commercial and Multifamily Lending is
                                 Dependent Upon Net Operating Income" in this prospectus supplement.

                                 Monthly payments of principal and/or interest on each mortgage loan are due on the first day of each month. Some of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of such mortgage loan. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                 General characteristics of the mortgage loans as of the cut-off date:

  Initial Pool Balance (1) ................                   $1,611,350,146
  Number of Mortgage Loans ................                               74
  Number of Mortgaged Properties ..........                               79
  Average Mortgage Loan Balance ...........                   $   21,775,002
  Weighted Average Mortgage Rate ..........                           5.392%
  Range of Mortgage Rates .................                   4.35% -- 7.25%
  Weighted Average Loan-to-Value
    Ratio .................................                            59.2%
  Weighted Average Remaining Term
    to Maturity (months)(2) ...............                             98.4
  Weighted Average DSCR (3) ...............                            2.12x
  Balloon Mortgage Loans ..................                            91.2%
  Mortgage Loan with Anticipated
    Repayment Date ........................                             8.4%
  Fully Amortizing Mortgage Loans .........                             0.4%

                                 ------------

                                 (1) Subject to a permitted variance of plus or minus 10%.

                                 (2)   In the case of 1 mortgage loan,
                                       representing approximately 8.4% of the
                                       aggregate principal balance of the pool
                                       of mortgage loans as of the cut-off
                                       date, which is a mortgage loan with an
                                       anticipated repayment date, this
                                       calculation assumes that the mortgage
                                       loan pays in full on its anticipated
                                       repayment date.

                                 (3)   See "Description of the Mortgage
                                       Pool--Certain Characteristics of the
                                       Mortgage Loans" for a description of the calculation of the debt service coverage ratio.


                                 Sixty-nine (69) mortgage loans, representing approximately 89.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. The remaining 5 mortgage loans, representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of twelve 30-day months, assuming a 360-day year.

                                 The terms of each of the mortgage loans
                                 restrict the ability of the borrower to prepay the mortgage loan. All but eight (8) of the mortgage loans, representing approximately 92.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan. Seven
                                 (7) of the mortgage loans, representing 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. One (1) mortgage loan, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits prepayment with the payment of a yield maintenance charge or prepayment premium with no lockout period. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" and Annex C in this prospectus supplement.

                                 All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity date or anticipated repayment date. For 71 of the mortgage loans, representing approximately 73.4% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months or less prior to the stated maturity date or anticipated repayment date. For 2 of the mortgage loans, representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the stated maturity date. For 1 of the mortgage loans, representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 4 months prior to the stated maturity date.

                                 One (1) mortgage loan, representing
                                 approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time the deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow for the related mortgaged property in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off this mortgage loan on its anticipated repayment date. The amortization terms of this mortgage loan is significantly longer than the period up to its anticipated repayment date. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--ARD Loan" in this prospectus supplement.

                                 Four (4) of the mortgage loans, the loan secured by the mortgaged real property identified as Loan Nos.

                                 09-1001085, 09-1001089, 09-1001087 and
                                 09-1001705 on Annex C to this prospectus supplement, representing approximately 14.3%, 11.2%, 7.3% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are, in each case, evidenced by one of two notes (or, in the case of the Bridgewater Loan, two of three notes) secured by a single mortgage and a single assignment of a lease, with the second companion loan not being part of the trust fund. Those mortgage loans, which are included in the trust fund, each referred to as an AB loan, and their related companion loans, are subject to intercreditor agreements. The related intercreditor agreements generally allocate collections in respect of those loans prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the related intercreditor agreements generally allocate collections in respect of those loans first to the mortgage loan in the trust fund and second to the related companion loan.

                                 The master servicer and special servicer for Series 2003-C1 will service and administer these mortgage loans and their related companion loans pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as it is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the related companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.


                                 The holder of each companion loan will have the right to purchase the related senior mortgage loan included in the mortgage pool, in each case under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 In addition, the holder of 3 of the companion loans will have the right to cure certain defaults under the related mortgage loan and to consent to certain specified actions of the master servicer or the special servicer, in each case as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan, unless otherwise indicated.


                                 THE SECURITIES

The Certificates..............   We are offering the following six classes of
                                 Commercial Mortgage Pass-Through Certificates from the Series 2003-C1:

                                    o Class A-1
                                    o Class A-2A
                                    o Class A-2B
                                    o Class A-3
                                    o Class B
                                    o Class C

                                 Series 2003-C1 will consist of a total of 22
                                 classes, the following 16 of which are not
                                 being offered through this prospectus
                                 supplement and the prospectus: Class X, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR. The Class X certificates may be issued in one or more classes.
Certificate Principal
 Amounts.......................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:


                                    o Class A-1 .. $123,013,000 principal amount
                                    o Class A-2A . $420,045,000 principal amount
                                    o Class A-2B . $182,019,000 principal amount
                                    o Class A-3 .. $676,797,000 principal amount
                                    o Class B .... $ 54,383,000 principal amount
                                    o Class C .... $ 16,113,000 principal amount

                                 See "Description of the Offered
                                 Certificates--General" in this prospectus supplement.


Pass-Through Rates

  A. Offered Certificates.....   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class.

                                    o  Class A-1 ..........     2.9040%
                                    o  Class A-2A .........     3.5900%
                                    o  Class A-2B .........     4,2950%
                                    o  Class A-3 ..........     4.6080%
                                    o  Class B ............     4.7330%
                                    o  Class C ............     4.7530%


   B. Interest Rate Calculation
      Convention ..............  Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. For purposes of calculating the pass-through rates on the Class X certificates and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                 In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month, adjusted for any withheld amounts as described under "The Pooling Agreement--Accounts" in this prospectus supplement.

                                 See "Description of the Offered Certificates-- Distributions--Payment Priorities" in this prospectus supplement.

Distributions

   A. Amount and Order of
      Distributions ...........  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First: Class A and Class X: To interest on
                                 Class A (which includes Classes A-1, Class
                                 A-2A, Class A-2B, and A-3) and Class X, in accordance with their interest entitlements.

                                 Second: Class A-1, Class A-2A, Class A-2B and Class A-3 certificates: To the extent of funds allocated to principal, to principal on Class A-1, Class A-2A, Class A-2B and Class A-3 certificates, as described under "Description of the Offered Certificates--Distributions-- Payment Priorities" in this prospectus supplement.

                                 Third: Class A-1, Class A-2A, Class A-2B and
                                 Class A-3 certificates: To reimburse Class
                                 A-1, Class A-2A,

                                 Class A-2B and Class A-3 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                 Fourth: Class B certificates: To Class B certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2A, Class A-2B and Class A-3 certificates), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                 Fifth: Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth: Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Offered Certificates--Distributions--
                                 Payment Priorities" in this prospectus
                                 supplement.

                                 See "Description of the Offered Certificates-- Distributions--Payment Priorities" in this prospectus supplement.


  B. Interest and Principal
     Entitlements ............   A description of each class's interest
                                 entitlement can be found in "Description of the Offered Certificates-- Distributions--Method,
                                 Timing and Amount" and "--Payment Priorities" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered Certificates-- Distributions--Method, Timing and Amount" and "--Payment Priorities" in this prospectus supplement.

  C. Prepayment Premiums......   The manner in which any prepayment premiums
                                 and yield maintenance charges received during a particular collection period will be allocated to the Class X certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                 Certificates--Distributions--Prepayment
                                 Premiums" in this prospectus supplement.


Advances

  A. Principal and
     Interest Advances ........  The master servicer is required to advance delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate (without considering any default rate or any rate increase after an anticipated repayment date). The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make such advance. See "The Pooling Agreement--Advances" in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection
     Advances ................   The master servicer also is required to make
                                 advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. See "The Pooling
                                 Agreement--Advances" in this prospectus
                                 supplement.

  C. Interest on Advances.....   The master servicer and the trustee, as
                                 applicable, will be entitled to interest as described in this prospectus supplement on these advances. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                 See "Description of the Offered Certificates-- Distributions--Realized Losses" and "The Pooling Agreement--Advances" in this prospectus supplement.

Subordination.................   The amount available for distribution will be
                                 applied in the order described in
                                 "--Distributions--Amount and Order of
                                 Distributions" above.

                                 The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other Series 2003-C1 certificates that are not being offered by this prospectus supplement). (However, no principal payments or loan losses will be allocated to the Class X certificates, although loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.)

                                       -----------------------------------
                                       Class A-1, Class A-2A, Class A-2B,
                                              Class A-3, Class X*
                                       -----------------------------------

                                                ----------------
                                                    Class B
                                                ----------------

                                                ----------------
                                                    Class C
                                                ----------------

                                                ----------------
                                                  Non-Offered
                                                 Certificates**
                                                ----------------

                                 ------------
                                 *     Interest only.

                                 **    Other than the Class X certificates.


                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                 THE OFFERED CERTIFICATES.

                                 See "Description of the Offered Certificates-- Subordination" in this prospectus supplement.

                                 Principal losses on the mortgage loans
                                 allocated to a class of certificates will reduce the related certificate principal amount of such class.

                                 In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's and trustee's right to receive payments of interest on unreimbursed advances, the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.


Information Available to
 Certificateholders...........   Please see "The Pooling Agreement--Reports to
                                 Certificateholders; Available Information" in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination..........   On any distribution date on which the
                                 aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                 If the aggregate principal balances of the Class A, Class B and Class C certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.


                                 OTHER INVESTMENT CONSIDERATIONS
Federal Income
 Tax Consequences..............  REMIC elections will be made for parts of the trust. The offered certificates will represent ownership of "regular interests" in a REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:


                                  o Each class of offered certificates will
                                    constitute REMIC "regular interests."

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                 o You will be required to report income on
                                   your certificates in accordance with the accrual method of accounting.

                                 o The offered certificates will be issued at
                                   a premium.

                                 For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield Considerations..........   You should carefully consider the matters
                                 described under "Risk Factors--Risks Relating to Prepayments and Repurchases" and "--Special
                                 Yield Considerations" in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Ratings.......................   On the closing date, the offered certificates
                                 must have the minimum ratings from Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc., and Fitch, Inc.
                                 set forth below:


                                                               S&P     FITCH
                                                             ------   ------
                                     Class A-1 ...........     AAA      AAA
                                     Class A-2A ..........     AAA      AAA
                                     Class A-2B ..........     AAA      AAA
                                     Class A-3 ...........     AAA      AAA
                                     Class B .............     AA       AA
                                     Class C .............     AA-      AA-

                                 A rating agency may downgrade, qualify or withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                                 The security ratings do not address the
                                 frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of excess interest, default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement, "Risk Factors" in this prospectus supplement and in the prospectus, and "Description of the Certificates" and "Yield Considerations" in the prospectus.

Legal Investment..............   The offered certificates will constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. See "Legal
                                 Investment" in this prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks are realized, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

     o  the purchase price for the certificates;

     o  the rate and timing of principal payments on the mortgage loans;

     o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

     o the allocation of principal payments to pay down classes of certificates; and

     o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments.

     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in such certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See "--Risks Relating to Borrower Default" below.

     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS OR DEFEASANCE PERIODS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o  the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o  the proximity and attractiveness of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o  a decline in the financial condition of a major tenant;

     o  an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o  demographic factors;

     o  consumer confidence;

     o  consumer tastes and preferences; and

     o  retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  in the case of rental properties, the rate at which new rentals occur;
        and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.



LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan, and in some cases updates were performed in anticipation of this transaction. See Annex C to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement and, with respect to the 10 largest mortgage loans, based on their respective outstanding principal balances as of the cut-off date, in the pool of mortgage loans, on the attached CD-ROM is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o  changes in governmental regulations, zoning or tax laws;

     o  potential environmental or other legal liabilities;

     o  the availability of refinancing; and

     o  changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if any tenant makes up a significant portion of the rental income. In the event of a default by the tenant, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. Mortgaged properties leased to a single tenant, or a tenant that makes up a significant portion of the rental, also are more susceptible to interruptions of cash flow if the tenant fails to renew its lease. This is so because:

     o  the financial effect of the absence of rental income may be severe;

     o  more time may be required to re-lease the space; and

     o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     One (1) mortgage loan, identified as Loan No. 09-0001698 on Annex C to this prospectus supplement, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property leased to a single tenant. If the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant Bankruptcy Entails Risk" below.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). In this respect, Heilig-Meyers, the parent of the tenant Roomstore at the mortgaged property securing the mortgage loan identified as Loan No. 09-0001686 on Annex C to this prospectus supplement, declared bankruptcy in August 2000. At origination of the mortgage loan, a reserve in the amount of $625,000 was taken as additional security to be released upon, among other things, (i) Heilig-Meyers confirms a plan of reorganization and has not rejected or otherwise terminated liability under the lease or (ii) a replacement tenant takes occupancy. We cannot assure you that Heilig-Meyers will confirm its lease or that sufficient amounts were reserves to cover the costs of re-letting the related space. See "Significant Loan Summaries--Festival at Waldorf--Reserves" on Annex B to this prospectus supplement.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o  space in the mortgaged properties could not be leased or re-leased;

     o  tenants were unable to meet their lease obligations;

     o  a significant tenant were to become a debtor in a bankruptcy case; or

     o  rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.


RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility of an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:


                                                               AGGREGATE            % OF
                                                              CUT-OFF DATE      INITIAL POOL
                                                                BALANCE           BALANCE
                                                           -----------------   -------------
Largest Single Mortgage Loan ...........................   $  231,000,000           14.3%
Largest 5 Mortgage Loans ...............................   $  757,718,618           47.0%
Largest 10 Mortgage Loans ..............................   $1,035,572,413           64.3%
Largest Related-Borrower Concentration(1) ..............   $   30,244,000            1.9%
Next Largest Related-Borrower Concentration(1) .........   $   24,165,759            1.5%

----------
(1)   Excluding single mortgage loans.


     Each of the other mortgage loans represents no more than 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     No group of mortgage loans with related borrowers represents more than 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property. The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans.

     The terms of many of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                         NUMBER OF MORTGAGED     AGGREGATE CUT-OFF     % OF INITIAL
    PROPERTY TYPE             PROPERTIES            DATE BALANCE       POOL BALANCE
---------------------   ---------------------   -------------------   -------------
Office ..............          25               $  769,880,964             47.8%
Retail ..............          27                  628,902,436             39.0
Multifamily .........          24                  170,037,815             10.6
                               --               --------------             ----
Total ...............          76               $1,568,821,215             97.4%
                               ==               ==============             ====


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     Certain of the mortgage loans are secured by multiple properties. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

     (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital after the lien was granted; and

     (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     (ii)   recover payments made under that mortgage loan; or

     (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 25 of the mortgage loans representing approximately 47.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A large number of factors may adversely affect the value of office properties, including:

     o  the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o  the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 27 of the mortgage loans representing approximately 39.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Twenty-six (26) of the mortgage loans, representing approximately 38.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable loan seller to be "anchored" and 1 of the mortgage loans, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by retail properties that are considered by the applicable loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In this respect, a tenant at the mortgaged property identified as Loan No. 09-0001686 on Annex C to this prospectus supplement, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, currently is paying reduced rent due to a co-tenancy clause and is permitted to terminate its lease. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. See "Significant Loan Summaries--Festival at Waldorf--Reserves" on Annex B to this prospectus supplement. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the mortgage loans identified as Loan Nos. 09-1001087 and 09-1001094 on Annex C to this prospectus supplement (representing approximately 7.3% and 5.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 24 of the mortgage loans representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the types of services or amenities that the property provides;

     o  the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o  the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 3 of the mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o  the quality of tenants;

     o  building design and adaptability; and

     o  the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is a specified period (ranging from approximately 3 to 6 months) from the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. See "Description of the Mortgage Pool" in this prospectus supplement. In addition, certain of the mortgage loans may not require the payment of a yield maintenance premium or prepayment charge in connection with a prepayment as a result of a casualty or condemnation. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Additionally, certain of the mortgage loans have holdbacks that may, if the related borrower does not satisfy certain conditions specified in the related loan documents, be used to prepay the related mortgage loan. For more detail on these holdbacks, see Annex A to this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o  the terms of the mortgage loans;

     o  the length of any prepayment lockout period;

     o  the level of prevailing interest rates;

     o  the availability of mortgage credit;

     o  the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o  the failure to meet certain requirements for the release of escrows;

     o  the occurrence of casualties or natural disasters; and

     o  economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see "Description of the Mortgage Pool--AB Mortgage Loans" and "--Representations and Warranties; Repurchases and Substitutions" and "The Pooling Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.


RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers. See the tables entitled "Distribution of Remaining Term to Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks Relating to Loan Concentrations" above than classes with a higher sequential priority.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:
(1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


GEOGRAPHIC CONCENTRATION

     This table shows the states with the largest concentrations of mortgaged properties:


                                         AGGREGATE
                                       CUT-OFF DATE     % OF INITIAL
                       STATE              BALANCE       POOL BALANCE
               --------------------   --------------   -------------
               California .........   $305,351,494          19.0%
               New York ...........   $279,988,480          17.4%
               Illinois ...........   $183,000,000          11.4%
               New Jersey .........   $162,155,772          10.1%
               Florida ............   $136,076,854           8.4%
               Arizona ............   $ 98,966,927           6.1%

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. The following geographic factors could impair the borrowers' ability to repay the mortgage loans:

     o economic conditions in regions where the borrowers and the mortgaged properties are located;

     o conditions in the real estate market where the mortgaged properties are located;

     o  changes in local governmental rules and fiscal policies; and

     o acts of nature (including earthquakes and floods, which may result in uninsured losses).

     For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other states.


ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 15 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     Except as described below, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

     o in which the adverse conditions were remediated or abated before the closing date;

     o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

     o involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

     o in which groundwater, soil or other contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

     o  involving radon; or

     o in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.


     With respect to the mortgaged property securing 1 mortgage loan, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Phase I recommended a Phase II due to the prior use of the property as a gas station and the current use of the property as a dry cleaner. An environmental reserve in the amount of $1,000,000 was established at origination to address any concerns that may be identified by the post-closing Phase II. If any required remediation is estimated to be greater than $1,000,000 the borrower is required to deposit the additional funds in to the reserve or to provide environmental insurance. See "Significant Loan Summaries--Festival at Waldorf--Reserves" on Annex B to this prospectus supplement.


     In lieu of performing a Phase II, environmental insurance was obtained for the mortgaged property securing 1 mortgage loan representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which provides coverage in an amount equal to 125% of the principal amount of the mortgage loan. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.


     However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.


     It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Law Considerations" and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.


     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment. In this respect, the borrower with respect to 1 mortgage loan, representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date is currently in arbitration with a tenant. See "Significant Loan Summaries--520 Madison Avenue--Major Tenant Summary" on Annex B to this prospectus supplement.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, Goldman Sachs Mortgage Company, a loan seller, has informed us that it is aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the Goldman Sachs Mortgage Company, a loan seller, has informed us that it is aware of certain mezzanine indebtedness with respect to 2 mortgage loans (which represent approximately 17.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date). See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Although the companion loans related to the 4 mortgage loans with related companion loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" and "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o  the aggregate amount of distributions on the offered certificates;

     o  their yield to maturity;

     o  their rate of principal payments; and

     o  their weighted average lives.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates. As described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement, certain servicing compensation with respect to the AB Mortgage Loans will be deducted from amounts payable to the holder of the related A Note in accordance with the waterfalls in the event a mortgage loan is no longer in default or in certain other circumstances and will not be paid from amounts payable to the holder of the related companion loan.


BALLOON PAYMENTS

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or in the case of 1 mortgage loan at its anticipated repayment date, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

     o  the prevailing interest rates;

     o  the fair market value of the related mortgaged properties;

     o  the borrower's equity in the related mortgaged properties;

     o  the borrower's financial condition;

     o  the operating history and occupancy level of the mortgaged property;

     o  reductions in government assistance/rent subsidy programs;

     o  the tax laws; and

     o  prevailing general and regional economic conditions.

     Seventy-two (72) of the mortgage loans, representing approximately 99.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 5 mortgage loans, representing approximately 29.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 12 to 60 months of their respective terms and 27 mortgage loans, representing approximately 27.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term. One (1) mortgage loan, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have a substantial balance outstanding at its anticipated repayment date.


     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date or anticipated repayment date.


GROUND LEASES AND OTHER LEASEHOLD INTERESTS


     A leasehold interest under a ground lease secures 2 of the mortgage loans, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 2 mortgage loans, representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by a first mortgage lien on a fee interest on a portion of the related mortgaged property and a first mortgage lien on a leasehold interest on the remaining portion of the related mortgaged property.


     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.


     A substantial portion of the mortgaged property securing the mortgage loan identified as Loan No. 09-1001083 on Annex C to this prospectus supplement, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is the subject of a ground lease expiring in 2061 (the "Sunvalley Ground Lease"). In connection with a prior mortgage financing, the ground lessor and the mortgagee of such financing entered into an agreement (the "Mortgagee Protection Agreement"), providing, among other things, for certain leasehold mortgagee protections not provided in the Sunvalley Ground Lease, including the right to receive a new ground lease in the event of a termination of the Sunvalley Ground Lease. The ground lessor has agreed that the Mortgagee Protection Agreement shall inure to the benefit of Archon Financial, L.P. and the trustee. However, in the event that the mortgage is foreclosed, the ground lessor has not confirmed that the benefits of the Mortgagee Protection Agreement would run to a subsequent mortgagee and the Mortgagee Protection Agreement will no longer be in effect. Accordingly, the benefits provided in the Mortgagee Protection Agreement to a mortgagee would not be available to any mortgagee of the purchaser of the mortgaged property at foreclosure (which may be the trustee or the master servicer on its behalf) or any subsequent purchaser of the mortgage loan or the mortgaged property unless the ground lessor entered into a similar agreement with the trustee or any such subsequent purchaser. See "Significant Loan Summaries--Sunvalley Mall--Ground Lease" on Annex B to this prospectus supplement.


     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.


RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. For example, the mortgage loan identified as Loan No. 09-1001081 on Annex C to this prospectus supplement, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgage on one condominium unit in a two-condominium regime. This mortgaged property could only be converted to an alternative use to the extent permission was obtained from the owner of the other condominium unit. See "Significant Loan Summaries--Miami Center--The Property" on Annex B to this prospectus supplement.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.


ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 19.0%, 1.5% and 8.4% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the terrorist attacks in New York City and the Washington, D.C. area on September 11, 2001, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate certain insurance coverage in their policies. Moreover, even insurance policies that provide coverage for acts of terrorism do not cover nuclear, biological or chemical acts.

     In order to assist insurers in the event of terrorist attacks in the future and to help assure the availability of insurance coverage for acts of terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002. Under this act, the federal government shares the risk of loss from future terrorist attacks with the commercial property and casualty insurance industry. Assistance to insurers is in the form of grants for 90% of terrorism-related losses that exceed the applicable insurer deductible, with the assistance capped for each of the three years for which this program is authorized. Under this act, the amount of government assistance is limited and the act expires on December 31, 2005. We cannot assure you that the passage of this act will lower the cost of obtaining terrorism insurance or that subsequent terrorism insurance legislation would be passed after expiration of this act.

     All of the mortgage loans had coverage for terrorism insurance as of the cut-off date.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks. In this respect, see, for example, "Significant Loan Summaries--520 Madison Avenue--Insurance Requirements" on Annex B to this prospectus supplement.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling Agreement--General" in this prospectus supplement.


     In addition, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2003-C1 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer that holds Series 2003-C1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-C1 non-offered certificates or the related companion loans.

     Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See "The Pooling Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the controlling class representative as described in this prospectus supplement. In addition, 4 mortgage loans identified Loan Nos. 09-1001085, 09-1001089, 09-1001087 and 09-0001705 on Annex C to this prospectus supplement, representing approximately 14.3%, 11.2%, 7.3% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are the senior loans in split loan structures with a junior loan that is not included in the trust. The holders of certain of the junior loans will have the right to cure defaults on the related senior loan and to consent to, or consult with, the special servicer with respect to certain specific actions generally involving foreclosure or material modification of the related senior and junior loans. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.


YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling Agreement-- General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot provide assurances that the loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and Annex D to this prospectus supplement for a summary of certain the representations and warranties.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2A, Class A-2B or Class A-3 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X certificates.

     See "Description of the Offered Certificates--Subordination" in this prospectus supplement.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.


BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Offered Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The assets of the trust created pursuant to the Pooling Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of March 1, 2003 (the "Cut-Off Date"), after deducting payments of principal due on such date, of approximately $1,611,350,146 (with respect to each Mortgage Loan, the "Cut-Off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in an office, retail, multifamily, industrial, mixed use or manufactured housing community property (each, a "Mortgaged Property"). The Mortgage Loans are non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets. Except as otherwise indicated, all percentages of the Mortgage Loans described in this prospectus supplement are approximate percentages of the Initial Pool Balance. Furthermore, the descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date are made, and (ii) there are no principal prepayments on or before the Cut-Off Date. All information presented in this prospectus supplement (including LTV's and DSCR's) with respect to a Mortgage Loan with a Companion Loan is calculated without regard to the related Companion Loan, unless otherwise indicated.

     Of the Mortgage Loans to be included in the Trust Fund:

     o Sixty-nine (69) Mortgage Loans (the "Archon Loans"), representing approximately 89.6% of the Initial Pool Balance, were originated by Archon Financial, L.P. ("Archon");

     o Four (4) Mortgage Loans (the "WaMu Loans"); representing approximately 3.2% of the Initial Pool Balance, were originated by Washington Mutual Bank, FA (or its predecessor by merger) ("WaMu"); and

     o One (1) Mortgage Loan (the "Bridgewater Loan"), representing approximately 7.3% of the Initial Pool Balance, was originated jointly by Archon and Commerzbank AG, New York Branch ("Commerzbank").

     The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The Archon Loans and 3 of the WaMu Loans, representing approximately 1.4% of the Initial Pool Balance, were originated for sale to Goldman Sachs Mortgage Company ("GSMC"). GSMC acquired the Archon Loans and the WaMu Loans. The Depositor will acquire the Mortgage Loans from GSMC and, with respect to the Bridgewater Loan, GSMC and Commerzbank (collectively, the "Loan Sellers") on or about March 18, 2003 (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling Agreement.


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Cut-Off Date Balance(1) .............................     $1,611,350,146
Number of Mortgage Loans ....................................                 74
Number of Mortgaged Properties ..............................                 79
Average Mortgage Loan Balance ...............................      $  21,775,002
Weighted Average Mortgage Rate ..............................             5.392%

Range of Mortgage Rates .....................................     4.35% to 7.25%
Weighted Average Remaining Term to Maturity (months)(2) .....        98.4 months
Range of Remaining Terms to Maturity (months)(2) ............       54 months to
                                                                      179 months
Weighted Average DSCR(3) ....................................              2.12x
Range of DSCRs(3) ...........................................     1.14x to 3.37x
Weighted Average LTV(4) .....................................              59.2%
Range of LTVs(4) ............................................     32.2% to 80.1%
Weighted Average LTV at Maturity(5) .........................              53.2%
Percentage of Initial Pool Balance made up of:
Fully Amortizing Loans ......................................               0.4%
Balloon Mortgage Loans ......................................              91.2%
ARD Loan ....................................................               8.4%
Defeasance Loans ............................................              92.6%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of the ARD Loan, this calculation assumes that the Mortgage Loan pays off on its Anticipated Repayment Dates.

(3) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the annual debt service for such Mortgage Loan.

(4) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction).

(5) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date or, with respect to ARD Loan, its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or, with respect to the ARD Loan, Anticipated Repayment Date, is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property is now, will be at maturity or, if applicable, on the Anticipated Repayment Date, equal to or greater than its original appraised value.

     Where a Mortgage Loan is secured by multiple properties, statistical information in this prospectus supplement relating to geographical locations and property types of the Mortgaged Properties is based on the principal balance allocated to such property (each, an "Allocated Loan Amount"). The Allocated Loan Amount, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. In addition, wherever information is presented in this prospectus supplement with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the LTV or DSCR of such Mortgage Loan in the aggregate.

     The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-Off Date, GSMC has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans:


                                MEZZANINE DEBT
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                      AGGREGATE          % OF         INITIAL PRINCIPAL
                                                    CUT-OFF DATE     INITIAL POOL         AMOUNT OF
      LOAN NO.          MORTGAGED PROPERTY NAME        BALANCE          BALANCE        MEZZANINE DEBT
--------------------   -------------------------   --------------   --------------   ------------------
09-1001085 .........   520 Madison Avenue          $231,000,000           14.3           $52,000,000
09-0001665 .........   3 Huntington Quadrangle     $ 44,000,000            2.7           $ 3,500,000

     As of the Cut-Off Date, GSMC has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to certain Mortgage Loans:

    o With respect to 3 Mortgage Loans, identified as Loan No. 09-0001656, 09-0001700 and 09-0001651 on Annex C to this prospectus supplement, representing approximately 1.1%, 0.4% and 0.3%, respectively, of the Initial Pool Balance, the borrower has additional unsecured subordinate debt.

    o With respect to 1 Mortgage Loan, identified as Loan No. 09-0001687 on Annex C to this prospectus supplement, representing approximately 0.8% of the Initial Pool Balance, the borrower is permitted to encumber the Mortgaged Property with a second mortgage lien so long as combined actual debt service coverage is not less than 1.10x and the loan-to-value ratio does not exceed 85%.

    o With respect to 1 Mortgage Loan, identified as Loan No. 09-0001722 on Annex C to this prospectus supplement, representing approximately 1.7% of the Initial Pool Balance, the borrower may incur additional unsecured indebtedness that does not (1) exceed $2,500,000, (2) create a combined LTV of more than 85%, or (3) result in a DSCR of less than 1.10x. Additionally, the borrower may incur unsecured indebtedness to its partners, subject to execution of a subordination and standstill agreement acceptable to the lender.

    o With respect to 1 Mortgage Loan, identified as Loan No. 09-0001710 on Annex C to this prospectus supplement, representing approximately 0.5% of the Initial Pool Balance, ownership interests in the borrower may be pledged to secure debt, subject to an overall cap amount and debt service coverage requirement.

     Certain risks relating to additional debt are described in "Risk Factors--Other Financings" in this prospectus supplement

     DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. All of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur on the first day of each month. No Mortgage Loans have a grace period in excess of 5 days. All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. Sixty-nine (69) Mortgage Loans, representing approximately 89.1% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 5 Mortgage Loans, representing approximately 10.9% of the Initial Pool Balance, accrues interest on the basis of twelve 30-day months, assuming a 360-day year. Five (5) of the Mortgage Loans, representing approximately 29.6% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination. Twenty-seven (27) of the Mortgage Loans, representing approximately 27.4% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. Approximately 99.6% of the Mortgage Loans (by Initial Pool Balance) provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage

Loans (each, a "Balloon Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property without the consent of the mortgagee. Certain of the Mortgage Loans provide that if such consent is required, it may not be unreasonably withheld so long as:

          (i) no event of default has occurred,

          (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

          (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

          (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and

          (v) the assumption fee has been received (which assumption fee will be paid to the Special Servicer, as described in this prospectus supplement and as provided in the Pooling Agreement, and will not be paid to the Certificateholders). Certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee. Certain of the Mortgage Loans also permit transfers for estate planning purposes and transfers of interests in the borrower, so long as no change of control results. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property, subject to the approval of the Controlling Class Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Additionally, certain of the Mortgage Loans may permit the transfer of interests subject to a specified percentage limit, generally 50% or less, and the current direct or indirect owners retaining control. See "Significant Loan Summaries" on Annex B to this prospectus supplement for more information with respect to the transfer provisions for certain of the Mortgage Loans.

     ARD LOAN. One (1) of the Mortgage Loans (the "ARD Loan"), representing approximately 8.4% of the Initial Pool Balance, contains a hyper-amortization feature, which provides that if after a certain date (the "Anticipated Repayment Date"), after the Anticipated Repayment Date the related borrower has not prepaid the ARD Loan in full, any principal outstanding on such date will accrue at an increased rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date is 118 months after the first Due Date for the related ARD Loan. The Revised Rate for the ARD Loan is generally equal to the greater of (x) the sum of (i) the Initial Rate plus (ii) 5% per annum and (y) 5% above the yield (the "Treasury Rate"), calculated by linear interpolation of the yields, of non-callable U.S. Treasury obligations with terms (one longer and one shorter) and maturities most nearly approximating that of the ARD Loan.

     Following the Anticipated Repayment Date, the ARD Loan generally requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows, reserves and expenses required under the related loan documents will be used to accelerate amortization of principal on the ARD Loan (such available cashflow, "Excess Cashflow"). Interest will generally continue to accrue at the Initial Rate on the ARD Loan and be payable on a current basis after the Anticipated Repayment

Date, but the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be paid, together with any interest on that deferred interest, only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the borrower on its Anticipated Repayment Date.

     DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of all but 8 of the Mortgage Loans (the "Defeasance Loans"), representing approximately 92.6% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). In each case, the Defeasance Lock-Out Period ends two years after the Closing Date.

     The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith,
(iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non-callable obligations backed by the full faith and credit of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, or in the case of an ARD Loan, its Anticipated Repayment Date, and (2) in amounts equal to the scheduled payments due (or assumed balloon payment on the ARD Loan) on such dates under the Mortgage Loan or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     One (1) of the Defeasance Loans, representing approximately 1.4% of the Initial Pool Balance and identified on Annex C to this prospectus supplement as Loan No. 09-0001711, which is secured by more than one Mortgaged Property, requires that prior to the release of a related Mortgaged Property (i) 110% of the Allocated Loan Amount for such Mortgaged Property be defeased, provided that in no event will the specified percentage be greater than the outstanding principal balance of the Mortgage Loan and (ii) a minimum debt service coverage ratio test (not less than 1.47x) and loan-to- value ratio test (not more than 80%) be satisfied for the remaining Mortgaged Properties.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the Master Servicer will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     PARTIAL RELEASES. With respect to 1 Mortgage Loan (the "Crow Industrial Portfolio Loan"), representing approximately 2.3% of the Initial Pool Balance and identified on Annex C to this prospectus supplement as Loan No. 09-0001598, the borrower may obtain a release of the lien on a Mortgaged Property after the date that is 4 years after origination by prepaying a portion of the promissory note. This release is subject to certain conditions, including but not limited to (i) payment of all sums then due under the Mortgage Loan other than scheduled interest and principal payments, (ii) no event of default under the mortgage loan then exists, (iii) payment of a release price equal to 125% of the Allocated Loan Amount and (iv) payment of a partial release premium equal to 1% of the release price described in clause (iii).

     See "Risk Factors--Risks Relating to Enforceability of Prepayment Premiums or Defeasance Periods" in this prospectus supplement.

     ESCROWS. Sixty (60) of the Mortgage Loans, representing approximately 34.6% of the Initial Pool Balance, provide for monthly escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

     Fifty-eight (58) of the Mortgage Loans, representing approximately 33.3% of the Initial Pool Balance, provide for monthly escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

     Fifty-three (53) of the Mortgage Loans, representing approximately 44.6% of the Initial Pool Balance, provide for monthly escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

     Thirty (30) of the Mortgage Loans, representing approximately 67.0% of the Initial Pool Balance, that are secured by office, retail, industrial and mixed-use properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail, industrial and mixed-use properties only.

     ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-Off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex C to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

AB MORTGAGE LOANS

     GENERAL. Four (4) of the Mortgage Loans, the Mortgage Loans secured by the Mortgaged Properties identified as Loan Nos. 09-1001085 (the "520 Madison Avenue Loan"), 09-1001089 (the "One North Wacker Loan"), 09-1001087 (the Bridgewater Loan) and 09-0001705 (the "River Walk Loan" and, together with the 520 Madison Avenue Loan, the One North Wacker Loan and the Bridgewater Loan, the "AB Loans") on Annex C to this prospectus supplement, representing approximately 14.3%, 11.2%, 7.3% and 0.2%, respectively, of the Initial Pool Balance, are, in each case, evidenced by one of two notes (or, in the case of the Bridgewater Loan, two of three notes) secured by a single mortgage and a single assignment of leases, with the junior companion loan (each, a "Companion Loan") not being part of the Trust Fund. In the case of each of these Mortgage Loans, the relationships between the Trust Fund, as holder of the applicable Mortgage Loan, and the holders of the Companion Loans are governed by intercreditor agreements. The holder of each Companion Loan (other than the Companion Loan related to the River Walk Loan (the "River Walk Companion Loan") is Teachers Insurance and Annuity Association of America. An unaffiliated third party is the holder of the River Walk Companion Loan. The holders of the Companion Loans may sell their Companion Loan, with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, provided that, following any such sale, certain institutional lenders or other parties named in the related intercreditor agreement continue to hold a controlling interest in the applicable Companion Loan.

     SERVICING PROVISIONS. The Master Servicer and Special Servicer will service and administer the AB Loans and the related Companion Loans pursuant to the Pooling Agreement and the related intercreditor agreement for so long as the AB Loan is part of the trust. The intercreditor agreement for the Bridgewater Loan provides that Teachers Insurance and Annuity Association of America, the holder of the related Companion Loan, will act as the primary servicer of the Bridgewater Loan and the related Companion Loan pursuant to a subservicing agreement to be entered into with the Master Servicer.

     The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the River Walk Loan and the River Walk Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the River Walk Companion Loan in a material manner without the consent of the holder of the River Walk Companion Loan; provided, however, that such consent right will expire when the River Walk Companion Loan holder's right to repurchase the River Walk Loan expires as described in "--Repurchase Rights" below.

     With respect to each Companion Loan other than the River Walk Companion Loan, except during the continuance of a Control Change Period and, subject, in each case, to the requirement that the Master Servicer and the Special Servicer adhere to the Servicing Standards set forth in the Pooling Agreement during the continuance of an event of default under the AB Loan or the Companion Loan and at any time that the AB Loan and the Companion Loan constitute a Specially Serviced Mortgage Loan (or, in connection with the following clauses (6) through (9), at all times), the prior written consent of the holder of the Companion Loan is required with respect to any modification, amendment, consolidation, spreader, restatement or waiver which would (1) change the aggregate principal amount evidenced by the promissory notes or provide for any discounted payoff of the promissory notes, (2) change the interest rate payable under either of the promissory notes, (3) modify the maturity date of the AB Loan or Companion Loan, (4) provide for the payment of any additional interest, additional fees, kicker or similar equity feature in respect of the AB Loan or Companion Loan, (5) change the amount of any payments required under either of the promissory notes or modify any related amortization schedules, (6) change any other monetary or material non-monetary term in the loan agreement in a manner that has an adverse effect on the holder of the Companion Loan, (7) change the timing of payments under either of the promissory notes in a manner that has an adverse effect on the holder of the Companion Loan, (8) release and/or substitute any material collateral, except in accordance with the loan agreement, or (9) permit the transfer of the Mortgaged Property, except in accordance with the loan agreement. A "Control Change Period" is the period during the continuance of (1) any monetary default (unless the holder of the Companion Loan is either curing or intends to cure the monetary default as described under "--Cure Rights" below or has given notice of its intention to purchase the related AB Loan as described under "--Repurchase Rights" below) or
(2) any period during which the Companion Loan Appraised Balance is less than or equal to 25% of the outstanding principal balance of the Companion Loan as calculated pursuant to the related intercreditor agreement. The "Companion Loan Appraised Balance" is the outstanding principal balance of the Companion Loan less any appraisal reductions, in each case, as calculated pursuant to the related intercreditor agreement.

     The holder of each Companion Loan other than the River Walk Companion Loan also has certain consultation rights with respect to the servicing of the related AB Loan, whether or not the AB Loan is subject to a Control Change Period.

     REPURCHASE RIGHTS. In the event that (1) with respect to the River Walk Loan, (i) any payment of principal or interest on the River Walk Loan or the River Walk Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the River Walk Loan or the River Walk Companion Loan has been accelerated, (iii) the principal balance of the River Walk Loan or the River Walk Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the River Walk Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, or (2) with respect to each AB Loan, any default under any applicable AB Loan or its Companion Loan occurs, if the holder of the applicable Companion Loan has failed to cure the default during the period of time permitted under the applicable intercreditor agreement, prior to the Master Servicer's exercising any remedies, the holder of the related Companion Loan will have the right to give notice to the Master Servicer within forty-five days of the conclusion of the applicable cure period of its intention to purchase the applicable AB Loan (or, with respect to the River Walk Loan, 30 days after its receipt of a repurchase option notice). After giving its notice, the holder of the applicable Companion Loan will be required to purchase the applicable AB Loan for an amount generally equal to the outstanding principal balance of the AB Loan, plus accrued and unpaid interest (with certain additional adjustments described in each intercreditor agreement).

     CURE RIGHTS. With respect to each AB Loan other than the River Walk Loan, if there is a default under the AB Loan or its Companion Loan, prior to exercising any remedies, the Master Servicer will be required to send notice of the default to the holder of the Companion Loan and the holder of the Companion Loan will be permitted to cure the default if its cure is completed (1) in the case of a default involving the payment of principal or interest, within five (or, in the case of the Bridgewater Loan, three) business days, (2) in the case of any other monetary default, within ten business days, and (3) in the case of any non-monetary default, within thirty days (or, if the holder is diligently curing the default, within ninety days); provided that, in the case of defaults of the type described in clause (1), the holder will only be permitted to exercise its cure rights six (or, in the case of the Bridgewater Loan, five) times in any twelve month period.


     APPLICATION OF PAYMENTS.

     RIVER WALK LOAN. With respect to the River Walk Loan, prior to the occurrence and after any cure of (i) the acceleration of the River Walk Loan or the River Walk Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the River Walk Companion Loan. Any escrow and reserve payments required in respect of the River Walk Loan or the River Walk Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of (i) the acceleration of the River Walk Loan or the River Walk Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, payments and proceeds on the River Walk Loan and the River Walk Companion Loan (after reimbursement or payment to the Master Servicer, Special Servicer or Trustee of any unreimbursed costs and expenses paid by such entity and accrued and unpaid servicing fees) will generally be paid (a) first to the Trust Fund, in an amount equal to (1) interest due with respect to the River Walk Loan, (2) the principal balance of the River Walk Loan until paid in full and (3) any prepayment premium, to the extent actually paid and allocable to the River Walk Loan and (b) then to the holder of the River Walk Companion Loan, up to the amount of (1) any unreimbursed costs and expenses paid by the holder of the River Walk Companion Loan, (2) interest due with respect to the River Walk Companion Loan, (3) the principal balance of the River Walk Companion Loan until paid in full and (4) any prepayment premium, to the extent actually paid and allocable to the River Walk Companion Loan.

     520 MADISON AVENUE LOAN, ONE NORTH WACKER LOAN AND BRIDGEWATER LOAN. Prior to the occurrence and continuance of (i) the acceleration of the AB Loan or the related Companion Loan, (ii) a monetary event of default that is not being cured by the holder of the related Companion Loan, or (iii) the AB Loan and the related Companion Loan becoming a Specially Serviced Mortgage Loan (or if such Mortgage Loan is no longer a Specially Serviced Mortgage Loan), payments and proceeds on each AB Loan and its related Companion Loan (after reimbursement or payment to the Master Servicer, Special Servicer or Trustee of any unreimbursed costs and expenses paid and Advances made by such entity and accrued and unpaid servicing fees) will generally be paid first pro rata to the Trust Fund and the holder of the Companion Loan in an amount equal to accrued and unpaid interest due, less in each case, their pro rata share of the Servicing Fees and additional Trust Fund expenses (other than any fees of the Special Servicer which result from the AB Loan and Companion Loan having previously been a Specially Serviced Mortgage Loan, provided that such fees do not exceed 1% of each collection of principal and interest received on the AB Loan and Companion Loan and do not continue during any period that the AB Loan and Companion Loan are again a Specially Serviced Mortgage Loan ("Rehabilitation Fees")) and less, in the case of the AB Loan, Trustee Fees, and, in the case of the Companion Loan, any Rehabilitation Fees and then pro rata to the Trust Fund and the holder of the Companion Loan (except that casualty and condemnation proceeds will be disbursed first in respect of the applicable AB Loan, until the AB Loan is paid in full, and then to the holder of the Companion Loan).

     Following the occurrence and continuance of (i) the acceleration of the AB Loan or the related Companion Loan, (ii) a monetary event of default that is not being cured by the holder of the related Companion Loan, or (iii) the AB Loan and the related Companion Loan becoming a Specially Serviced Mortgage Loan, payments and proceeds on each AB Loan and its related Companion Loan (after reimbursement or payment to the Master Servicer, Special Servicer or Trustee of any unreimbursed costs and expenses paid or Advances made by such entity and accrued and unpaid servicing fees) will generally be paid in the following priority (i) to the Trust Fund, in an amount equal to (1) accrued and unpaid interest with respect to the AB Loan, less Trustee Fees and, in the case of the Bridgewater Loan and the One North Wacker Loan, its pro rata share of any fees of the Master Servicer and (2) the principal balance of the AB Loan until paid in full (or due and owing if no event of default has occurred or the holder of the Companion Loan is curing the event of default), (ii) to the holder of the Companion Loan, in the amount of (1) accrued and unpaid interest with respect to the Companion Loan less any additional Trust Fund expenses including all fees of the Special Servicer) and its pro rata share (or, in the case of the 520 Madison Avenue Loan, all) of the fees of the Master Servicer and (2) the principal balance of the Companion Loan until paid in full (or due and owing if no event of default has occurred or the holder of the Companion Loan is curing the event of default), (iii) if no event of default has occurred or the holder of the Companion Loan is curing the event of default, all amounts received in respect of casualty and condemnation proceeds first to the Trust Fund until the principal balance of the AB Loan has been reduced to zero and then the holder of the Companion Loan until the principal balance of the Companion Loan has been reduced to zero, (iv) to the Trust Fund in an amount equal to any prepayment premium, to the extent actually paid and allocable to the AB Loan, (v) to the Trust Fund in an amount equal to any default interest owed on the AB Loan, (vi) to the holder of the Companion Loan in an amount equal to any prepayment premium, to the extent actually paid and allocable to the Companion Loan, (vii) to the holder of the Companion Loan in an amount equal to any default interest owed on the Companion Loan, (ix) in the case of the 520 Madison Avenue Loan and the Bridgewater Loan, if no event of default is continuing, an amount equal to any voluntary prepayment of the Companion Loan occurring simultaneously with a defeasance in full of the AB Loan, together with any prepayment premium, to the extent actually paid and allocable to the Companion Loan, (x) to the holder of the Companion Loan to reimburse it for any costs and expenses, and (xi) any remaining amounts pro rata to the Trust Fund and the holder of the Companion Loan.

     Amounts payable to the Trust Fund as holder of each AB Loan pursuant to the related intercreditor agreement will be included in the Available Funds for each Distribution Date to the extent described in this prospectus supplement.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Pursuant to the related Mortgage Loan purchase agreement, each Loan Seller will make certain representations and warranties concerning the Mortgage Loans (or portion of the Mortgage Loans) it sells to the Depositor. If there is a breach of any representation or warranty or a document defect that materially and adversely affects the value of the related Mortgage Loan, the related Mortgaged Property or the interests of the trust in the related Mortgaged Property or of any Certificateholder, the applicable Loan Seller will be required, not later than ninety (90) days from receipt of notice of the breach or document defect to (i) cure the defect, (ii) repurchase the affected
Mortgage Loan or (iii) during the first two years after the Closing Date, substitute a replacement Mortgage Loan for such affected Mortgage Loan and pay any substitution shortfall amount. If the breach or defect relates to the Bridgewater Loan, GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the portion of the Bridgewater Loan sold by them (60% in the case of GSMC and 40% in the case of Commerzbank). If any such breach or defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the Mortgage Loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the applicable Loan Seller will have an additional period, as set forth in the Pooling Agreement, to cure such breach or defect. The sole remedy available to the Trustee or the Certificateholders is the obligation of the applicable Loan Seller to cure, substitute or repurchase any Mortgage Loan in the event of such a breach. Each Loan Seller will make certain representations and warranties with respect to the Mortgage Loans it sells to the Depositor, including but not limited to the representations and warranties set forth in Annex D to this prospectus supplement subject to certain exceptions specified in the related Mortgage Loan purchase agreement.

     Instead of repurchasing a Mortgage Loan, a Loan Seller is permitted, subject to approval by the Controlling Class Representative, for two years following the Closing Date, to substitute a new replacement Mortgage Loan for the affected Mortgage Loan. To qualify as a replacement Mortgage Loan, the replacement Mortgage Loan must have financial terms substantially similar to the deleted Mortgage Loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted Mortgage Loan;

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     o  be a fixed-rate mortgage loan;

     o have a remaining term to stated maturity of not greater than, and not more than two years less than, the deleted mortgage loan; and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the Loan Seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.


UNDERWRITING GUIDELINES

     GENERAL. The Loan Sellers have implemented guidelines establishing certain procedures with respect to underwriting mortgage loans originated by or on behalf of the Loan Sellers, as described more fully below. GSMC purchased 1 Mortgage Loan, representing approximately 1.7% of the Initial Pool Balance, from WaMu and this Mortgage Loan was also underwritten generally in accordance with the guidelines. The Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans.

     PROPERTY ANALYSIS. The Originators perform, or cause to be performed, site inspections to evaluate the location and quality of each mortgaged property. Such inspections generally include an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originators also assess the submarket in which the property is located, which includes evaluating competitive or comparable properties as well as market trends. In addition, the Originators evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

     CASH FLOW ANALYSIS. The Originators review operating statements provided by the borrower and make adjustments in order to determine the debt service coverage ratio. See "--Certain Characteristics of the Mortgage Loans" above.

     APPRAISAL AND LOAN-TO-VALUE RATIO. For each mortgaged property, the Originators obtain a current narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The Originators determine the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal. With respect to certain of the Mortgage Loans, an updated appraisal was obtained in connection with this transaction.

     EVALUATION OF BORROWER. The Originators evaluate the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties.

The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and the Originators review the organizational documents of the borrower to verify compliance with this requirement. Finally, although the mortgage loans generally are non-recourse in nature, in certain circumstances under certain loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originators evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     ENVIRONMENTAL REPORT. The Originators obtain a current or updated Phase I for each mortgaged property prepared by a qualified environmental firm approved by the Originators. The Originators or their designated agents review the Phase I to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I identifies such violations, the Originator requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation generally within twelve months (except with respect to de minimis amounts).

     PHYSICAL ASSESSMENT REPORT. The Originators obtain a current physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm approved by the Originators. The Originators review the PAR to verify that the mortgaged property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originators require the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, if the costs were material, to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months of origination.

     TITLE INSURANCE POLICY. The borrower is required to provide, and the Originators or its counsel review, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount at least equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on the most current standard policy form (or other policy form, if the Originator's counsel determines such policy form to be more favorable than the most current policy form) of the American Land Title Association ("ALTA") or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     PROPERTY INSURANCE. The borrower is required to provide, and the Originators review, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance; and (5) such other coverage as the Originators may require based on the specific characteristics of the mortgaged property.

     ESCROW REQUIREMENTS. The Originators require substantially all borrowers to fund various escrows for taxes and insurance, replacement reserves, environmental remediation and capital expenditures in excess of available cash flow, although in certain circumstances the reserves may be conditioned upon the occurrence of an event such as an event of default under the mortgage loan or the failure to meet a cash flow or debt service coverage ratio test.

     UNDERWRITING OF THE MORTGAGE LOANS. In underwriting each Mortgage Loan in connection with the origination or acquisition of the Mortgage Loan, income information provided by the borrower was examined by the Originator. In addition, the operating history of the Mortgaged Property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Originator's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, adjustments in the calculation of the components of net cash flow. In connection with the underwriting, net operating income was based upon information provided by the borrower. In certain cases, the applicable Originator or the borrower engaged independent accountants to review or perform certain procedures to verify such information, however, neither the Loan Sellers nor the Depositor makes any representation as to the accuracy of such information.


ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 22 classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, and the Class A-3 Certificates (collectively, the "Class A Certificates"), the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class S Certificates, the Class R Certificates and the Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B and Class C Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (together with the Class R Certificates, the "Residual Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO Property"); (iii) all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"); (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans; (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 10%):

                                        INITIAL CERTIFICATE PRINCIPAL
                      CLASS               AMOUNT OR NOTIONAL AMOUNT
             ------------------------- ------------------------------
             Class A-1 ...............         $  123,013,000
             Class A-2A ..............         $  420,045,000
             Class A-2B ..............         $  182,019,000
             Class A-3 ...............         $  676,797,000
             Class X .................         $1,611,350,145
             Class B .................         $   54,383,000
             Class C .................         $   16,113,000
             Class D .................         $   12,085,000
             Class E .................         $   18,127,000
             Class F .................         $   12,085,000
             Class G .................         $   20,141,000
             Class H .................         $   12,085,000
             Class J .................         $   12,085,000

                                     INITIAL CERTIFICATE PRINCIPAL
                     CLASS             AMOUNT OR NOTIONAL AMOUNT
             ----------------------  -----------------------------
             Class K ..............           $12,085,000
             Class L ..............           $ 8,056,000
             Class M ..............           $ 6,042,000
             Class N ..............           $ 6,042,000
             Class O ..............           $ 2,014,000
             Class P ..............           $ 4,028,000
             Class S ..............           $14,105,145


     The "Certificate Principal Amount" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class.


     The Class X Certificates will not have a Certificate Principal Amount. Class X will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the Class X Certificates will, for purposes of distributions on each Distribution Date, equal the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.


DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if such day is not a day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in April 2003 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (such date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Collection Account, the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

       (1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

       (2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

       (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

       (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

       (5) Excess Interest;

       (6) all yield maintenance charges and prepayment premiums;

       (7) all amounts deposited in the Collection Account in error; and

       (8) any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

     (z) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2003, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

     "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of the Mortgage Loan (or relevant portion of the Mortgage Loan) as of the date of purchase, (ii) all accrued and unpaid interest on the Mortgage Loan (or relevant portion of the Mortgage Loan) at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period during which the repurchase occurs, (iii) all related Property Advances (to the extent not reimbursed by or on behalf of the related borrower) plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to the Mortgage Loan (or relevant portion of the Mortgage Loan) and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement. If the applicable Loan Seller repurchases a Mortgage Loan after more than 180 days following its receipt of notice of a the breach giving rise to the repurchase obligation, the applicable Loan Seller will be required to pay a 1% liquidation fee.

     "Determination Date" with respect to any Distribution Date is the 1st day in the calendar month.

     "Excess Rate" with respect to the ARD Loan is the excess of the related Revised Rate over the related Initial Rate.

     "Excess Interest" with respect to the ARD Loan is the interest accrued at the related Excess Rate in respect of the ARD Loan, plus interest on such interest, to the extent permitted by applicable law, at the related Revised Rate.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

       The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 2.9040%.

       The Pass-Through Rate on the Class A-2A Certificates is a per annum rate equal to 3.5900%.

       The Pass-Through Rate on the Class A-2B Certificates is a per annum rate equal to 4.2950%.

       The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.6080%.

       The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.7330%.

       The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 4.7530%.

       The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 4.7730%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 4.8220%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 4.8910%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.3090%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.3090%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.3090%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class S Certificates is a per annum rate equal to 4.6800%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Cost Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Withheld Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-Off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

       (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

       (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

       (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

       (iv) the Principal Shortfall, if any, for such Distribution Date.

     The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

     The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

          First, pro rata, in respect of interest, to the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

          Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts: first, to the Class A-1 Certificates, second, to the Class A-2A Certificates, third to the Class A-2B Certificates and fourth to the Class A-3 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount of such Certificates and (ii) the Principal Distribution Amount for such Distribution Date (less, in the case of the Class A-2A Certificates, the portion of such Principal Distribution Amount distributed on the Class A-1 Certificates, less in the case of Class A-2B Certificates, the portion of such Principal Distribution Amount distributed on the Class A-1 and Class A-2A Certificates, less in the case of the case of Class A-3 Certificates, the portion of such Principal Distribution Amount distributed on the Class A-1, Class A-2A and Class A-2B Certificates);

          Third, to the Class A-1, Class A-2A, Class A-2B and the Class A-3 Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fifth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Sixth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eighth, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Ninth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eleventh, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twelfth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fourteenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Seventeenth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Eighteenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twentieth, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-first, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-third, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-fourth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-sixth, to the Class J Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-seventh, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-ninth, to the Class K Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirtieth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-second, to the Class L Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-third, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-fifth, to the Class M Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-sixth, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-eighth, to the Class N Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-ninth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-first, to the Class O Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-second, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-fourth, to the Class P Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-fifth, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-sixth, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-seventh, to the Class S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-eighth, to the Class S Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-ninth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates) is reduced to zero, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective Certificate Principal Amounts), among the Classes of the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates without regard to the priorities set forth above.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected during the related Collection Period are required to be distributed to the holders of the Classes of Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class S or Residual Certificates. Instead, after the Certificate Principal Amount of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the prospectus.

     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent Realized Losses have been allocated to Classes of Certificates that include the Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation Proceeds" are the excess of:

     o proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over

     o the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute any Excess Interest received during the related Collection Period, to the holders of the Class S Certificates. No other class of Certificates will be entitled to any distributions in respect of Excess Interest.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class S Certificates; second, to the Class P

Certificates; third, to the Class O Certificates; fourth, to the Class N Certificates; fifth, to the Class M Certificates; sixth, to the Class L Certificates; seventh, to the Class K Certificates; eighth, to the Class J Certificates; ninth, to the Class H Certificates; tenth, to the Class G Certificates; eleventh, to the Class F Certificates; twelfth, to the Class E Certificates; thirteenth, to the Class D Certificates; fourteenth, to the Class C Certificates; fifteenth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates to which Realized Losses have been allocated in order of their seniority.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Regular Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

     PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Excess Prepayment Interest Shortfall" will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the Class R and Class LR Certificates), in accordance with their respective Interest Accrual Amounts for that Distribution Date).

     The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the Mortgage Loans for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each and every Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection Period and (b) all Prepayment Interest Excesses.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2A, Class A-2B, Class A-3 and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the Class S Certificates; second, to the Class P Certificates; third, to the Class O Certificates; fourth, to the Class N Certificates; fifth, to the Class M Certificates; sixth, to the Class L Certificates; seventh, to the Class K Certificates; eighth, to the Class J Certificates; ninth, to the Class H Certificates; tenth, to the Class G Certificates; eleventh, to the Class F Certificates; twelfth, to the Class E Certificates; thirteenth, to the Class D Certificates; fourteenth, to the Class C Certificates; fifteenth, to the Class B Certificates and, finally, to the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     o the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan by the Special Servicer,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments or the balloon payment on the Mortgage Loan (or 150 days following a default on a balloon payment, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative); provided that the borrower continues to make a Monthly Payment;

     o the date on which a receiver is appointed and continues in that capacity for a Mortgaged Property securing the Mortgage Loan,

     o the 60th day following the bankruptcy or similar proceeding of the borrower, and

     o the date on which a Mortgaged Property securing the Mortgage Loan becomes an REO Property.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 30 days of an Appraisal Reduction Event with respect to a Mortgage Loan, or longer period if the Special Servicer is diligently and in good faith proceeding to obtain the appraisal, the Special Servicer is required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

     On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed be an amount, calculated as of the

Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, and (ii) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class S Certificates, then to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates. See "The Pooling Agreement--Advances" in this prospectus supplement.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct an desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine, the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan.

     Any Mortgage Loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.


DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a "Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, societe anonyme ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.


BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the

Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates ("Certificate Owners"). Except as otherwise provided under the "The Pooling Agreement--Reports to Certificateholders; Available Information," Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR Certificates) in reverse alphabetical order.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate, in the case of the ARD Loan, and the application of Excess Cashflow, if applicable, to prepay the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cashflow is applied to reduce principal of the ARD Loan after its Anticipated Repayment Date, there can be no assurance that the ARD Loan will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 10, 2040, the first Distribution Date after the 24th month following the end of the stated amortization term for the Mortgage Loan that, as of the Cut-Off Date, will have the longest remaining amortization term.


WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex C to this prospectus supplement, and are based on the following additional assumptions ("Modeling Assumptions"):
(i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), or in accordance with a prepayment scenario in which prepayments in full occur, after expiration of any applicable lock-out period, defeasance and yield maintenance options, with the ARD Loan paying in full on its Anticipated Repayment Date, (ii) there are no delinquencies, (iii) scheduled interest and principal payments on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR or in accordance with the prepayment scenario set forth in the tables, (iv) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (v) no prepayment premiums or yield maintenance charges are collected, (vi) no party exercises its right of optional termination of the Trust Fund described in this prospectus supplement, (vii) no Mortgage Loan is required to be purchased from the Trust Fund, (viii) the Administrative Cost Rate for each Mortgage Loan is the rate set forth on Annex C with respect to each Mortgage Loan, (ix) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered Certificates, (x) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in April 2003, (xi) the Certificates will be issued on March 18, 2003, (xii) no balloon payment is extended beyond its maturity date and (xiii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-6 in this prospectus supplement (including any applicable footnotes).

     The weighted average life of any Class A-1, Class A-2A, Class A-2B, Class A-3, Class B or Class C Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates-- Distributions--Payment Priorities" in this prospectus supplement.


     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B and/or Class C Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate

Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Initial ..................................      100%         100%         100%         100%         100%
March 10, 2004 ...........................       92%          92%          92%          92%          92%
March 10, 2005 ...........................       82%          82%          82%          82%          82%
March 10, 2006 ...........................       71%          71%          71%          71%          71%
March 10, 2007 ...........................       56%          56%          56%          56%          56%
March 10, 2008 and
 thereafter ..............................        0%           0%           0%           0%           0%
Weighted Average Life (in years) .........     3.50         3.49         3.48         3.46         3.37
First Principal Payment Date .............   Apr 2003     Apr 2003     Apr 2003     Apr 2003     Apr 2003
Last Principal Payment Date ..............   Sep 2007     Sep 2007     Sep 2007     Sep 2007     Jun 2007


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
               THE CLASS A-2A CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Initial ..................................      100%         100%         100%         100%         100%
March 10, 2004 ...........................      100%         100%         100%         100%         100%
March 10, 2005 ...........................      100%         100%         100%         100%         100%
March 10, 2006 ...........................      100%         100%         100%         100%         100%
March 10, 2007 ...........................      100%         100%         100%         100%         100%
March 10, 2008 and
 thereafter ..............................        0%           0%           0%           0%           0%
Weighted Average Life (in years) .........     4.80         4.79         4.78         4.75         4.56
First Principal Payment Date .............   Sep 2007     Sep 2007     Sep 2007     Sep 2007     Jun 2007
Last Principal Payment Date ..............   Mar 2008     Mar 2008     Mar 2008     Mar 2008     Mar 2008

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
               THE CLASS A-2B CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Initial ..................................      100%         100%         100%         100%         100%
March 10, 2004 ...........................      100%         100%         100%         100%         100%
March 10, 2005 ...........................      100%         100%         100%         100%         100%
March 10, 2006 ...........................      100%         100%         100%         100%         100%
March 10, 2007 ...........................      100%         100%         100%         100%         100%
March 10, 2008 ...........................      100%         100%         100%         100%         100%
March 10, 2009 ...........................       87%          87%          87%          87%          87%
March 10, 2010 ...........................       64%          64%          64%          64%          64%
March 10, 2011 ...........................       52%          52%          52%          52%          52%
March 10, 2012 ...........................       28%          26%          25%          22%           9%
March 10, 2013 and
 thereafter ..............................        0%           0%           0%           0%           0%
Weighted Average Life (in years) .........     7.78         7.76         7.75         7.74         7.64
First Principal Payment Date .............   Mar 2008     Mar 2008     Mar 2008     Mar 2008     Mar 2008
Last Principal Payment Date ..............   Aug 2012     Jul 2012     Jun 2012     May 2012     May 2012


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Initial ..................................      100%         100%         100%         100%         100%
March 10, 2004 ...........................      100%         100%         100%         100%         100%
March 10, 2005 ...........................      100%         100%         100%         100%         100%
March 10, 2006 ...........................      100%         100%         100%         100%         100%
March 10, 2007 ...........................      100%         100%         100%         100%         100%
March 10, 2008 ...........................      100%         100%         100%         100%         100%
March 10, 2009 ...........................      100%         100%         100%         100%         100%
March 10, 2010 ...........................      100%         100%         100%         100%         100%
March 10, 2011 ...........................      100%         100%         100%         100%         100%
March 10, 2012 ...........................      100%         100%         100%         100%         100%
March 10, 2013 and
 thereafter ..............................        0%           0%           0%           0%           0%
Weighted Average Life (in years) .........     9.69         9.67         9.64         9.59         9.35
First Principal Payment Date .............   Aug 2012     Jul 2012     Jun 2012     May 2012     May 2012
Last Principal Payment Date ..............   Jan 2013     Jan 2013     Jan 2013     Jan 2013     Oct 2012

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Initial ..................................      100%         100%         100%         100%         100%
March 10, 2004 ...........................      100%         100%         100%         100%         100%
March 10, 2005 ...........................      100%         100%         100%         100%         100%
March 10, 2006 ...........................      100%         100%         100%         100%         100%
March 10, 2007 ...........................      100%         100%         100%         100%         100%
March 10, 2008 ...........................      100%         100%         100%         100%         100%
March 10, 2009 ...........................      100%         100%         100%         100%         100%
March 10, 2010 ...........................      100%         100%         100%         100%         100%
March 10, 2011 ...........................      100%         100%         100%         100%         100%
March 10, 2012 ...........................      100%         100%         100%         100%         100%
March 10, 2013 and
 thereafter ..............................        0%           0%           0%           0%           0%
Weighted Average Life (in years) .........     9.81         9.81         9.81         9.81         9.56
First Principal Payment Date .............   Jan 2013     Jan 2013     Jan 2013     Jan 2013     Oct 2012
Last Principal Payment Date ..............   Jan 2013     Jan 2013     Jan 2013     Jan 2013     Oct 2012


           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Initial ..................................      100%         100%         100%         100%         100%
March 10, 2004 ...........................      100%         100%         100%         100%         100%
March 10, 2005 ...........................      100%         100%         100%         100%         100%
March 10, 2006 ...........................      100%         100%         100%         100%         100%
March 10, 2007 ...........................      100%         100%         100%         100%         100%
March 10, 2008 ...........................      100%         100%         100%         100%         100%
March 10, 2009 ...........................      100%         100%         100%         100%         100%
March 10, 2010 ...........................      100%         100%         100%         100%         100%
March 10, 2011 ...........................      100%         100%         100%         100%         100%
March 10, 2012 ...........................      100%         100%         100%         100%         100%
March 10, 2013 and
 thereafter ..............................        0%           0%           0%           0%           0%
Weighted Average Life (in years) .........     9.81         9.81         9.81         9.81         9.56
First Principal Payment Date .............   Jan 2013     Jan 2013     Jan 2013     Jan 2013     Oct 2012
Last Principal Payment Date ..............   Jan 2013     Jan 2013     Jan 2013     Jan 2013     Oct 2012

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described under "--Weighted Average Life of the Offered Certificates" above) and the period during which principal payments would be received with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including March 1, 2003 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.


     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                           0% CPR DURING LOCKOUT, DEFEASANCE,
                                                        YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                                                               OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------------
             ASSUMED PRICE                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   -----------
99.375 ...............................       3.092%         3.092%         3.093%         3.093%         3.098%
99.500 ...............................       3.053%         3.053%         3.054%         3.054%         3.058%
99.625 ...............................       3.015%         3.015%         3.015%         3.015%         3.018%
99.750 ...............................       2.976%         2.976%         2.976%         2.977%         2.978%
99.875 ...............................       2.938%         2.938%         2.938%         2.938%         2.938%
100.000 ..............................       2.899%         2.899%         2.899%         2.899%         2.899%
100.125 ..............................       2.861%         2.861%         2.861%         2.860%         2.859%
100.250 ..............................       2.823%         2.823%         2.822%         2.822%         2.819%
100.375 ..............................       2.785%         2.784%         2.784%         2.783%         2.780%
100.500 ..............................       2.747%         2.746%         2.746%         2.745%         2.741%
100.625 ..............................       2.709%         2.708%         2.708%         2.706%         2.701%

Weighted Average Life (yrs.) .........        3.50           3.49           3.48           3.46           3.37
First Principal Payment Date .........      Apr-03         Apr-03         Apr-03         Apr-03         Apr-03
Last Principal Payment Date ..........      Sep-07         Sep-07         Sep-07         Sep-07         Jun-07

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2A CERTIFICATES AT THE SPECIFIED
                                     CPRS

                                                           0% CPR DURING LOCKOUT, DEFEASANCE,
                                                        YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                                                               OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------------
             ASSUMED PRICE                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   -----------
99.875 ...............................      3.625%         3.625%         3.625%         3.625%         3.625%
100.000 ..............................      3.596%         3.596%         3.596%         3.596%         3.595%
100.125 ..............................      3.567%         3.567%         3.567%         3.567%         3.565%
100.250 ..............................      3.539%         3.539%         3.538%         3.538%         3.535%
100.375 ..............................      3.510%         3.510%         3.510%         3.509%         3.505%
100.500 ..............................      3.481%         3.481%         3.481%         3.480%         3.475%
100.625 ..............................      3.453%         3.453%         3.452%         3.451%         3.445%
100.750 ..............................      3.424%         3.424%         3.423%         3.423%         3.415%
100.875 ..............................      3.396%         3.395%         3.395%         3.394%         3.385%
101.000 ..............................      3.367%         3.367%         3.366%         3.365%         3.355%
101.125 ..............................      3.339%         3.338%         3.338%         3.336%         3.325%

Weighted Average Life (yrs.) .........       4.80           4.79           4.78           4.75           4.56
First Principal Payment Date .........     Sep-07         Sep-07         Sep-07         Sep-07         Jun-07
Last Principal Payment Date ..........     Mar-08         Mar-08         Mar-08         Mar-08         Mar-08


     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2B CERTIFICATES
                              AT THE SPECIFIED CPRS

                                                           0% CPR DURING LOCKOUT, DEFEASANCE,
                                                        YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                                                               OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------------
             ASSUMED PRICE                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   -----------
99.875 ...............................       4.336%         4.336%         4.336%         4.336%         4.336%
100.000 ..............................       4.317%         4.317%         4.317%         4.317%         4.317%
100.125 ..............................       4.298%         4.298%         4.298%         4.298%         4.297%
100.250 ..............................       4.278%         4.278%         4.278%         4.278%         4.278%
100.375 ..............................       4.259%         4.259%         4.259%         4.259%         4.258%
100.500 ..............................       4.240%         4.240%         4.240%         4.239%         4.239%
100.625 ..............................       4.221%         4.221%         4.220%         4.220%         4.219%
100.750 ..............................       4.202%         4.201%         4.201%         4.201%         4.200%
100.875 ..............................       4.182%         4.182%         4.182%         4.182%         4.180%
101.000 ..............................       4.163%         4.163%         4.163%         4.163%         4.161%
101.125 ..............................       4.144%         4.144%         4.144%         4.143%         4.141%

Weighted Average Life (yrs.) .........        7.78           7.76           7.75           7.74           7.64
First Principal Payment Date .........      Mar-08         Mar-08         Mar-08         Mar-08        Mar-08
Last Principal Payment Date ..........      Aug-12         Jul-12         Jun-12         May-12        May-12

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                           0% CPR DURING LOCKOUT, DEFEASANCE,
                                                        YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                                                               OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------------
             ASSUMED PRICE                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   -----------
99.875 ...............................       4.654%         4.654%         4.654%         4.654%         4.654%
100.000 ..............................       4.637%         4.637%         4.637%         4.637%         4.637%
100.125 ..............................       4.621%         4.621%         4.621%         4.621%         4.620%
100.250 ..............................       4.605%         4.605%         4.605%         4.604%         4.603%
100.375 ..............................       4.589%         4.588%         4.588%         4.588%         4.587%
100.500 ..............................       4.572%         4.572%         4.572%         4.572%         4.570%
100.625 ..............................       4.556%         4.556%         4.556%         4.555%         4.553%
100.750 ..............................       4.540%         4.540%         4.540%         4.539%         4.537%
100.875 ..............................       4.524%         4.524%         4.523%         4.523%         4.520%
101.000 ..............................       4.508%         4.507%         4.507%         4.507%         4.504%
101.125 ..............................       4.492%         4.491%         4.491%         4.490%         4.487%

Weighted Average Life (yrs.) .........        9.69           9.67           9.64           9.59           9.35
First Principal Payment Date .........      Aug-12         Jul-12         Jun-12         May-12         May-12
Last Principal Payment Date ..........      Jan-13         Jan-13         Jan-13         Jan-13         Oct-12


     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                           0% CPR DURING LOCKOUT, DEFEASANCE,
                                                        YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                                                               OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------------
             ASSUMED PRICE                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   -----------
99.875 ...............................       4.781%         4.781%         4.781%         4.781%         4.781%
100.000 ..............................       4.765%         4.765%         4.765%         4.765%         4.764%
100.125 ..............................       4.748%         4.748%         4.748%         4.748%         4.748%
100.250 ..............................       4.732%         4.732%         4.732%         4.732%         4.731%
100.375 ..............................       4.716%         4.716%         4.716%         4.716%         4.715%
100.500 ..............................       4.700%         4.700%         4.700%         4.700%         4.698%
100.625 ..............................       4.684%         4.684%         4.684%         4.684%         4.682%
100.750 ..............................       4.667%         4.667%         4.667%         4.667%         4.665%
100.875 ..............................       4.651%         4.651%         4.651%         4.651%         4.649%
101.000 ..............................       4.635%         4.635%         4.635%         4.635%         4.632%
101.125 ..............................       4.619%         4.619%         4.619%         4.619%         4.616%

Weighted Average Life (yrs.) .........        9.81           9.81           9.81           9.81           9.56
First Principal Payment Date .........      Jan-13         Jan-13         Jan-13         Jan-13         Oct-12
Last Principal Payment Date ..........      Jan-13         Jan-13         Jan-13         Jan-13         Oct-12

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                           0% CPR DURING LOCKOUT, DEFEASANCE,
                                                        YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                                                               OTHERWISE AT INDICATED CPR
                                         -----------------------------------------------------------------------
             ASSUMED PRICE                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   -----------
99.875 ...............................       4.801%         4.801%         4.801%         4.801%         4.801%
100.000 ..............................       4.785%         4.785%         4.785%         4.785%         4.785%
100.125 ..............................       4.769%         4.769%         4.769%         4.769%         4.768%
100.250 ..............................       4.752%         4.752%         4.752%         4.752%         4.751%
100.375 ..............................       4.736%         4.736%         4.736%         4.736%         4.735%
100.500 ..............................       4.720%         4.720%         4.720%         4.720%         4.718%
100.625 ..............................       4.704%         4.704%         4.704%         4.704%         4.702%
100.750 ..............................       4.688%         4.688%         4.688%         4.688%         4.685%
100.875 ..............................       4.672%         4.672%         4.672%         4.672%         4.669%
101.000 ..............................       4.656%         4.656%         4.656%         4.656%         4.653%
101.125 ..............................       4.639%         4.639%         4.639%         4.639%         4.636%

Weighted Average Life (yrs.) .........        9.81           9.81           9.81           9.81           9.56
First Principal Payment Date .........      Jan-13         Jan-13         Jan-13         Jan-13         Oct-12
Last Principal Payment Date ..........      Jan-13         Jan-13         Jan-13         Jan-13         Oct-12

     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

                             THE POOLING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 2003 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Companion Loans) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer out of the Servicing Fee for each subserviced mortgage loan. Except in certain limited circumstances set forth in the Pooling Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.

     The Master Servicer will be required to service and administer the Mortgage Loans and the related Companion Loans, as a collective whole (as determined by the Master Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling Agreement, the related intercreditor agreements and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling Agreement; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, but without regard to:

    o any relationship that the Master Servicer or any of its affiliates, may have with the related borrower,

    o the ownership of any Certificate, mezzanine loan or Companion Loan by the Master Servicer or by any of its affiliates,

    o  the Master Servicer's obligation to make Advances,

    o the right of the Master Servicer (or any affiliate) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the Mortgage Loans and the related Companion Loans, as a collective whole for which it is responsible in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loan documents and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers similar commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any affiliate thereof, any Loan Seller or any other party to the Pooling Agreement;

          (B) the ownership of any Certificate, mezzanine loan or Companion Loan by the Special Servicer or any of its affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as "Special Servicer Servicing Standards".

     "Servicing Standards" means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants in the Pooling Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any Mortgage Loan (each, a "Specially Serviced Mortgage Loan") for which:

     (1) any balloon payment has not been made, and the Post Default Balloon Period has expired;

     (2) any Monthly Payment or other payment required under the mortgage note or the mortgage(s),other than a balloon payment, is more than 60 days late;

     (3) the Master Servicer (or the Special Servicer with the consent of the Controlling Class Representative) has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment or balloon payment or any other material payment required under the related Mortgage Loan is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

     (4)  a default under the Mortgage Loan, other than as described in clause
          (1) or (2) above, that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings for the related Mortgaged Property or Properties.

     "Post Default Balloon Period" means with respect to any Mortgage Loan which requires a balloon payment, the period 30 days after the default in the balloon payment (a "Balloon Default") if the Controlling Class Representative consents to such 30 day period, provided that the Post Default Balloon Period may be extended up to an additional 60 days (up to a total of 90 days after the Balloon Default) with the consent of the Controlling Class Representative if
(a) the borrower continues to make its Monthly Payment and within the initial 30 days after the Balloon Default delivers a statement that it is diligently pursuing refinancing, (b) no other servicing transfer event has occurred with respect to the Mortgage Loan and (c) within 90 days after the Balloon Default the borrower delivers a binding financing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative and provided further, with the consent of the Controlling Class Representative once an acceptable binding financing commitment has been received within such 90 day period, the Post Default Balloon Period may be extended for a period not to exceed 120 days after the Balloon Default.

     With respect to any Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan.


     A Specially Serviced Mortgage Loan will become a "Corrected Mortgage Loan" if each special servicing event that applies to that Mortgage Loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely Monthly Payments under the terms of the Mortgage Loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer;

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     If any Mortgage Loan with a Companion Loan becomes a Specially Serviced Mortgage Loan, then the Companion Loan will also be treated as a Specially Serviced Mortgage Loan.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Special Servicer will be required to prepare a report (an "Asset Status Report") for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Controlling Class Representative, the Master Servicer, the Loan Sellers, the Trustee, Fitch and S&P. If the Controlling Class Representative does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Controlling Class Representative may object to any Asset Status Report within ten business days of receipt. However, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Controlling Class Representative disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Controlling Class Representative fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders. In the event that the Controlling Class Representative and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Controlling Class Representative by the Special Servicer.


ADVANCES

     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the Master Servicer Remittance
Date). The Master Servicer will not be required or permitted to make an advance for balloon payments, Excess Interest, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described below) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property.

     To the extent the Master Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability described below, will be required to make such required Advance pursuant to the terms of the Pooling Agreement. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" below.

     The Master Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from default interest or late payments on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

     None of the Master Servicer or the Trustee will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Trustee, as applicable, determines in its good faith business judgment that any Advance (together with accrued interest on the Advance) previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination. Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in its good faith judgment elect (but is not required) to make a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer has determined such Property Advance would be nonrecoverable if making such Advance would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, if, in each instance, the Master Servicer determines in accordance with the Servicing Standards that making the Property Advance is in the best interest of the Certificateholders. If the Master Servicer chooses not to make such Advance but determines that such Advance, in accordance with the Servicing Standards, is in the best interest of Certificateholders, the Master Servicer will make the Advance from amounts on deposit in the Collection Account.

     The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses
(i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

ACCOUNTS

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement.

     The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account" and, collectively, the "Distribution Account"). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     The Trustee will also be required to establish and maintain an account (the "Interest Reserve Account"), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit, in respect of each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month (a "Withheld Loan"), an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will also be required to establish and maintain an account (the "Gain-On-Sale Reserve Account") which may be a sub-account of the Distribution Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Trustee will also be required to establish and maintain a segregated account (the "Excess Interest Distribution Account"), which may be a sub-account of the distribution account described above, for the distribution of any Excess Interest collected on the ARD Loan.

     Other accounts to be established pursuant to the Pooling Agreement are one or more REO Accounts for collections from REO Properties.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account, the Excess Interest Distribution Account, and the Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

     Amounts on deposit in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Excess Interest Distribution

Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Trustee.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for the related Distribution Date, (B) to the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation Proceeds received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described above under "--Accounts"; (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances (the Master Servicer's or the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"); (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received on the Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     Subject to certain exceptions contained in the related loan documents, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will not be required to enforce such due-on-sale clauses and will not be required to (i) accelerate payments on the related Mortgage Loans or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate) or would otherwise be in the best interests of Certificateholders, than would enforcement of such clause. If the Special Servicer determines that granting such consent would be likely to result in a greater recovery, or would otherwise be in the best interests of Certificateholders, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) with respect to any Mortgage Loan which (1) has an outstanding principal balance which is equal to or more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) is one of the ten largest mortgage loans (by outstanding principal balance), the Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     Subject to certain exceptions contained in the related loan documents, the Mortgage Loans contain provisions in the nature of "due-on-encumbrance" clauses, which by their terms (a) provide that the Mortgage Loans will, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will not be required to enforce such due-on-encumbrance clauses and will not be required to (i) accelerate payments on the related Mortgage Loans or (ii) withhold its consent to such lien or encumbrance if (x) the Special Servicer determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) for any Mortgage Loan which (1) has an outstanding principal balance which is equal to or more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans, (2) is one of the ten largest mortgage loans (by outstanding principal balance), or (3) an LTV greater than 85% or a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan), the Special Servicer receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.


INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event at least once every 12 months with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every 24 months with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000 at least once every 24 months, in each case commencing in 2003 with respect to Mortgaged Properties not inspected within 12 months of the Closing Date and 2004 with respect to all other Mortgaged Properties. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement will require that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before March 15th of each year, beginning March 15, 2004, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, is fairly stated, based on an examination, conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions stated in such report.


     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before March 15th of each year, beginning March 15, 2004, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status of the default, that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either the Upper-Tier or Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the relevant details.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling Agreement or by reason of reckless disregard of obligations or duties under the Pooling Agreement. The Pooling Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under the Pooling Agreement or by reason of reckless disregard of obligations and duties under the Pooling Agreement, in each case by the person being indemnified or
(ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

     In addition, the Pooling Agreement provides that none of the Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the holders of Certificates under the Pooling Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into any REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Master Servicer or Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and the ratings of any Certificates by S&P are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; and

       (g) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any ratings then assigned by Fitch to any Class of Certificates.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer occurs, then the Trustee may and, at the direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer. If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may and, at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate the Special Servicer, and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement.

     On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) or the Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer or the Special Servicer, as the case may be, was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.


AMENDMENT

     The Pooling Agreement may be amended without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error;

          (c) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or S&P, as evidenced by a letter from each of Fitch and S&P;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the Trust Fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or S&P; and

          (f) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Fitch and

     S&P, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or S&P; provided, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller.

     In addition, in the event that one but not both of the two promissory notes evidencing the Bridgewater Loan are repurchased by a Loan Seller, the Pooling Agreement may be amended, without consent of any Certificateholder, to add or modify provisions relating to Companion Loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or S&P.

     The Pooling Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Fitch or S&P, amend the Servicing Standard.

     Notwithstanding the foregoing, no party to the Pooling Agreement will be required to consent to any amendment to the Pooling Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the Trust Fund to fail to qualify as a grantor trust.

     Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. For purposes of determining Voting Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.


REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 30 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage

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Loan with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property. However, the Special Servicer will not be required to obtain an Updated Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master
Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything in this prospectus supplement to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling Agreement.

     Generally, neither of the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and
(b) the Master Servicer determines that such P&I Advances will not be nonrecoverable. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

     To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses) incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     SALE OF DEFAULTED MORTGAGE LOANS. The Pooling Agreement grants to the majority Certificateholder of the Controlling Class an option to purchase from the Trust Fund any defaulted Mortgage Loan that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payment).

     The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The Special Servicer is required to recalculate the fair value of such defaulted Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). In making such verification, the Trustee, in accordance with the Pooling Agreement, will be entitled to rely on an appraisal of the Mortgaged Property. Subject to certain conditions specified in the Pooling Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) become a rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related Companion Loan or a related mezzanine loan.

     Subject to the rights of a holder of a Companion Loan under the related intercreditor agreement or a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if
(a) it determines, in accordance with the Servicing Standards, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan,
(v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi) accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or 10 years with the consent of the Controlling Class Representative if the Special Servicer gives due consideration to the remaining term of the ground lease). Under certain circumstances, the Master Servicer will be permitted, with the consent of the Controlling Class Representative, to extend the maturity date of Mortgage Loans.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.


THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period, the Controlling Class Representative will be deemed to have approved such action):

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

     o any modification or waiver of any term of the related loan documents of a Mortgage Loan that relates to the maturity date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less);


     o any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     o any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

     o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any release of any performance or "earn-out" reserves, escrows or letters of credit;

     o any management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve; and

     o any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     These consent rights are subject, to the extent applicable, to the procedures relating to Asset Status Reports described above under "--Servicing of the Mortgage Loans." In addition, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

     The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan, as the Controlling Class Representative may reasonably deem advisable; provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standards, or the REMIC Provisions.

     The Controlling Class Representative has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The "Controlling Class Representative" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Principal Amount at least equal to 25% of the initial Certificate Principal Amount of that Class. For purposes of determining identity of the Controlling Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class S Certificates.

     With respect to 4 of the Mortgage Loans with Companion Loans representing approximately 14.3%, 11.2%, 7.3% and 0.2% of the Initial Pool Balance, the holder of the Companion Loan will have the right to consent to, or consult with, the Special Servicer with respect to certain specific actions generally involving foreclosure or material modification of the Mortgage Loan and the Companion Loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.


LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

     o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     o  may act solely in the interests of the holders of the Controlling Class,

     o does not have any duties to the holders of any Class of certificates other than the Controlling Class,

     o may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, and

     o will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.


OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related REO loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the prospectus.

     The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage Loans remaining in the Trust Fund at any time the aggregate Certificate Principal Amounts of the Class A, Class B and Class C Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange.


THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo" or the "Trustee") is acting as Trustee pursuant to the Pooling Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo's offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its office in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to the Wells Fargo CMBS Customer Service help desk. The telephone number is (301) 815-6600.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Rating Agencies. However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee and, if such trustee is not rated at least "AA-" by S&P and Fitch (or such other rating as the Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and a short term rating of "F-1" from Fitch and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. Evidence of this ratings condition as to Fitch must be in writing.

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated in the same manner as interest is calculated on the related Mortgage Loan. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account in investments permitted under the Pooling Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer will each indemnify the Trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

     The Trustee (except for the information under the first paragraph of "--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.


THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the master servicer (in such capacity, the "Master Servicer"). The following information has been provided by the Master Servicer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness of the information.

     The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of December 31, 2002, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $125.0 billion in aggregate outstanding principal balance.

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans, and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate, is equal to the per annum rate set forth on Annex C to this prospectus supplement as the "Administrative Fee Rate" with respect to each Mortgage Loan. With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not need to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of certain non-material modification, waiver, consent fees, provided the consent of the Special Servicer is not required for such matters, (2) 50% of all application, assumption, extension, modification, defeasance, waiver, consent and earnout fees, in each case with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses incurred at any time with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.


     The Servicing Fee is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.


     Although the Master Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.


THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans, (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The following information has been provided by the Special Servicer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness of the information.

     The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. The Special Servicer, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties, (ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS"). The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November 30, 2002, the Special Servicer and its affiliates were managing a portfolio which included an original count of 13,900 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $85 billion, most of which are commercial real estate assets. Included in this managed portfolio are $83 billion of commercial real estate assets representing 103 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The Pooling Agreement provides that the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the Trust Fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

     The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the holder of a Companion Loan or a mezzanine loan holder or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.


     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of all application, assumption, extension, modification, defeasance, waiver, consent and earnout fees received with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses incurred at any time with respect to the related Mortgage Loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan.

     Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

     In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each Certificateholder, the following reports prepared by the Master Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling Agreement (which forms are subject to change) and including substantially the following information:

     (1) a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2) a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

     (3)  a CMSA historical loan modification report;

     (4)  a CMSA historical liquidation report;

     (5)  a CMSA REO status report; and

     (6)  a CMSA servicer watch list.

     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special

Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

     Before each Distribution Date, the Master Servicer will deliver to the Trustee by electronic means:

     o  a CMSA comparative financial status report; and

     o  a CMSA loan periodic update file.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2003, a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

     Certificate Owners who have certified to the Trustee their beneficial ownership of any Offered Certificate may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk Factors--Book Entry Registration" in this prospectus supplement.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and CMSA loan periodic update file format, available each month to any interested party via the Trustee's internet website. The Trustee will also make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, on a restricted basis, the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by a holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the Depositor and to any of the parties to the Pooling Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the

Trustee from such person of a certification in the form attached to the Pooling Agreement. The Rating Agencies and the parties to the Pooling Agreement will not be required to provide that certification.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

     o  the Pooling Agreement and any amendments;

     o all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

     o all officers' certificates and accountants' reports delivered to the Trustee since the Closing Date;

     o the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

     o the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property; and

     o the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a mortgage loan entered into by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

     The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

     Pursuant to the Pooling Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners regarding the performance and servicing of the mortgage loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                        FEDERAL INCOME TAX CONSEQUENCES

     On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the Trust Fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2A, Class A-2B, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class S Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class S Certificates representing the right to receive Excess Interest) and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E,
Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds (other than Excess Interest) and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered Certificates--Distributions--Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


TAX RETURN DISCLOSURE REQUIREMENTS

     Temporary regulations issued February 28, 2003 directed at tax shelter activity require taxpayers to disclose certain information on IRS Form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences or the recognition of a loss with respect to an investment in the Offered Certificates in excess of certain thresholds. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that the Depositor intends to comply with such disclosure requirements as it determines are applicable with respect to this transaction.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus supplement, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor issued an individual exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), as amended (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.


     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's Investors Service, Inc. ("Moody's"), S&P or Fitch Ratings, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust Fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P, Fitch, or another nationally recognized statistical rating organization. Except as to the status of the Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.


                             PLAN OF DISTRIBUTION

     The Depositor, Goldman, Sachs & Co., Banc of America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear Stearns"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and WaMu Capital Corp. ("WaMu" and, collectively with Goldman, Sachs & Co., Morgan Stanley, Banc of America and Bear Stearns, the "Underwriters") have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                           GOLDMAN          BANC OF           BEAR           MORGAN
        CLASS               SACHS           AMERICA         STEARNS         STANLEY           WAMU
--------------------   ---------------   -------------   -------------   -------------   -------------
Class A-1 ..........   $123,013,000      $        0      $        0      $        0      $        0
Class A-2A .........   $420,045,000      $        0      $        0      $        0      $        0
Class A-2B .........   $182,019,000      $        0      $        0      $        0      $        0
Class A-3 ..........   $672,797,000      $1,000,000      $1,000,000      $1,000,000      $1,000,000
Class B ............   $ 54,383,000      $        0      $        0      $        0      $        0
Class C ............   $ 16,113,000      $        0      $        0      $        0      $        0

     The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,479,044,264.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short sales, stabilizing transactions and purchases to cover portions created by short sales. Short sales involve the sale by the Underwriters of a greater number of Certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Certificates while the offering is in progress.

     The Underwriters also may impose a penalty bid. This occurs when a particular broker-dealer repays to an Underwriter a portion of the underwriting discount received by it because the representatives have repurchased Certificates sold by or for the account of such Underwriter in stabilizing or short covering transactions.

     These activities by either Underwriter may stabilize, maintain or otherwise affect the market price of the Certificates. As a result, the price of the Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     Goldman, Sachs & Co. is an affiliate of the Depositor and GSMC, a Loan Seller.


                                 LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS


     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch Ratings, Inc. ("Fitch" and, together with S&P, the "Rating Agencies"), respectively:

                             CLASS                 RATINGS
                   ---------------------------    ---------
                                                  S&P/FITCH

                   Class A-1 .................     AAA/AAA
                   Class A-2A ................     AAA/AAA
                   Class A-2B ................     AAA/AAA
                   Class A-3 .................     AAA/AAA
                   Class B ...................      AA/AA
                   Class C ...................     AA-/AA-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.


     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Fitch.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                     PAGE
                                                     ----
   520 Madison Avenue Loan .................         S-47
   AB Loans ................................         S-47
   Actual/360 ..............................          A-2
   Actual/360 Basis ........................         S-44
   Administrative Cost Rate ................         S-58
   Advance Rate ............................         S-84
   Advances ................................         S-83
   Allocated Loan Amount ...................         S-43
   ALTA ....................................         S-52
   Annual Debt Service .....................          A-1
   Anticipated Repayment Date ..............         S-45
   Appraisal Reduction .....................         S-67
   Appraisal Reduction Event ...............         S-66
   Appraised Value .........................          A-2
   Archon ..................................         S-42
   Archon Loans ............................         S-42
   ARD Loan ................................         S-45
   ARDLTV ..................................          A-2
   Asset Status Report .....................         S-83
   Available Funds .........................         S-56
   Balloon Default .........................         S-82
   Balloon Mortgage Loan ...................         S-45
   Banc of America .........................        S-109
   Base Interest Fraction ..................         S-64
   Bear Stearns ............................        S-109
   Bridgewater Loan ........................         S-42
   CBE .....................................         S-75
   Certificate Owners ......................         S-69
   Certificate Principal Amount ............         S-55
   Certificate Registrar ...................         S-68
   Certificateholder .......................         S-67
   Certificates ............................         S-54
   Class  ..................................         S-54
   Class A Certificates ....................         S-54
   Clearstream .............................         S-67
   Closing Date ............................         S-42
   CMSA ....................................        S-103
   Code ....................................        S-106
   Collection Account ......................         S-85
   Collection Period .......................         S-56
   Commerzbank .............................         S-42
   Commission ..............................        S-100
   Companion Loan ..........................         S-47
   Companion Loan Appraised
      Balance ..............................         S-48
   Compensating Interest Payment ...........         S-65
   Control Change Period ...................         S-48
   Controlling Class .......................         S-97
   Controlling Class Certificateholder .....         S-97
   Controlling Class Representative ........         S-97
   Corrected Mortgage Loan .................         S-82
   CPR .....................................         S-72
   Crow Industrial Portfolio Loan ..........         S-46
   Cut-Off Date ............................         S-42
   Cut-Off Date Balance ....................         S-42
   Cut-Off Date LTV Ratio ..................          A-1
   Cut-Off Date Principal
      Balance/Unit .........................          A-1
   Debt Service Coverage Ratio .............          A-1
   Defeasance Deposit ......................         S-46
   Defeasance Loans ........................         S-46
   Defeasance Lock-Out Period ..............         S-46
   Defeasance Option .......................         S-46
   Definitive Certificate ..................         S-67
   Depositor ...............................          S-7
   Depositories ............................         S-68
   Determination Date ......................         S-57
   Distribution Account ....................         S-85
   Distribution Date .......................         S-55
   DSCR ....................................    S-43, A-1
   DTC .....................................         S-67
   Due Date ................................         S-44
   Earnout Loans ...........................         A-10
   ERISA ...................................        S-107
   ERISA Plan ..............................        S-107
   Euroclear ...............................         S-67
   Events of Default .......................         S-89
   Excess Cashflow .........................         S-45
   Excess Interest .........................         S-57
   Excess Interest Distribution
      Account ..............................         S-85
   Excess Liquidation Proceeds .............         S-64
   Excess Prepayment Interest
      Shortfall ............................         S-65
   Excess Rate .............................         S-57
   Excluded Plan ...........................        S-109
   Exemption ...............................        S-107
   FIRREA ..................................         S-51
   Fitch ...................................        S-111
   Form 8-K ................................         S-53
   Gain-On-Sale Reserve Account ............         S-85
   GLA .....................................          A-1
   GMACCM ..................................        S-100
   GSMC ....................................         S-42
   Indirect Participants ...................         S-68
   Initial Pool Balance ....................         S-42
   Initial Rate ............................         S-45
   Interest Accrual Amount .................         S-57

                                                  PAGE
                                            ----------
   Interest Accrual Period ..............         S-57
   Interest Distribution Amount .........         S-57
   Interest Reserve Account .............         S-85
   Interest Shortfall ...................         S-57
   IRS ..................................         S-93
   Largest Tenant .......................          A-1
   Largest Tenant Lease Expiration
      Date ..............................          A-1
   Largest Tenant % of Total Net
      Square Feet .......................          A-2
   Liquidation Fee ......................        S-102
   Liquidation Fee Rate .................        S-102
   LNR ..................................        S-101
   Loan Sellers .........................         S-42
   Loan-to-Value Ratio ..................         S-43
   Lower-Tier Distribution Account ......         S-85
   Lower-Tier REMIC .....................        S-106
   Lower-Tier REMIC Regular
      Interests .........................        S-106
   LTV ..................................         S-43
   LTV at Maturity ......................    S-43, A-2
   Master Servicer ......................        S-100
   Master Servicer Remittance Date ......         S-83
   Master Servicer Servicing
      Standards .........................         S-80
   Maturity Date LTV ....................          A-2
   Modeling Assumptions .................         S-72
   Monthly Payment ......................         S-56
   Moody's ..............................        S-108
   Morgan Stanley .......................        S-109
   Mortgage .............................         S-42
   Mortgage Loans .......................         S-42
   Mortgage Note ........................         S-42
   Mortgage Pool ........................         S-42
   Mortgage Rate ........................         S-58
   Mortgaged Property ...................         S-42
   Mortgagee Protection Agreement .......         S-36
   Most Recent NOI ......................          A-1
   Net Cash Flow ........................          A-2
   Net Mortgage Rate ....................         S-58
   Notional Amount ......................         S-55
   Occupancy ............................          A-2
   Offered Certificates .................         S-54
   OID ..................................        S-106
   One North Wacker Loan ................         S-47
   Original Balance .....................          A-2
   Originators ..........................         S-42
   PAR ..................................         S-52
   Participants .........................         S-67
   Pass-Through Rate ....................         S-57
   Percentage Interest ..................         S-55
   P&I Advance ..........................         S-83
   Plan .................................        S-107
   Pooling Agreement ....................         S-80
   Post Default Balloon Period ..........         S-82
   Prepayment Assumption ................        S-106
   Prepayment Interest Excess ...........         S-65
   Prepayment Interest Shortfall ........         S-65
   Prepayment Penalty Description .......          A-2
   Prime Rate ...........................         S-84
   Principal Distribution Amount ........         S-59
   Principal Shortfall ..................         S-59
   Property Advances ....................         S-83
   Rated Final Distribution Date ........         S-72
   Rating Agencies ......................        S-111
   Realized Loss ........................         S-64
   Record Date ..........................         S-55
   Regular Certificates .................         S-58
   Rehabilitation Fees ..................         S-49
   Related Group ........................          A-2
   Release Date .........................         S-46
   REMIC ................................        S-106
   REMIC Provisions .....................        S-106
   REO Account ..........................         S-54
   REO Mortgage Loan ....................         S-59
   REO Property .........................         S-54
   Repurchase Price .....................         S-56
   Residual Certificates ................         S-54
   Restricted Group .....................        S-108
   Revised Rate .........................         S-45
   River Walk Companion Loan ............         S-47
   River Walk Loan ......................         S-47
   Rules ................................         S-69
   Sequential Pay Certificates ..........         S-54
   Servicing Fee ........................        S-101
   Servicing Fee Rate ...................        S-101
   Servicing Standards ..................         S-81
   Similar Law ..........................        S-107
   SMMEA ................................        S-109
   S&P ..................................        S-111
   Special Servicer .....................        S-101
   Special Servicer Servicing
      Standards .........................         S-81
   Special Servicing Fee ................        S-102
   Special Servicing Fee Rate ...........        S-102
   Specially Serviced Mortgage Loan .....         S-81
   Stated Principal Balance .............         S-59
   Sunvalley Ground Lease ...............         S-36
   TI/LC ................................          A-2
   Treasury Rate ........................         S-45
   Trust Fund ...........................         S-42

                                             PAGE
                                           ------
   Trustee .............................     S-99
   Trustee Fee .........................     S-99
   Trustee Fee Rate ....................     S-99
   Underwriters ........................    S-110
   Underwritten DSCR ...................      A-1
   Underwritten Net Cash Flow ..........      A-2
   Underwritten NOI ....................      A-2
   Unscheduled Payments ................     S-59
   Updated Appraisal ...................     S-93
   Upper-Tier Distribution Account .....     S-85
   Upper-Tier REMIC ....................    S-106
   U/W NCF .............................      A-2
   U/W NOI .............................      A-2
   Voting Rights .......................     S-92
   WAC Rate ............................     S-58
   WaMu ................................    S-110
   WaMu Loans ..........................     S-42
   Weighted Average Mortgage Rate ......      A-2
   Wells Fargo .........................     S-99
   Withheld Amounts ....................     S-85
   Withheld Loan .......................     S-85
   Workout Fee .........................    S-102
   Workout Fee Rate ....................    S-102

                                    ANNEX A
                           MORTGAGE POOL INFORMATION

     Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. Where a Mortgage Loan is secured by multiple properties, statistical information in this Annex A, Annex B and Annex C relating to geographical locations and property types of the mortgaged properties is based on the loan amount allocated to such property. Such allocation, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. In addition, wherever information is presented in this Annex A, Annex B and Annex C with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the LTV or DSCR of such Mortgage Loan in the aggregate. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by the applicable Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

     1. "Most Recent NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Most Recent NOI was not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI is not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     2. "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on January 1, 2003 on the related Mortgage Loan.

     3. "Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan.

     4. "Cut-Off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-Off Date.

     5. "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service.

     6. "GLA" means, with respect to any property, the gross leasable area.

     7. "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

     8. "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

     9. "Largest Tenant % of Total Net Square Feet" means the net rentable square feet leased to the Largest Tenant as a percentage of the total square feet of the Mortgaged Property.


     10. "LTV at Maturity," "Maturity Date LTV" or "ARDLTV" for any Mortgage Loan is calculated in the same manner as the Cut-Off Date LTV Ratio, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or the Anticipated Repayment Date, as applicable, is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value.


     11. "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based upon due diligence including borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the applicable Loan Seller.


     12. "Occupancy" means the percentage of net rentable square feet, rooms, units or pads of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.


     13. "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.


     14. "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves, capital expenditures, tenant improvements and leasing commissions.


     15. "Appraised Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 16 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as of the date set forth under the heading "Original Appraisal Date" on Annex C to this prospectus supplement.


     16. "Weighted Average Mortgage Rate" means the weighted average of the Mortgage Rates as of the Cut-Off Date.


     17. "Related Group" identifies Mortgage Loans in the Mortgage Pool with borrowers affiliated with other borrowers in the Mortgage Pool. Each Related Group is identified by a separate number.


     18. "Prepayment Penalty Description" means the number of months from one month prior to the first payment date (or in the case of certain loans, from the first payment date) for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.


     19. "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.


     20. "TI/LC" means the costs of tenant improvements and/or leasing commissions.

                       CERTAIN OTHER LOAN CHARACTERISTICS


                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES




                                                            PERCENTAGE                   WEIGHTED               WEIGHTED
                                                                OF                        AVERAGE               AVERAGE    WEIGHTED
                                                             AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
CUT-OFF DATE                  NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
BALANCE                        MORTGAGE         DATE           DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
DISTRIBUTION                    LOANS         BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
---------------------------  -----------  ---------------- ------------ --------------- ---------- ---------- ----------- ---------
$  1,000,000 --   2,999,999       10      $   23,825,405        1.5%     $  2,382,541       1.81x     5.617%      112.8      65.4%
   3,000,000 --   4,999,999       14          54,207,193        3.4      $  3,871,942       1.83x     5.751%      107.1      66.2%
   5,000,000 --   6,999,999        9          51,838,282        3.2      $  5,759,809       2.11x     5.258%       96.9      65.9%
   7,000,000 --   9,999,999       11          89,094,799        5.5      $  8,099,527       1.69x     5.496%       91.5      74.8%
  10,000,000 --  17,999,999       12         161,095,040       10.0      $ 13,424,587       1.77x     5.530%       86.2      75.4%
  19,000,000 --  29,999,999        7         159,417,014        9.9      $ 22,773,859       2.02x     5.973%      102.3      63.2%
  35,000,000 --  59,999,999        4         167,300,000       10.4      $ 41,825,000       1.85x     5.600%       69.1      70.4%
  60,000,000 --  99,999,999        3         241,656,647       15.0      $ 80,552,216       2.21x     5.018%       73.4      60.0%
 115,000,000 -- 134,999,999        2         251,915,766       15.6      $125,957,883       2.32x     5.419%      116.9      54.7%
 180,000,000 -- 231,000,000        2         411,000,000       25.5      $205,500,000       2.39x     5.166%      116.6      43.4%
                                  --      --------------      -----      $ 21,775,002       2.12x     5.392%       98.4      59.2%
Total/Wtd. Avg.                   74      $1,611,350,146      100.0%
                                  ==      ==============      =====


                        DISTRIBUTION OF PROPERTY TYPES

                                                  PERCENTAGE                  WEIGHTED               WEIGHTED
                                                      OF                       AVERAGE               AVERAGE    WEIGHTED
                                                   AGGREGATE      AVERAGE       DEBT     WEIGHTED   REMAINING   AVERAGE
                    NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF      SERVICE    AVERAGE    TERM TO    CUT-OFF
                    MORTGAGE          DATE           DATE          DATE       COVERAGE   MORTGAGE    MATURITY     DATE
PROPERTY TYPE      PROPERTIES       BALANCE         BALANCE       BALANCE       RATIO      RATE       (MOS)       LTV
----------------- ------------ ----------------- ------------ -------------- ---------- ---------- ----------- ---------
Office                 25       $  769,880,964        47.8%    $30,795,239       2.24x     5.322%       96.9      54.2%
Anchored Retail        27          628,902,436        39.0     $23,292,683       2.13x     5.374%       97.7      61.5%
Multifamily            24          170,037,815        10.6     $ 7,084,909       1.73x     5.378%      103.0      72.4%
Industrial              3           42,528,931         2.6     $14,176,310       1.38x     6.977%      116.4      61.9%
                       --       --------------       -----
Total/Wtd. Avg.        79       $1,611,350,146       100.0%    $20,396,837       2.12x     5.392%       98.4      59.2%
                       ==       ==============       =====

(a) Includes 1 unanchored retail property which accounts for approximately 0.2% of the Initial Pool Balance.

(b) Includes 2 manufactured housing community properties which account for approximately 0.9% of the Initial Pool Balance.

              DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                 PERCENTAGE                   WEIGHTED               WEIGHTED
                                                     OF                        AVERAGE               AVERAGE    WEIGHTED
RANGE OF                                          AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
DEBT SERVICE       NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
COVERAGE            MORTGAGE         DATE           DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
RATIOS (X)           LOANS         BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
---------------   ----------- ----------------- ------------ --------------- ---------- ---------- ----------- ---------
1.12 -- 1.29            2      $    6,355,888       0.4%      $  3,177,944     1.18x      5.857%      157.0      71.3%
1.30 -- 1.39            1          27,688,602       1.7       $ 27,688,602     1.30x      7.250%      106.0      53.7%
1.40 -- 1.49            8          87,978,911       5.5       $ 10,997,364     1.43x      6.371%      114.4      69.4%
1.50 -- 1.59           12         109,549,782       6.8       $  9,129,149     1.51x      5.666%      118.2      76.9%
1.60 -- 1.69           11         145,455,834       9.0       $ 13,223,258     1.65x      5.879%      112.2      70.2%
1.70 -- 1.79            2          22,481,600       1.4       $ 11,240,800     1.75x      5.591%      117.2      66.2%
1.80 -- 1.89            3          22,739,123       1.4       $  7,579,708     1.82x      5.633%       71.7      71.4%
1.90 -- 2.19           21         469,824,203      29.2       $ 22,372,581     2.01x      5.194%       76.7      67.1%
2.20 -- 2.49            6         453,094,956      28.1       $ 75,515,826     2.39x      5.144%      111.5      45.6%
2.50 -- 3.37            8         266,181,248      16.5       $ 33,272,656     2.78x      5.219%       91.7      50.2%
                       --      --------------     -----
Total/Wtd. Avg.        74      $1,611,350,146     100.0%      $ 21,775,002     2.12x      5.392%       98.4      59.2%
                       ==      ==============     =====


                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE                   WEIGHTED               WEIGHTED
                                                          OF                        AVERAGE               AVERAGE    WEIGHTED
                                                       AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
                       NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
RANGE OF                MORTGAGE         DATE            DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
MORTGAGE RATES (%)       LOANS          BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
--------------------- ----------- ------------------ ------------ --------------- ---------- ---------- ----------- ---------
(less than) = 5.00          6      $   175,066,853       10.9%      $ 29,177,809      2.15x     4.609%      58.6       62.9%
5.01 -- 5.50               33          919,136,690       57.0       $ 27,852,627      2.33x     5.196%      98.4       54.3%
5.51 -- 6.00               28          403,236,182       25.0       $ 14,401,292      1.78x     5.774%     112.0       68.2%
6.01 -- 6.50                4           47,799,344        3.0       $ 11,949,836      2.07x     6.293%     114.6       63.3%
6.51 -- 7.00                1            2,122,476        0.1       $  2,122,476      1.27x     6.650%     113.0       77.2%
7.01 -- 7.50                2           63,988,602        4.0       $ 31,994,301      1.36x     7.233%     107.7       57.5%
                           --      ---------------      -----
Total/Wtd. Avg.            74      $ 1,611,350,146      100.0%      $ 21,775,002      2.12x     5.392%      98.4       59.2%
                           ==      ===============      =====

                       DISTRIBUTION OF AMORTIZATION TYPES

                                                               PERCENTAGE                  WEIGHTED              WEIGHTED
                                                                   OF                       AVERAGE              AVERAGE    WEIGHTED
                                                                AGGREGATE     AVERAGE       DEBT     WEIGHTED   REMAINING   AVERAGE
                                  NUMBER OF        CUT-OFF       CUT-OFF      CUT-OFF      SERVICE    AVERAGE    TERM TO    CUT-OFF
RANGE OF                           MORTGAGE         DATE          DATE          DATE      COVERAGE   MORTGAGE    MATURITY     DATE
AMORTIZATION TYPES                  LOANS          BALANCE       BALANCE      BALANCE       RATIO      RATE       (MOS)       LTV
------------------------------   -----------  ---------------  ----------  -------------  --------- ---------- ----------- ---------
Amortizing                            38      $   529,783,201     32.9%     $ 13,941,663    1.92x     5.466%      106.8      62.1%
Interest Only, Then Amortizing         5          477,250,000     29.6      $ 95,450,000    2.26x     5.343%      116.1      47.0%
Interest Only                         27          442,214,000     27.4      $ 16,378,296    2.29x     5.245%       61.8      67.2%
Hyperamortizing                        1          134,691,998      8.4      $134,691,998    2.02x     5.670%      116.0      62.4%
Graduated P&I payment                  1           20,438,412      1.3      $ 20,438,412    1.68x     5.990%      117.0      70.5%
Fully Amortizing                       2            6,972,535      0.4      $  3,486,267    1.41x     5.378%      179.0      60.8%
                                      --      ---------------    -----      $ 21,775,002    2.12x     5.392%       98.4      59.2%
Total/Wtd. Avg.                       74      $ 1,611,350,146    100.0%
                                      ==      ===============    =====



               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                  PERCENTAGE                    WEIGHTED               WEIGHTED
                                                      OF                         AVERAGE               AVERAGE    WEIGHTED
                                                   AGGREGATE       AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
RANGE OF           NUMBER OF        CUT-OFF         CUT-OFF        CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
CURRENT LOAN TO     MORTGAGE         DATE            DATE           DATE        COVERAGE   MORTGAGE    MATURITY     DATE
VALUE RATIO (%)      LOANS          BALANCE         BALANCE        BALANCE        RATIO      RATE       (MOS)       LTV
----------------- ----------- ------------------ ------------   -------------- ---------- ---------- ----------- ---------
32.2 -- 44.9            3      $   415,988,480       25.8%       $138,662,827     2.39x     5.171%      116.6      43.3%
45.0 -- 49.9            3          139,962,890        8.7        $ 46,654,297     2.74x     5.129%      113.6      46.4%
50.0 -- 59.9            9          250,606,589       15.6        $ 27,845,177     2.32x     5.212%       70.9      56.0%
60.0 -- 64.9            8          211,818,657       13.1        $ 26,477,332     1.98x     5.836%      106.9      62.1%
65.0 -- 69.9           11          182,072,042       11.3        $ 16,552,004     1.75x     5.488%       98.9      67.8%
70.0 -- 74.9           17          108,871,326        6.8        $  6,404,196     1.66x     5.800%      107.0      72.3%
75.0 -- 80.1           23          302,030,161       18.7        $ 13,131,746     1.79x     5.452%       79.6      77.5%
                       --      ---------------      -----
Total/Wtd. Avg.        74      $ 1,611,350,146      100.0%       $ 21,775,002     2.12x     5.392%       98.4      59.2%
                       ==      ===============      =====

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                        PERCENTAGE                   WEIGHTED               WEIGHTED
                                                            OF                        AVERAGE               AVERAGE    WEIGHTED
                                                         AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
                         NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
                         MORTGAGED         DATE            DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
PROPERTY STATE          PROPERTIES        BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
---------------------- ------------ ------------------ ------------ --------------- ---------- ---------- ----------- ---------
California                  16       $   305,351,494        19.0%     $ 19,084,468     1.98x     5.572%        96.4     65.9%
New York                     3           279,988,480        17.4      $ 93,329,493     2.34x     5.234%       107.7     48.9%
Illinois                     2           183,000,000        11.4      $ 91,500,000     2.34x     5.139%       115.0     43.2%
New Jersey                   3           162,155,772        10.1      $ 54,051,924     2.34x     5.536%       115.8     49.3%
Florida                      8           136,076,854         8.4      $ 17,009,607     2.45x     5.128%        71.2     62.5%
Arizona                      5            98,966,927         6.1      $ 19,793,385     1.66x     5.783%       104.6     70.8%
Virginia                     7            57,160,604         3.5      $  8,165,801     1.80x     5.696%       104.0     71.5%
Washington                   3            56,833,766         3.5      $ 18,944,589     2.03x     4.553%        60.9     61.0%
Utah                         1            47,664,605         3.0      $ 47,664,605     2.07x     4.420%        59.0     58.5%
Maryland                     2            45,780,665         2.8      $ 22,890,332     1.96x     5.213%        69.5     74.7%
Minnesota                    3            45,628,123         2.8      $ 15,209,374     1.71x     6.687%       105.7     59.1%
North Carolina               4            38,990,798         2.4      $  9,747,699     2.40x     5.474%       104.3     60.7%
Pennsylvania                 2            27,387,979         1.7      $ 13,693,989     1.58x     5.867%       117.0     76.2%
Texas                        4            23,523,953         1.5      $  5,880,988     1.90x     5.508%        71.9     72.9%
Louisiana                    3            23,090,000         1.4      $  7,696,667     1.51x     5.890%       120.0     79.4%
Michigan                     1            22,000,000         1.4      $ 22,000,000     2.48x     5.100%        60.0     62.7%
Wisconsin                    2            17,549,896         1.1      $  8,774,948     1.49x     5.541%       117.5     79.2%
Connecticut                  2            14,600,000         0.9      $  7,300,000     1.98x     5.310%        57.0     78.9%
District of Columbia         1             6,578,122         0.4      $  6,578,122     1.67x     5.470%       117.0     70.7%
Georgia                      2             6,545,759         0.4      $  3,272,880     2.18x     5.853%        94.1     64.5%
Idaho                        1             3,894,682         0.2      $  3,894,682     1.41x     5.750%       119.0     71.4%
Alabama                      1             3,667,223         0.2      $  3,667,223     1.52x     6.130%       118.0     74.8%
Indiana                      1             2,520,511         0.2      $  2,520,511     2.01x     5.990%       119.0     63.0%
South Carolina               2             2,393,933         0.1      $  1,196,966     1.60x     5.850%       119.0     52.6%
                            --       ---------------       -----
Total/Wtd. Avg.             79       $ 1,611,350,146       100.0%     $ 20,396,837     2.12x     5.392%        98.4     59.2%
                            ==       ===============       =====

(a) Includes 5 properties located in northern California (approximately 10.9% of the Initial Pool Balance) and 11 properties located in southern California (approximately 8.0% of the Initial Pool Balance).

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                      PERCENTAGE                   WEIGHTED               WEIGHTED
                                                          OF                        AVERAGE               AVERAGE    WEIGHTED
RANGE OF                                               AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
REMAINING              NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
AMORTIZATION            MORTGAGE         DATE            DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
TERMS (MOS)              LOANS          BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
--------------------- ----------- ------------------ ------------ --------------- ---------- ---------- ----------- ---------
Interest Only Loans        27      $   442,214,000       27.4%      $ 16,378,296    2.29x      5.245%        61.8     67.2%
179                         2            6,972,535        0.4       $  3,486,267    1.41x      5.378%       179.0     60.8%
239                         2            5,770,410        0.4       $  2,885,205    1.54x      5.879%       119.0     64.8%
296 -- 300                  6          155,092,116        9.6       $ 25,848,686    1.87x      5.296%        79.7     60.5%
346 -- 360                 37        1,001,301,085       62.1       $ 27,062,191    2.10x      5.469%       116.8     55.4%
                           --      ---------------      -----
Total/Wtd. Avg.            74      $ 1,611,350,146      100.0%      $ 21,775,002    2.12x      5.392%        98.4     59.2%
                           ==      ===============      =====



                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                  PERCENTAGE                   WEIGHTED               WEIGHTED
                                                      OF                        AVERAGE               AVERAGE    WEIGHTED
                                                   AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
RANGE OF             NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
ORIGINAL TERMS        MORTGAGE        DATE           DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
TO MATURITY (MOS)      LOANS         BALANCE        BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
------------------- ----------- ---------------- ------------ --------------- ---------- ---------- ----------- ---------
59 -- 60                 24      $  481,541,853       29.9%     $ 20,064,244     2.19x     5.015%       57.4      67.2%
72 -- 84                  3          28,475,000        1.8      $  9,491,667     2.96x     5.279%       77.3      52.7%
118 -- 120               45       1,094,360,758       67.9      $ 24,319,128     2.07x     5.561%      116.4      55.8%
180                       2           6,972,535        0.4      $  3,486,267     1.41x     5.378%      179.0      60.8%
                         --      --------------      -----
Total/Wtd. Avg.          74      $1,611,350,146      100.0%     $ 21,775,002     2.12x     5.392%       98.4      59.2%
                         ==      ==============      =====

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                    PERCENTAGE                   WEIGHTED               WEIGHTED
                                                        OF                        AVERAGE               AVERAGE    WEIGHTED
                                                     AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
RANGE OF             NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
REMAINING TERMS       MORTGAGE         DATE            DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
TO MATURITY (MOS)      LOANS          BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
------------------- ----------- ------------------ ------------ --------------- ---------- ---------- ----------- ---------
54 -- 60                 24      $   481,541,853       29.9%      $ 20,064,244     2.19x      5.015%      57.4      67.2%
71 -- 79                  3           28,475,000        1.8       $  9,491,667     2.96x      5.279%      77.3      52.7%
106 -- 120               45        1,094,360,758       67.9       $ 24,319,128     2.07x      5.561%     116.4      55.8%
179                       2            6,972,535        0.4       $  3,486,267     1.41x      5.378%     179.0      60.8%
                         --      ---------------      -----
Total/Wtd. Avg.          74      $ 1,611,350,146      100.0%      $ 21,775,002     2.12x      5.392%      98.4      59.2%
                         ==      ===============      =====


                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                       PERCENTAGE                   WEIGHTED               WEIGHTED
                                                           OF                        AVERAGE               AVERAGE    WEIGHTED
                                                        AGGREGATE      AVERAGE        DEBT     WEIGHTED   REMAINING   AVERAGE
                        NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF       SERVICE    AVERAGE    TERM TO    CUT-OFF
                         MORTGAGE         DATE            DATE           DATE       COVERAGE   MORTGAGE    MATURITY     DATE
PREPAYMENT PROVISION      LOANS          BALANCE         BALANCE       BALANCE        RATIO      RATE       (MOS)       LTV
---------------------- ----------- ------------------ ------------ -------------  ---------- ---------- ----------- ---------
Defeasance                  66      $ 1,492,822,689      92.6%      $ 22,618,526     2.14x      5.313%      98.4      59.2%
Greater of YM or 1%          8          118,527,457       7.4       $ 14,815,932     1.90x      6.389%      97.5      59.0%
                            --      ---------------     -----
Total/Wtd. Avg.             74      $ 1,611,350,146     100.0%      $ 21,775,002     2.12x      5.392%      98.4      59.2%
                            ==      ===============     =====

PARTIAL TERM INTEREST ONLY LOANS

     Loan Number 09-0001598. The mortgage loan requires monthly payments of interest-only in the amount of $221,438 from May 1, 2002 through April 1, 2007. Commencing on May 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of $261,678 are required.

     Loan Number 09-0001673. The mortgage loan requires monthly payments of interest-only in the amount of $49,864 from January 1, 2003 through December 1, 2003. Commencing on January 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $60,970 are required.

     Loan Number 09-0001688. The mortgage loan requires monthly payments of interest-only in the amount of $89,222 from February 1, 2003 through January 1, 2008. Commencing on February 1, 2008 and continuing through maturity, monthly payments of principal and interest in the amount of $109,015 are required.

     Loan Number 09-1001089. The mortgage loan requires monthly payments of interest-only in the amount of $780,872 from December 1, 2002 through November 1, 2004. Commencing on December 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $981,129 are required.

     Loan Number 09-1001085. The mortgage loan requires monthly payments of interest-only in the amount of $1,012,951 from January 1, 2003 through December 1, 2005. Commencing on January 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $1,267,020 are required.


GRADUATED PRINCIPAL AND INTEREST PAYMENT

     Loan Number 09-0001657. The mortgage loan requires monthly payments of principal and interest in the amount of $122,776 from January 1, 2003 through December 1, 2007. Commencing on January 1, 2008 and continuing through maturity, monthly payments of principal and interest in the amount of $137,258 are required.


MODIFIED LOANS

     Loan Number 09-0001722. The balances reflected in Annex A for this loan were determined using an original interest rate of 7.36% and a monthly principal and interest payment of $193,102.88. This loan was subsequently modified on February 10, 2003. The modified terms of the loan reflected in Annex A are effective as of April 1, 2003.


A/B LOANS

     Loan Number 09-1001085. As of the Cut-Off Date, the $231,000,000 520 Madison Avenue Loan represents the senior A note portion of a $280,000,000 AB Loan. Only the senior A note portion is a part of the trust and all LTV and DSCR numbers, unless otherwise noted, are based on the senior portion only.

     Loan Number 09-1001089. As of the Cut-Off Date, the $180,000,000 One North Wacker Loan represents the senior A note portion of a $225,000,000 AB Loan. Only the senior A note portion is a part of the trust and all LTV and DSCR numbers, unless otherwise noted, are based on the senior portion only.

     Loan Number 09-1001087. As of the Cut-Off Date, the $117,223,768 Bridgewater Loan represents the senior A note portion of a $150,000,000 AB Loan. Only the senior A note portion is a part of the trust and all LTV and DSCR numbers, unless otherwise noted, are based on the senior portion only.

     Loan Number 09-0001705. As of the Cut-Off Date, the $3,894,682 River Walk Loan represents the senior A note portion of a $4,172,700 AB Loan. Only the senior A note portion is a part of the trust and all LTV and DSCR numbers, unless otherwise noted, are based on the senior portion only.

EARNOUT LOANS

     "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the Earnout Loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Prepay Date." For all of these Earnout Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C are calculated based on the scheduled principal balance of those Mortgage Loans as of the Cut-Off Date, net of the related earnout amount or a portion of that amount which may be applied to prepay the Mortgage Loans. Those underwritten DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount. The following table sets forth certain information regarding the Earnout Loans:





                                              FULL LOAN    NET OF   FULL LOAN   NET OF      EARLIEST                IF PREPAY, YIELD
    LOAN      EARNOUT   EARNOUT    CURRENT      AMOUNT    EARNOUT  AMOUNT NCF   EARNOUT  DEFEASANCE OR   DEFEASE/        MAINT.
   NUMBER     RESERVE    AMOUNT    BALANCE       LTV        LTV       DSCR     NCF DSCR   PREPAY DATE     PREPAY       APPLICABLE
09-0001645   563,200   512,000   8,780,665      77.7       72.7       1.56       1.67        1/1/04       Prepay         Yes
09-0001692   599,500   545,000   3,093,133      75.4       60.8       1.55       1.92        1/1/05       Prepay         Yes
09-0001700   385,000   350,000   7,000,000      74.9       70.8       1.76       1.86        2/1/04       Prepay         Yes

                                                                         ANNEX B

                               520 MADISON AVENUE

----------------------------------------------------------------------
                    LOAN INFORMATION
----------------------------------------------------------------------
                        ORIGINAL          CUT-OFF DATE
                        -------------     ---------------
  BALANCE: (1)          $231,000,000      $231,000,000

  % OF POOL BY UPB:     14.3%

  COUPON: (1)                  5.19%

  ORIGINATION DATE:     December 18, 2002

  INTEREST ACCRUAL:     Actual / 360

  TERM:                 120 months

  AMORTIZATION:         36-months interest only then
                        monthly
                        amortization based on a 30-year
                        amortization schedule

  OWNERSHIP INTEREST:   Fee Simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        December 1, 2012

  SPONSOR: (2)          See "The Borrower" below

  CALL PROTECTION/      Defeasance permitted 2 years from
  LOCKOUT: (3)          the date of securitization with U.S.
                        Treasuries. Not prepayable until 4
                        months prior to maturity.

  LOAN/SF: (1)          $236

  UP-FRONT RESERVES:    TI/LC: $3,391,192 (4)
                        Mitsubishi Refund Reserve:
                        $1,000,000 (4)

  ONGOING / SPRINGING   Springing reserves for taxes,
  RESERVES:             insurance, replacement reserves
                        and TI/LCs (4)
                        Mitsubishi Shortfall Reserve
                        Account (4)
                        Rollover Reserve Account (4)

  CASH MANAGEMENT:      Hard Lockbox

  ADDITIONAL SECURED/   Teachers Insurance and Annuity
  MEZZANINE DEBT:       Association of America holds a
                        $49,000,000 junior loan secured by
                        the  same mortgaged property ("B
                        Note"). (5)

                        $52,000,000 mezzanine loan (6)
----------------------------------------------------------------------

----------------------------------------------------------------------
                         PROPERTY INFORMATION
----------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             CBD Office

 PROPERTY LOCATION:         New York, New York

 OCCUPANCY:                 99.4%

 OCCUPANCY AS OF DATE:      November 1, 2002

 YEAR BUILT:                1982

 YEAR RENOVATED:            NAP

 COLLATERAL:                The collateral consists of a 43-story,
                            multi-tenant, Class A commercial office
                            building located between Madison and
                            Fifth Avenues between 53rd and 54th
                            Streets in Midtown Manhattan

 PROPERTY MANAGEMENT:       Tishman Speyer Properties, LLC

 APPRAISED VALUE:           $525,000,000

 APPRAISAL VALUE DATE:      December 1, 2002

 CUT-OFF DATE LTV: (1)      44.0%

 AGGREGATE CUT-OFF DATE     53.3%
 LTV:

 BALLOON LTV: (1)           39.1%

 U/W NOI:                   $ 38,844,374

 U/W NCF:                   $ 36,811,980

 CURRENT ANNUAL DEBT        $15,204,240 (based on P&I payment)
 SERVICE: (1)

 U/W NOI DSCR: (1)          2.55x (based on P&I payment)

 AGGREGATE U/W NOI          2.08x (based on aggregate P&I
 DSCR:                      payment)

 U/W NCF DSCR: (1)          2.42x (based on P&I payment)

 AGGREGATE U/W NCF          1.97x (based on aggregate P&I
 DSCR:                      payment)
----------------------------------------------------------------------

(1) The $231,000,000 loan represents the senior "A Note" portion of a $280,000,000 loan. Only the A Note is part of the trust fund. All LTV and DSCR numbers in the table above are based on the A Note only, unless otherwise noted.

(2) Both the A Note and the B Note are non-recourse and do not contain any carve-outs for which any person or entity other than the Borrower is liable.

(3) Defeasance of the A Note is only permitted if the B Note is simultaneously prepaid and/or defeased in full. Prepayment of the A Note is only permitted if the B Note is simultaneously prepaid in full.

(4)   See "Reserves" below.

(5)   See "Additional Debt" below.

(6)   See "Mezzanine Loan" below.

     THE LOAN. The largest loan (the 520 Madison Avenue Loan), representing approximately 14.3% of the Initial Pool Balance, is an "A Note" with a Cut-Off Date principal balance of $231,000,000. The 520 Madison Avenue Loan is a 10-year balloon loan that has a maturity date of December 1, 2012 (or the next business day) and provides for monthly payments of interest only for the first 36 months followed by monthly payments of principal and interest based on a 30-year amortization schedule. The 520 Madison Avenue Loan is secured by, among other things, a mortgage and security agreement encumbering the borrower's fee ownership interest in the 520 Madison Avenue Property, as well as an assignment of the borrower's interest in the rents and leases associated with the 520 Madison Avenue Property. For purposes of this securitization, this loan is expected to be rated investment grade by S&P and Fitch.

     The B Note secured by the same mortgage that secures the A Note is held by Teachers Insurance and Annuity Association of America and has a Cut-Off Date principal balance of $49,000,000. The B Note is not a part of the trust fund. For a discussion of the intercreditor arrangements relating to the A Note and the B Note, see "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

     THE BORROWER. The borrower under the 520 Madison Avenue Loan, 520 Madison Owners, L.L.C., is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, currently controlled by certain individuals affiliated with Tishman Speyer Properties, L.P. and certain members of the Crown Family. Tishman Speyer Properties has developed, operated or acquired interests in a portfolio of assets including New York properties such as Rockefeller Center, the Chrysler Building and the Equitable Center. Lester Crown and family are currently ranked fifty-third in the current edition of the Forbes 400 list of the wealthiest Americans and, together with affiliates of Tishman Speyer Properties, L.P., own interests in a number of assets including Rockefeller Center.

     Both the A Note and the B Note are non-recourse and do not contain any carve-outs for which any person or entity other than the Borrower is liable.

     THE PROPERTY. The 520 Madison Avenue property (the "520 Madison Avenue Property") is a 979,061 sq. ft. GLA, 43-story, multi-tenant, Class A commercial office building situated between Madison and Fifth Avenues and 53rd and 54th Streets in the Madison/Fifth Avenue Sub-District of the Plaza District of Midtown Manhattan. The leasable area of the 520 Madison Avenue Property consists primarily of multi-tenanted office space.

     MAJOR TENANT SUMMARY. The following table shows certain information regarding the ten largest tenants of the 520 Madison Avenue Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                                         % OF TOTAL
                                 CREDIT RATING                % OF       ANNUALIZED       ANNUALIZED     ANNUALIZED      LEASE
            TENANT              (FITCH/MIS/S&P)     GLA        GLA       BASE RENT     BASE RENT (PSF)    BASE RENT   EXPIRATION
------------------------------ ----------------- --------- ---------- --------------- ----------------- ------------ ------------
Mitsubishi International (1)       NR/A3/BBB+     249,543      25.5%   $ 21,007,620       $  84.18           33.8%       4/30/07
Jefferies & Company, Inc          NR/Baa3/BBB-     88,045       9.0       4,737,150       $  53.80            7.6        10/5/14
Metallgesellschaft                BBB/Baa3/NR      78,000       8.0       4,504,500       $  57.75            7.3        1/31/13
Freshfields Bruckhaus                  NR          44,800       4.6       2,912,000       $  65.00            4.7     10/25/2008
 Deringer LLP                                                                                                        & 7/31/2015
Tishman Speyer                         NR          67,652       6.9       2,268,289       $  33.53            3.7      8/31/2003
 Properties                                                                                                          - 5/31/2012
Credit Agricole                    AA+/Aa1/AA      38,660       3.9       2,164,960       $  56.00            3.5         4/1/08
Pilgrim Group                          NR          26,786       2.7       1,968,771       $  73.50            3.2        2/26/16
Credit Industriel ET                 A/A2/A        44,800       4.6       1,963,857       $  43.84            3.2        1/31/08
 Commercial
Wilmer Cutler & Pickering              NR          25,655       2.6       1,872,815       $  73.00            3.0        5/31/15
Arab Bank Limited                  BBB+/NR/NR      28,091       2.9       1,868,052       $  66.50            3.0        9/30/12
                                                  -------     -----    ------------       --------          -----
 TOTAL/WTD. AVG.                                  691,942      70.7%   $ 45,268,014       $  65.41           72.9%
 LARGEST TENANTS
Remaining Tenants                                 280,716      28.7%   $ 16,793,762       $  59.82           27.1%
Vacant Space                                        6,403       0.7%
                                                  -------     -----    ------------       --------          -----
 TOTAL/WTD. AVG. ALL                              979,061     100.0%   $ 62,061,776       $  63.80          100.0%

---------
(1) Rentable square feet as recited in Mitsubishi International Corporation's ("Mitsubishi") lease entered into in 1980 is 203,500 square feet. The indicated square feet of 249,453 GLA consists of 245,543 sq. ft. of office space and 3,910 sq. ft. of basement space. The 245,543 sq. ft. of office space reflects current industry standards for how that space would be measured (as determined by borrower). The Mitsubishi lease provided for a reset to the fair market value of the office space as of May 1, 2002. The borrower then increased Mitsubishi's base rent for the office space to reflect such fair market value to an amount equal to $85 psf GLA and 245,543 sq ft GLA. Although Mitsubishi has been paying rent in the amount described in the previous sentence, the borrower and Mitsubishi are currently in arbitration regarding this amount. The Mitsubishi lease is underwritten to a base rent of $16,710,618 (consisting of $67.50 psf on 245,543 sq ft GLA and $34.90 psf on 3,910 sq. ft. GLA for the basement space), and the Mitsubishi shortfall reserve was sized based upon this underwritten number. See "Reserves" below.

   LEASE EXPIRATION. The following table shows the lease expiration schedule for the 520 Madison Avenue Property:


                           LEASE EXPIRATION SCHEDULE

                                                                                     % OF TOTAL    ANNUALIZED
     YEAR ENDING        EXPIRING     % OF TOTAL      CUMULATIVE      ANNUALIZED      ANNUALIZED    BASE RENT
    DECEMBER 31,           GLA           GLA        OF TOTAL GLA      BASE RENT       BASE RENT      (PSF)
--------------------   ----------   ------------   --------------  --------------   ------------  -----------
Month to Month (1)        3,025          0.3%            0.3%       $   157,548           0.3%     $  52.08
2003                     62,856          6.4             6.7%         2,628,168           4.2      $  41.81
2004                          0          0.0             6.7%                 0           0.0      $   0.00
2005                          0          0.0             6.7%            13,200           0.0        NAP (2)
2006                      3,250          0.3             7.1%           195,627           0.3      $  60.19
2007                    293,103         29.9            37.0%        24,002,095          38.7      $  81.89
2008                    228,805         23.4            60.4%        10,968,933          17.7      $  47.94
2009                          0          0.0            60.4%                 0           0.0      $   0.00
2010                          0          0.0            60.4%                 0           0.0      $   0.00
2011                     17,922          1.8            62.2%         1,849,955           3.0      $ 103.22
2012                     89,666          9.2            71.4%         4,412,076           7.1      $  49.21
2013                    102,121         10.4            81.8%         6,557,938          10.6      $  64.22
2014                     96,763          9.9            91.7%         5,859,884           9.4      $  60.56
2015                     48,361          4.9            96.6%         3,447,581           5.6      $  71.29
2016 & Thereafter        26,786          2.7            99.3%         1,968,771           3.2      $  73.50
Vacant                    6,403          0.7           100.0%                 0           0.0      $   0.00
                        -------        -----                        -----------         -----
 TOTAL/WTD. AVG.        979,061        100.0%                       $62,061,776         100.0%     $  63.80
                        =======        =====                        ===========         =====

---------
(1)   Leases expiring prior to 3/1/2003.

(2)   Roof space leased to Winstar Wireless through 3/31/2005.


     RESERVES. The unfunded obligations reserve was funded at origination in the amount of $3,391,192 to cover the cost of tenant improvements and leasing commissions associated with certain tenants.

     Simultaneously, the borrower also funded a Mitsubishi refund reserve account in the amount of $1,000,000 to cover amounts that could be required to be refunded to Mitsubishi as a result of the above described arbitration proceeding. The borrower is also required to make monthly payments of $430,000 to the Mitsubishi refund reserve account until the Mitsubishi arbitration is concluded and the amount in the account is equal to the amount, if any, determined in the arbitration to be owed to Mitsubishi by the borrower. Amounts in the Mitsubishi refund reserve account will be released to the Mitsubishi shortfall reserve account (or, if no longer being funded, to the lockbox account) upon the determination that the borrower has no further liability to Mitsubishi.

     If, upon the conclusion of the Mitsubishi arbitration, it is determined that the monthly base rent payable by Mitsubishi is less than $1,378,125, then until the expiration of the Mitsubishi lease, the borrower will be required to make monthly payments to a shortfall reserve account in an amount equal to the difference between the monthly base rent that is determined in such arbitration to be payable by Mitsubishi, and $1,378,125; provided that no such payments will be required if such base rent is determined to be at least equal to $1,327,083 and the DSCR for the 520 Madison Avenue Property as calculated under the loan documents, has either (a) not fallen below 1.55x in any quarter, or
(b) has fallen below 1.55x in a quarter, but thereafter has risen above 1.55x for two consecutive quarters. Amounts in the Mitsubishi shortfall reserve account will be released to the rollover reserve account upon the expiration of Mitsubishi's lease at the 520 Madison Avenue Property.

     Additional springing reserves will be required for taxes, insurance, replacement reserves and TI/LCs if the DSCR (calculated using trailing quarter net operating income on an annual basis and assuming an 8% constant) on the aggregate principal balances of the A Note, the B Note and any permitted mezzanine debt falls below 1.25x in any quarter and has not thereafter risen above 1.30x for 2 consecutive quarters ("Low DSCR Period").

     Starting in May 2005 through May 2007 a monthly amount of 1/24th of $45 for each square foot of expiring space related to certain leases will be deposited into the rollover reserve account. If renewals or replacements of the applicable leases have been signed then 1/24th of the actual TI/LCs incurred by the borrower up to $45 per sq. ft. will be reserved. Prior to any termination of Mitsubishi's lease the borrower may use funds in the Mitsubishi shortfall reserve account to fund the rollover reserve account.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism. The terrorism coverage is required to be for an amount equal to $280,000,000 provided however that the annual premium for such terrorism coverage does not exceed the greater of (1) $978,000, and (2) the amount that would cause the sum of the annual premiums for all insurance policies required to be maintained by the borrower to exceed $1,956,000 (in each case, subject to an increase of 4% per year). If the premiums for coverage would exceed these amounts, the borrower is required to obtain terrorism coverage for the maximum amount that can be obtained for a premium equal to these maximum premiums.

     Pursuant to the loan documents, the borrower is permitted to maintain (and, as of the Cut-Off Date, was maintaining) certain insurance described in the previous paragraph under a blanket policy. A major casualty impacting the 520 Madison Avenue Property could also impact certain of the other properties covered by the blanket policy (such as Rockefeller Center and 666 Fifth Avenue), and as a result the amount recovered under such blanket policy could be insufficient to permit the borrower either to rebuild the 520 Madison Avenue Property or to repay all amounts owing to the trust fund. See "Risk Factors-Risks Associated with Blanket Insurance Policies" in this prospectus supplement.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. All payments are required to be paid directly to a hard lockbox. As long as an event of default does not exist under the loan documents and the 520 Madison Avenue Property is not in a Low DSCR Period, all funds in excess of certain required reserve amounts and the monthly debt service payment will be released daily to the borrower. During the continuance of a Low DSCR Period, funds in the lockbox will be used to pay required reserves, debt service on both the A Note and B Note, to pay certain approved or deemed approved operating expenses, to pay any lender for debt service owed under a mezzanine loan and all additional amounts will be held by the lender as additional collateral for the A Note and B Note or to pay other approved or deemed approved expenses relating to the 520 Madison Avenue Property.

     MEZZANINE LOAN. The ownership interests in the borrower secure a mezzanine loan with an outstanding principal balance at origination of $52,000,000 held by Bayerische Hypo-und Vereinsbank AG, New York Branch together with certain other lenders described in the mezzanine loan agreement. The loan documents require that the interest rate payable under the mezzanine loan (after giving effect to interest rate hedges) may not exceed 12% per annum. Under the mezzanine loan documents, an event of default under the 520 Madison Avenue Loan will constitute an event of default under the mezzanine loan. Pursuant to an intercreditor agreement, the mezzanine loan has been subordinated to the A Note and the B Note. The mezzanine lender is permitted to cure monetary and non-monetary defaults of the 520 Madison Avenue Loan and the related B Note, subject to certain limitations. Additionally, in the event that the A Note or its companion B Note has been accelerated or is being specially serviced, or if the Special Servicer is pursuing foreclosure on the 520 Madison Avenue Property, the mezzanine lender will have the right to purchase the A Note and its companion B Note upon ten business days' notice for an amount generally equal to the principal balance of the A Note and its companion B Note, plus accrued interest.

     ADDITIONAL DEBT. Teachers Insurance and Annuity Association of America holds a B Note in the original principal amount of $49,000,000, secured by the same mortgage that secures the A Note. For a discussion of the intercreditor arrangements relating to the A Note and B Note, see "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement. In addition, the borrower is permitted to incur customary trade payables and other customary indebtedness not to exceed $7,000,000 (subject to inflation increase each year up to a maximum amount of $9,800,000).

     PERMITTED TRANSFERS. No transfers of the collateral securing the 520 Madison Avenue Loan are permitted.

     Transfers of direct or indirect equity interests in the borrower are permitted, unless, at any time following such transfers: (a) prior to a foreclosure under any permitted mezzanine loan secured by equity interests in the borrower (or any transfer in lieu of such foreclosure), either (i) a combination of certain principals, executives and former executives of Tishman Speyer Properties, L.P. (together with their heirs, descendants, legatees and devisees), certain descendants of Arie and Ida Crown (together with their spouses, heirs, descendants, legatees and devisees) and certain financial institutions regularly involved in the business of owning and operating office properties in major metropolitan areas and satisfying certain other requirements, including having, excluding the 520 Madison Avenue Property, total assets (in name or under management) in excess of $2 billion and (except with respect to a pension advisory fund or similar fiduciary) shareholder's equity in excess of $1 billion (together with their wholly-owned subsidiaries), in the aggregate, own, directly or indirectly, less than 35% of the equity interests in the borrower or less than 35% of the right to distributions from the borrower, or (ii) the borrower ceases to be controlled in the manner set forth in the loan documents by combinations of certain people and entities described in the previous clause (i); or (b) following a foreclosure under any permitted mezzanine loan secured by equity interests in the borrower (or any transfer in lieu of such foreclosure), either (i) entities permitted under the loan documents to make or hold permitted mezzanine loans secured by equity interests in the borrower, in the aggregate, own, directly or indirectly, less than 51% of the equity interests in the borrower or of the right to distributions from the borrower, or (ii) the borrower ceases to be controlled in the manner set forth in the loan documents by any combination of such entities.

     Certain additional information regarding the 520 Madison Avenue Loan is set forth on Annex C to this prospectus supplement.

                             ONE NORTH WACKER DRIVE

----------------------------------------------------------------------
                    LOAN INFORMATION
----------------------------------------------------------------------
                        ORIGINAL          CUT-OFF DATE
                        ------------      ---------------
  BALANCE:(1)           $180,000,000      $180,000,000

  % OF POOL BY UPB:     11.2%

  ORIGINATION DATE:     October 30, 2002

  COUPON:(1)            5.1345%

  INTEREST ACCRUAL:     Actual / 360

  TERM:                 120 months

  AMORTIZATION:         First 24-months interest only,
                        then amortizing on a 30-year
                        amortization schedule

  OWNERSHIP INTEREST:   Fee Simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        November 1, 2012

  SPONSOR: ONW Chicago LLC, a special purpose entity beneficially owned by a closed end investment fund managed by RREEF Management L.L.C., a subsidiary of Deutsche Bank Asset Management

  CALL PROTECTION/      Defeasance permitted 2 years from
  LOCKOUT:(2)           the date of securitization with U.S.
                        Treasuries. Not prepayable until 6
                        months prior to maturity.

  LOAN/SF:(1)           $134

  UP-FRONT RESERVES:    TI/LC: $26,034,635(3)

  ONGOING / SPRINGING   Springing reserves for taxes, insurance,
  RESERVES:             replacement reserves and TI/LC(3)
                        TI/LC Reserve Account(3)

  CASH MANAGEMENT:      Hard Lockbox

  ADDITIONAL SECURED/   Teachers Insurance and Annuity
  MEZZANINE DEBT:       Association of America holds a
                        $45,000,000 junior loan secured by
                        the same mortgaged property ("B
                        Note").
----------------------------------------------------------------------

----------------------------------------------------------------------
                         PROPERTY INFORMATION
-----------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:    Single Asset

  PROPERTY TYPE:             CBD Office

  PROPERTY LOCATION:         Chicago, Illinois

  OCCUPANCY:                 91.5%

  OCCUPANCY AS OF DATE:      January 1, 2003

  YEAR BUILT:                2001

  YEAR RENOVATED:            NAP

  COLLATERAL:                The collateral consists of a 51-story,
                             Class A office building containing
                             approximately 1,343,692 square feet
                             located at the northeast corner of the
                             intersection of North Wacker Drive and
                             West Madison Street in the West Loop
                             submarket of Chicago's Central Business
                             District.

  PROPERTY MANAGEMENT:       Buck Management Group LLC

  APPRAISED VALUE:           $422,000,000

  APPRAISAL VALUE DATE:      November 1, 2002

  CUT-OFF DATE LTV:(1)       42.7%

  AGGREGATE CUT-OFF DATE     53.3%
  LTV:

  BALLOON LTV:(1)            37.0%

  U/W NOI:                   $28,966,769

  U/W NCF:                   $27,671,073

  CURRENT ANNUAL DEBT        $11,773,548 (based on P&I payment)
  SERVICE:(1)

  U/W NOI DSCR:(1)           2.46x (based on P&I payment)

  AGGREGATE U/W NOI          1.95x (based on aggregate P&I
  DSCR:                      payment)

  U/W NCF DSCR:(1)           2.35x (based on P&I payment)

  AGGREGATE U/W              1.86x (based on aggregate P&I
  NCF DSCR:                  payment)
----------------------------------------------------------------------

(1) The $180,000,000 loan represents the senior A Note portion of a $225,000,000 loan. Only the A Note is part of the trust fund. All LTV and DSCR numbers in this table are based on the A Note only, unless otherwise noted.

(2) Defeasance of the A Note is only permitted if the B Note is simultaneously prepaid and/or defeased in full. Prepayment of the A Note is only permitted if the B Note is simultaneously prepaid in full.

(3)   See "Reserves" below.

     THE LOAN. The second largest loan (the One North Wacker Loan), representing approximately 11.2% of the Initial Pool Balance, is an "A Note" with a Cut-Off Date principal balance of $180,000,000. The One North Wacker Loan is a 10-year balloon loan that has a maturity date of November 1, 2012 and provides for payments of interest only for the first 24 months, followed by monthly payments of principal and interest based on a 30-year amortization schedule. The One North Wacker Loan is secured by, among other things, a mortgage and security agreement encumbering the borrower's fee ownership interest in the One North Wacker Property, as well as an assignment of the borrower's interest in the rents and leases associated with the One North Wacker Property. For purposes of this securitization, this loan is expected to be rated investment grade by S&P and Fitch.

     The B Note secured by the same mortgage that secures the A Note is held by Teachers Insurance and Annuity Association of America and has a Cut-Off Date principal balance of $45,000,000. The B Note is not part of the trust fund. For a discussion of the intercreditor arrangements relating to the A Note and the B Note, see "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

     THE BORROWER. The borrower under the One North Wacker Loan, One North Wacker Drive Chicago, L.P., is a Delaware limited partnership that is a special purpose, bankruptcy remote entity, sponsored by ONW Chicago LLC, an entity managed by RREEF Management L.L.C., which is a subsidiary of Deutsche Bank Asset Management. RREEF Management L.L.C., founded in 1975, is a full-service real estate investment advisor with $17.6 billion of assets under management.

     THE PROPERTY. The One North Wacker property (the "One North Wacker Property") consists of a 51-story, Class A office building containing approximately 1,343,692 square feet located at the northeast corner of the intersection of North Wacker Drive and West Madison Street in the West Loop submarket of the Chicago, Illinois Central Business District. Entrances to Chicago's primary commuter rail stations, Northwestern and Union Stations are located one block west of the Property's Wacker Drive entrance and the Chicago Transit Authority's light rail rapid transit system is located one block east of the Property's Franklin Street entrance.

     MAJOR TENANT SUMMARY. The following table shows certain information regarding the ten largest tenants of the One North Wacker Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT



                                CREDIT RATING
                                  OF PARENT
                                   COMPANY                                            ANNUALIZED   % OF TOTAL
                                 (FITCH/MIS/                            ANNUALIZED     BASE RENT   ANNUALIZED     LEASE
            TENANT                  S&P)           GLA      % OF GLA     BASE RENT       (PSF)      BASE RENT   EXPIRATION
------------------------------ -------------- ------------ ---------- -------------- ------------ ------------ -----------
UBS AG                           AAA/Aa2/AA      452,049       33.6%   $11,526,022      $25.50         39.7%     9/30/12
PriceWaterhouse Coopers (1)          NR          230,066       17.1      4,520,797      $19.65         15.6     10/31/13
Citadel Investment Group (2)         NR          161,488       12.0      4,360,176      $27.00         15.0     11/30/12
Options Clearing Corp             NR/NR/AAA      105,226        7.8      2,051,906      $19.50          7.1      1/31/14
Adams Street Partners                NR           40,504        3.0        972,096      $24.00          3.3      9/30/12
Merrill Lynch                    AA-/Aa3/A+       42,250        3.1        971,750      $23.00          3.3      2/28/15
General Reinsurance Corp          NR/Aaa/NR       34,229        2.5        753,038      $22.00          2.6      4/30/13
Lend Lease Real Estate
 Investments                      NR/NR/A-        35,031        2.6        721,639      $20.60          2.5     11/30/06
Willis Stein Partners                NR           22,180        1.7        621,040      $28.00          2.1      2/28/12
L.E.K. Consulting                    NR           15,134        1.1        434,346      $28.70          1.5      9/30/07
 TOTAL/WTD. AVG. LARGEST
  TENANTS                                      1,138,157       84.7     26,932,809      $23.66         92.8
                                               ---------      -----    -----------      ------        -----
Remaining Tenants                                 91,065        6.8      2,087,636      $22.92          7.2
Vacant Space                                     114,470        8.5
                                               ---------      -----    -----------      ------        -----
 TOTAL/WTD. AVG. ALL                           1,343,692      100.0%   $29,020,445      $23.61        100.0%

---------

(1) PriceWaterhouse Coopers leases a total of 230,066 square feet and has taken occupancy of the entire space. However, the tenant is currently paying $2.3 million of base rent on 120,066 square feet and has a free base rent period on the remaining 110,000 square feet (rent commences in January 2004).

(2) Citadel Investment Group never took occupancy and is marketing the space for sublease. Citadel Investment Group has subleased 71.5% of its space as of the Cut-Off Date. See "Citadel" below.

   LEASE EXPIRATION. The following table shows the lease expiration schedule for the One North Wacker Property:


                           LEASE EXPIRATION SCHEDULE

                                                                                       % OF TOTAL     ANNUALIZED
    YEAR ENDING         EXPIRING      % OF TOTAL      CUMULATIVE       ANNUALIZED      ANNUALIZED     BASE RENT
    DECEMBER 31,           GLA            GLA        OF TOTAL GLA       BASE RENT       BASE RENT       (PSF)
-------------------   ------------   ------------   --------------   --------------   ------------   -----------
2003                           0           0.0%            0.0%       $         0           0.0%      $  0.00
2004                           0           0.0             0.0%                 0           0.0       $  0.00
2005                           0           0.0             0.0%                 0           0.0       $  0.00
2006                      37,781           2.8             2.8%           721,639           2.5       $ 19.10
2007                      67,579           5.0             7.8%         1,755,939           6.1       $ 25.98
2008                       5,748           0.4             8.3%           112,086           0.4       $ 19.50
2009                      13,128           1.0             9.2%           270,069           0.9       $ 20.57
2010                           0           0.0             9.2%                 0           0.0       $  0.00
2011                           0           0.0             9.2%                 0           0.0       $  0.00
2012                     686,303          51.1            60.3%        17,703,222          61.0       $ 25.80
2013                     264,295          19.7            80.0%         5,273,835          18.2       $ 19.95
2014                     105,226           7.8            87.8%         2,051,906           7.1       $ 19.50
2015                      42,250           3.1            91.0%           971,750           3.3       $ 23.00
2016 & thereafter          6,912           0.5            91.5%           160,000           0.6       $ 23.15
Vacant                   114,470           8.5           100.0%                 0           0.0       $  0.00
                         -------         -----                        -----------         -----
 TOTAL/WTD. AVG.       1,343,692         100.0%                       $29,020,445         100.0%      $ 23.61
                       =========         =====                        ===========         =====

     RESERVES. Springing reserves for taxes, insurance, replacement reserves and TI/LCs are triggered if NOI based on quarterly annualized trailing twelve months falls below 75% of NOI at origination. At origination the borrower was also required to fund the TI/LC reserve in an amount equal to $26,034,635 to cover the unfunded cost of tenant improvements and leasing commissions associated with certain existing tenants. As of February 25, 2003, $22,950,403 of these funds remain. Additionally, in the event that certain major tenants either terminate or elect not to renew their leases, the borrower will be required to fund the TI/LC reserve in the amount of $40 psf with respect to such terminated or expiring lease. See also "Citadel" and "Master Lease" below.


     CITADEL. Citadel Investment Group ("Citadel"), a tenant leasing 161,488 sq. ft. has not taken occupancy of the leased space and is marketing the space for sublease. In connection with this unoccupied space $7,216,229 was funded into the TI/LC reserve at origination as described in "Reserves" above. Additionally, Citadel posted a $5.96 million letter of credit to the borrower as credit support for its rental obligations, and the borrower made an unperfected pledge to the lender of its rights under such letter of credit. The borrower is required to remit directly into the TI/LC reserve any amounts drawn by or on behalf of the borrower under the letter of credit for application toward TI/LC costs incurred in connection with a replacement lease of the space currently leased by Citadel.

     MASTER LEASE. At origination, the borrower, as lessor, entered into a master lease for approximately 112,341 sq. ft. of vacant space at the One North Wacker Property with One North Wacker Venture, L.L.C., the seller of the One North Wacker Property, as lessee (the "One North Wacker Seller"), for a period of up to two years. At the same time, the One North Wacker Seller deposited $8,976,929, the aggregate amount of all rental obligations due under the Master Lease, into an escrow account from which rental payments are remitted to the borrower on a monthly basis. If, prior to the second anniversary of the origination of the One North Wacker Loan, (1) funding of the springing reserves is triggered as described in "Reserves" above, or (2) there is an event of default under the loan, or (3) there is a monetary or other material default by Citadel under its lease, all amounts which would otherwise be remitted to the borrower, as described in the preceding sentence, shall instead be remitted into the TI/LC reserve for application toward TI/LC costs incurred in connection with a replacement lease of the space currently leased by Citadel.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism. However, the terrorism insurance coverage is subject to a coverage amount equal to the lesser of (1) the insurable value of the One North Wacker Property and (2) $200 million, provided that the maximum premium is $2.25 million per year (increased 5% annually). If the cost of terrorism coverage is more than this capped premium, the borrower is only required to maintain terrorism coverage in the amount of coverage as may be obtained for such maximum premium of $2.25 million per year (increased 5% annually). Currently, the One North Wacker Property is covered for $225 million of terrorism insurance.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. In connection with the origination of the One North Wacker Loan, the borrower was required to establish a lockbox into which the borrower is required to deposit, or cause to be deposited, all rents and other revenue from the One North Wacker Property which is swept daily to the borrower. Upon the occurrence of (1) an event of default under the loan or (2) borrower's NOI based on quarterly annualized trailing twelve months falls below 75% of NOI at origination, all amounts on deposit in the lockbox account will be used to pay any required reserves and other amounts due under the One North Wacker Loan prior to being remitted to the borrower.

     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. Teachers Insurance and Annuity Association of America holds a B Note in the original principal amount of $45,000,000, secured by the same mortgage that secures the A Note. For a discussion of the intercreditor arrangements relating to the A Note and B Note, see "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement. In addition, the borrower is permitted to incur customary trade payables to the extent that they do not exceed 2% of the original loan balance in the aggregate.

     PERMITTED TRANSFERS. The One North Wacker borrower may transfer all of the collateral securing the One North Wacker Loan (subject to a satisfactory assumption agreement) to a single-purpose entity that is controlled by (1) Deutsche Bank, A.G., or (2) a closed-end or open-end fund (including Chicago PremiumInvest L.P.) managed by Deutsche Bank A.G. or an affiliate of Deutsche Bank A.G., or (3) DB Real Estate Management GmbH, or (4) certain institutions that are regularly engaged in the business of owning and operating office properties in major metropolitan areas and that meet certain minimum asset and other requirements, or (5) certain persons or institutions for which rating agency confirmation is received.

     In addition, equity interests in the borrower may be transferred, provided that after any such transfer, the entities listed in (1) through (5) in the preceding sentence, either individually or in the aggregate, continue to own more than 50% of the direct or indirect equity interests in, and rights to distributions from, the borrower and each of the borrower's general partners.

     Certain additional information regarding the One North Wacker Loan is set forth on Annex C to this prospectus supplement.

                                 SUNVALLEY MALL

----------------------------------------------------------------------
                        LOAN INFORMATION
----------------------------------------------------------------------
                             Original            Cut-Off Date
                             ------------        ---------------

  BALANCE:                   $135,000,000        $134,691,998

  % OF POOL BY UPB:          8.4%

  ORIGINATION DATE:          December 9, 2002

  COUPON:                    5.67%

  INTEREST ACCRUAL:          Actual / 360

  TERM:                      118 months to Anticipated
                             Repayment Date

  AMORTIZATION:              30 years

  OWNERSHIP INTEREST:        Fee Simple and Leasehold

  PAYMENT DATE:              1st of the month

  ARD/MATURITY DATE:         November 1, 2012/November 1,
                             2032(1)

  SPONSOR:                   Taubman Realty Group

  CALL PROTECTION/LOCKOUT:   Defeasance permitted 2 years from
                             the date of securitization with U.S.
                             Treasuries. Not prepayable until 3
                             months prior to maturity.

  LOAN/SF:(2)                $        135

  UP-FRONT RESERVES:         TI/LC: $2,468,640(3)

  ONGOING / SPRINGING        Springing reserves for taxes,
  RESERVES:                  insurance, replacement reserves
                             and TI/LC(3)
                             Ground Lease Reserve(3)

  CASH MANAGEMENT:           Hard Lockbox

  ADDITIONAL SECURED /       None permitted
  MEZZANINE DEBT:
----------------------------------------------------------------------

----------------------------------------------------------------------
                         PROPERTY INFORMATION
----------------------------------------------------------------------
   SINGLE ASSET/PORTFOLIO:   Single Asset

   PROPERTY TYPE:            Regional Mall

   PROPERTY LOCATION:        Concord, California

   MALL SHOP OCCUPANCY:      94.1%

   MALL SHOP SALES PSF:      $408

   MALL SHOP OCCUPANCY       14.6%
   COST:

   OCCUPANCY AS OF DATE:     September 12, 2002

   YEAR BUILT:               1967

   YEAR RENOVATED:           1990-1991

   COLLATERAL:               The collateral consists of a
                             super-regional shopping mall
                             containing 503,925 mall shop sq ft
                             and is anchored by J.C. Penney,
                             Sears, Macy's, Macy's Men and
                             Mervyn's. Total owned GLA (not
                             including Macy's ground lease) is
                             1,001,014 while total GLA of the mall
                             is 1,445,115 sq ft.

   PROPERTY MANAGEMENT:      The Taubman Company, LLC

   APPRAISED VALUE:          $216,000,000

   APPRAISAL VALUE DATE:     October 14, 2002

   CUT-OFF DATE LTV:         62.4%

   BALLOON LTV:              52.7%

   U/W NOI:                  $19,860,595

   U/W NCF:                  $18,950,763

   CURRENT ANNUAL DEBT       $9,371,712
   SERVICE:

   U/W NOI DSCR:             2.12x

   U/W NCF DSCR:             2.02x
----------------------------------------------------------------------

(1) The Anticipated Repayment Date is November 1, 2012. The scheduled maturity date of the loan, if not repaid on the Anticipated Repayment Date, is November 1, 2032.

(2) Does not include Macy's square footage because Macy's owns the improvements and the borrower owns the land.

(3)   See "Reserves" below.

     THE LOAN. The third largest loan (the "Sunvalley Mall Loan"), representing approximately 8.4% of the Initial Pool Balance, with a Cut-Off Date principal balance of $134,691,998, is a 358-month loan that has a maturity date of November 1, 2032 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Sunvalley Mall Loan has an Anticipated Repayment Date of November 1, 2012. After the Anticipated Repayment Date, any principal outstanding on that date will accrue interest at an increased interest rate, equal to the greater of 10.67% or the then current treasury rate plus 5%. The Sunvalley Mall Loan is secured by, among other things, a fee and leasehold deed of trust encumbering the borrower's fee and leasehold interest in the Sunvalley Mall Property, assignment of rents, security agreement and fixture filing encumbering the borrower's fee and leasehold interest in the Sunvalley Mall Property. For purposes of this securitization, this loan is expected to be rated investment grade by S&P and Fitch.

     THE BORROWER. The borrower under the Sunvalley Mall Loan, Sunvalley Shopping Center LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by The Taubman Realty Group Limited Partnership. Taubman Realty Group owns, develops, acquires and operates regional shopping centers nationally. Taubman Realty Group currently owns and/or manages 30 urban and suburban regional and super regional shopping centers in 13 states.

     THE PROPERTY. The Sunvalley Mall property (the "Sunvalley Mall Property") is a 1,445,115 sq. ft. GLA regional mall of which 1,001,014 sq. ft. GLA are part of the collateral located in Concord, California and anchored by Sears, J.C. Penney, Macy's, Macy's Men and Mervyn's. Sears is separately owned and is not part of the collateral and Macy's owns its improvements but ground leases the anchor pad from the borrower. The property consists of a two-level enclosed regional mall located at the Northwest corner of Willow Pass Road and Interstate 680.

     MAJOR TENANT SUMMARY. The following tables show certain information regarding the anchor department stores and five largest mall shops of the Sunvalley Mall Property:


                                ANCHOR TENANTS

                                                       CREDIT RATING OF
                                                        PARENT COMPANY                 COLLATERAL     OPERATING COVENANT
      ANCHOR                 PARENT COMPANY            (FITCH/MIS/S&P)       GLA        INTEREST          EXPIRATION
------------------   ------------------------------   -----------------   ---------   ------------   -------------------
Sears                Sears                               BBB+/Baa1/A-      240,869         No              Expired
J.C. Penney          J.C. Penney                         BB+/Ba3/BBB-      215,769         Yes             Expired
Macy's               Federated Dept Stores              BBB+/Baa1/BBB+     203,232         Yes(1)          Expired
Macy's Men           Federated Dept Stores              BBB+/Baa1/BBB+     180,000         Yes             8/31/14
Mervyn's             Target Corporation                    A/A2/A+          77,560         Yes             7/31/06
Longs Drugs          Longs Drug Store Corporation             NR            23,760         Yes             1/31/19
                                                                           -------
 TOTAL/WTD. AVG.                                                           941,190
                                                                           =======

---------
(1) Only the fee interest and borrower's interest as lessor under the ground lease are part of the collateral.

             FIVE LARGEST MALL SHOPS BASED ON ANNUALIZED BASE RENT

                        CREDIT RATING                                            % OF
                          OF PARENT                                              TOTAL
                           COMPANY                                            ANNUALIZED   ANNUALIZED     ANNUAL
                         (FITCH/MIS/              % OF TOTAL    ANNUALIZED       BASE       BASE RENT     SALES       LEASE
        TENANT               S&P)         GLA         GLA        BASE RENT       RENT         (PSF)     (PSF) (3)   EXPIRATION
---------------------- --------------- --------- ------------ -------------- ------------ ------------ ----------- -----------
Copeland Sports               NR         52,000       10.3%    $   850,000         5.0%      $16.35       $173      1/31/2015
24 Hour Fitness               NR         31,774        6.3         800,000         4.7       $25.18       $N/A      1/31/2013
Express/Lerner           NR/Baa1/BBB+    13,224        2.6         362,378         2.1       $27.40       $363      1/31/2013
Gap/Gap Kids             BB-/Ba2/BB+     10,029        2.0         340,986         2.0       $34.00       $448      7/31/2003
Champs Sports             NR/Ba3/BB+      5,282        1.0         300,017         1.7       $56.80       $620      1/31/2013
                                         ------      -----     -----------       ------      ------
 TOTAL/WTD. AVG.                        112,309       22.3       2,653,381        15.5        23.63
Remaining Tenants(1)                    361,764       71.8      14,504,237        84.5        40.09
Vacant Space                             29,852        5.9               0         0.0         --
                                        -------      -----     -----------       ------      ------
 TOTAL/WTD. AVG.(2)                     503,925      100.0%    $17,157,618       100.00%     $36.19

---------
(1)   Includes restaurants, pads and storage.
(2)   Excludes anchor tenants.
(3)   Trailing 12 months ending 9/30/2002 sales per square foot.

     LEASE EXPIRATION. The following table shows the lease expiration schedule for the Sunvalley Mall Property:


                           LEASE EXPIRATION SCHEDULE
                              (EXCLUDES ANCHORS)

                                                                                        % OF TOTAL     ANNUALIZED
    YEAR ENDING                            % OF        CUMULATIVE       ANNUALIZED      ANNUALIZED     BASE RENT
    DECEMBER 31,       EXPIRING GLA     TOTAL GLA     OF TOTAL GLA       BASE RENT       BASE RENT       (PSF)
-------------------   --------------   -----------   --------------   --------------   ------------   -----------
Month to Month(1)           5,162           1.0%            1.0%       $   147,070           0.9%       $ 28.49
2003                       24,361           4.8             5.9%         1,060,983           6.2        $ 43.55
2004                       12,735           2.5             8.4%           953,626           5.6        $ 74.88
2005                       39,106           7.8            16.1%         1,476,435           8.6        $ 37.75
2006                       14,402           2.9            19.0%           818,918           4.8        $ 56.86
2007                       47,165           9.4            28.4%         2,095,693          12.2        $ 44.43
2008                       23,954           4.8            33.1%           887,557           5.2        $ 37.05
2009                       26,452           5.2            38.4%         1,219,144           7.1        $ 46.09
2010                       44,015           8.7            47.1%         1,766,425          10.3        $ 40.13
2011                       60,628          12.0            59.1%         2,070,855          12.1        $ 34.16
2012                       36,359           7.2            66.3%         1,234,125           7.2        $ 33.94
2013                       50,752          10.1            76.4%         1,504,467           8.8        $ 29.64
2014                       11,242           2.2            78.6%           422,890           2.5        $ 37.62
2015                       64,022          12.7            91.4%           999,430           5.8        $ 15.61
2016 & Thereafter          13,718           2.7            94.1%           500,000           2.9        $ 36.45
Vacant                     29,852           5.9           100.0%                 0           0.0        $  0.00
                           ------         -----                        -----------         -----
 TOTAL/WTD. AVG.          503,925         100.0%                       $17,157,618         100.0%       $ 36.19
                          =======         =====                        ===========         =====

---------

(1)   Leases expiring prior to 3/1/2003.


     RESERVES. At origination, the TI/LC reserve was funded in the amount of $2,468,640 to cover the cost of tenant improvements associated with certain tenants. Springing reserves for taxes, insurance, TI/LCs and the replacements are required upon the occurrence of (1) an event of default under the loan, (2) a failure to pay the outstanding principal balance of the Sunvalley Mall Loan at the Anticipated Repayment Date or (3) the debt service coverage ratio, as calculated pursuant to the loan documents, is less than 1.71x, as tested quarterly (a "Sunvalley DSCR Trigger"); provided that if the reserves are triggered as a result of a failure to meet the required debt service coverage ratio and the debt service coverage ratio has increased to an amount not less than 110% of the debt service coverage ratio at the time of the Sunvalley DSCR Trigger but not less than 1.81x for 2 consecutive quarters (a "Sunvalley Lockbox Termination Event"), the borrower will no longer be required to make the reserve payments and funds in the account will be released to the borrower. Upon the occurrence of a Sunvalley DSCR Trigger, the borrower is required to make monthly deposits of (1) $40,000 into the ongoing TI/LC reserve and (2) the sum of (a) $8,333 plus (b) $0.20 psf for owned anchor square footage to the extent vacant or not leased, divided by 12, into the replacements reserve. Additionally, the borrower is required to fund a ground lease reserve on a monthly basis, in an amount equal to 1/12th of all additional rent due under the ground lease based upon the amount set forth in the annual budget of the borrower. See "Ground Lease" below.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism; provided that the borrower may maintain the terrorism coverage through a blanket policy with a required deductible not in excess of $500,000 if the Rating Agencies confirm in writing that maintaining the coverage through a blanket policy will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The blanket policy deductible may be in a higher amount if the borrower provides a letter of credit to the lender in an amount equal to the difference between the actual deductible and the required deductible for terrorism insurance to be drawn upon by lender to pay amounts that would have been paid by the issuer of the blanket policy if the required deductible for terrorism had been maintained. Notwithstanding the foregoing, the borrower is only required to maintain terrorism coverage in the amount of coverage as may be obtained at a cost equal to (1) for the first four years after the one year anniversary of the origination date, 150% of the cost of the terrorism coverage required as of the origination date and (2) commencing with the sixth year after the origination date, 200% of the cost of the terrorism coverage required as of the origination date.

     Because the Sunvalley Mall Property is located in a Uniform Building Code Seismic Zone 4, Merritt & Harris was engaged to conduct a probable maximum loss ("PML") analysis in connection with the origination of the Sunvalley Mall Loan. Merritt & Harris provided two separate PML analyses, the Scenario Expected Loss ("SEL"), defined as the mean damage for the 475-year recurrence intervals earthquake, and Scenario Upper Loss ("SUL") defined as the 90th percentile damage for the 475-year recurrence intervals earthquake (both with a 10% probability of exceedance in 50 years). According to the Merritt & Harris report, the SEL for the entirety of the Sunvalley Mall Property was approximately 15% and the SUL for the entirety of the Sunvalley Mall Property was approximately 26%. The borrower is required under its loan documents to maintain an earthquake insurance policy in an amount equal to $42,000,000, which is approximately 1.3 times SUL, and 2.1 times SEL, based on the insurable value indicated in the appraisal, with a deductible not greater than five percent of such insurable value.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. In connection with the origination of the Sunvalley Mall Loan, the borrower was required to establish a lockbox into which the borrower is required to deposit, or cause to be deposited, all rents and other revenue from the Sunvalley Mall Property which is swept daily to the borrower. Upon the occurrence of (1) an event of default under the loan, (2) a failure to pay the outstanding principal balance of the Sunvalley Mall Loan at the Anticipated Repayment Date or (3) a Sunvalley DSCR Trigger until the cure of the event of default or a Sunvalley Lockbox Termination Event all amounts on deposit in the lockbox account will be used to pay any required reserves and other amounts due under the Sunvalley Mall Loan prior to being remitted to the borrower. After the Anticipated Repayment Date, all excess cash flow remaining in the lockbox account after payment of the monthly debt service, any required reserves and other amounts due under the Sunvalley Mall Loan and cash expenses of the borrower will be used to hyperamortize the outstanding principal balance of the loan. Additionally, if the debt service coverage ratio, as calculated pursuant to the loan documents, is less than 1.10x, as tested quarterly, all amounts in the lockbox account after payment of the monthly debt service, required reserves, approved capital and operating expenses of the borrower and certain other expenses are required to be held as additional collateral for the Sunvalley Mall Loan or used to pay operating expenses approved by the lender or sums due under the loan documents and will not be released to the borrower until the debt service coverage ratio, as calculated pursuant to the loan documents, is greater than 1.15x for two consecutive calendar quarters.


     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. None permitted except (1) unsecured debt not exceeding $3,500,000 (excluding amounts payable to the ground lessor under the ground lease and amounts payable to tenants for tenant improvements, tenant allowances or similar payments), incurred in the ordinary course of business relating to the ownership and operation of the Sunvalley Mall Property and (2) debt incurred in the ordinary course of business in connection with the financing of fixtures, equipment or personal property at the Sunvalley Mall Property which may not exceed $3,000,000.

     PERMITTED TRANSFERS. Transfers of the Sunvalley Mall Property (subject to a satisfactory assumption agreement) or of the direct membership interests in the borrower are permitted upon rating agency confirmation to (1) certain entities that meet net worth and other requirements set forth in the loan documents (or any other entity upon rating agency confirmation) or (2) entities controlled, and 50% owned, directly or indirectly, by The Taubman Realty Group Limited Partnership. Transfers (but not pledges or other encumbrances) of the direct or indirect ownership interests in borrower are permitted if, after giving effect to such transfer, the borrower is controlled, and at least 50% owned, directly or indirectly, by (1) certain entities that meet net worth and other requirements set forth in the loan documents, (2) entities controlled, and at least 50% owned, directly or indirectly, by The Taubman Realty Group Limited Partnership or (3) The Taubman Realty Group Limited Partnership (collectively, "Sunvalley Transferees"); provided that this will not restrict the transfer of interests in The Taubman Realty Group Limited Partnership, any Sunvalley Transferees or any other entity so long as, among other things, at least 50% of the direct and/or indirect ownership interests in borrower are owned by a Sunvalley Transferee and the borrower is controlled by a Sunvalley Transferee.

     Notwithstanding the foregoing, as a result of the conviction of A. Alfred Taubman (who, through various trusts, has a 50% interest in the Sunvalley Mall Property and the right to veto any major decision regarding the Sunvalley Mall Property) in December 2001 for violation of the Sherman Anti-Trust Act in connection with the price-fixing involving Sotheby's and Christie's, the lender required, and the loan documents provide that (1) A. Alfred Taubman may not at any time hold more than 50% of the direct or indirect equity interests in, or rights to distribution, from the borrower (excluding his direct or indirect ownership interests in The Taubman Realty Group Limited Partnership), and may not be the managing general partner, directly or indirectly, of the managing member of the borrower and (2) if A. Alfred Taubman has the right to be the managing general partner of the managing member of the borrower, he is required to cause an entity wholly owned and controlled by Robert Taubman or, in the event of Robert Taubman's death or disability, William S. Taubman, to be the managing partner of managing member of the borrower.

     GROUND LEASE. A majority portion of the Sunvalley Mall Property is leased by the borrower pursuant to a ground lease that expires on October 29, 2061. The ground lease provides for annual base rental payments of $72,000 per year and additional rent in an amount generally equal to the amount by which 8.5% of base rent and percentage rent from tenants occupying less than 100,000 square feet of floor area exceeds $50,000. In connection with a prior mortgage financing, the ground lessor and the mortgagee of the prior financing entered into a mortgagee protection agreement which has been assigned to the mortgagee of the Sunvalley Mall Loan providing, among other things, for certain leasehold mortgagee protections not provided in the Ground Lease, including the right to receive a new ground lease in the event of a termination of the Ground Lease. However, in the event the mortgage is foreclosed, the mortgagee protection agreement will no longer be in effect and the benefits provided in the mortgagee protection agreement would not be available to any mortgagee of the purchaser of the Sunvalley Mall Property at foreclosure or any subsequent purchaser. See "Risk Factors--Ground Leases and Other Leasehold Interests" in this prospectus supplement.

     Certain additional information regarding the Sunvalley Mall Loan is set forth on Annex C to this prospectus supplement.

                            BRIDGEWATER COMMONS MALL

----------------------------------------------------------------------
                    LOAN INFORMATION
----------------------------------------------------------------------
                         Original        Cut-Off Date
                         ------------    ---------------

  BALANCE:(1)            $117,500,000    $117,223,768

  % OF POOL BY UPB:      7.3%

  ORIGINATION DATE:      December 9, 2002

  COUPON:(1)             5.13%

  INTEREST ACCRUAL:      30 / 360

  TERM:                  120 months

  AMORTIZATION:          Monthly amortization based on a
                         30-year amortization schedule

  OWNERSHIP INTEREST:    Fee Simple

  PAYMENT DATE:          1st of the month

  MATURITY DATE:         January 1, 2013

  SPONSOR:(2)            Four State Properties, LLC (The
                         Rouse Company 35%, JP Morgan
                         Fleming Asset Management 32.5%,
                         New York State Teachers'
                         Retirement System 32.5%)

  CALL PROTECTION/       Defeasance permitted 2 years
  LOCKOUT:(3)            from the date of securitzation with
                         U.S. Treasuries. Not prepayable until
                         3 months prior to maturity.

  LOAN/SF:(1)            $219

  UP-FRONT RESERVES:     None

  ONGOING / SPRINGING    Springing reserves for taxes,
  RESERVES:              insurance, replacement reserves
                         and TI/LCs(4)

  CASH MANAGEMENT:       Hard Lockbox

  ADDITIONAL SECURED /   Teachers Insurance and Annuity
  MEZZANINE DEBT:        Association of America holds a
                         junior loan with a Cut-Off Date
                         principal balance of $32,432,231
                         secured by the same mortgaged
                         property ("B Note").

----------------------------------------------------------------------
                         PROPERTY INFORMATION
-----------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Regional Mall

  PROPERTY LOCATION:        Somerset County, New Jersey

  MALL SHOP OCCUPANCY:      94.9%

  MALL SHOP SALES PSF       $583

  MALL SHOP OCCUPANCY       13.4%
  COST

  OCCUPANCY AS OF DATE:     October 18, 2002

  YEAR BUILT:               1988

  YEAR RENOVATED:           NAP

  COLLATERAL:               The collateral consists of a
                            super-regional shopping mall containing
                            total gross leasable area of 887,057 sq
                            ft including 146 specialty stores, a
                            7-screen AMC Theater and a
                            14-merchant food court. The mall is
                            anchored by Macy's and Lord & Taylor,
                            which are separately owned and not
                            part of the collateral, and
                            Bloomingdale's, which is part of the
                            collateral. Total owned gross leasable
                            area is 534,706.

  PROPERTY MANAGEMENT:      Rouse Property Management, Inc.

  APPRAISED VALUE:          $255,000,000

  APPRAISAL VALUE DATE:     December 1, 2002

  CUT-OFF DATE LTV:(1)      46.0%

  AGGREGATE CUT-OFF         58.7%
  DATE LTV:

  BALLOON LTV:(1)           37.6%

  U/W NOI:                  $ 21,116,689

  U/W NCF:                  $ 20,533,569

  CURRENT ANNUAL DEBT       $7,681,608 (based on P&I payment)
  SERVICE:(1)

  U/W NOI DSCR:(1)          2.75x (based on P&I payment)

  AGGREGATE U/W NOI         2.12x (based on aggregate P&I
  DSCR:                     payment)

  U/W NCF DSCR:(1)          2.67x (based on P&I payment)

  AGGREGATE U/W NCF         2.06x(based on aggregate P&I
  DSCR:                     payment)
----------------------------------------------------------------------

(1) The $117,500,000 loan represents the senior A Note portion of a $150,000,000 loan. Only the A Note is part of the trust fund. All LTV and DSCR numbers in this table are based on the A Note, unless otherwise noted.

(2) Both the A Note and the B Note are non-recourse and do not contain any carve-outs for which any person or entity other than the Borrower is liable.

(3) Defeasance of the A Note is only permitted if the B Note is simultaneously prepaid and/or defeased in full. Prepayment of the A Note is only permitted if the B Note is simultaneously prepaid in full.

(4)   See "Reserves" below.

     THE LOAN. The fourth largest loan (the Bridgewater Loan), representing approximately 7.3% of the Initial Pool Balance, is an "A Note" with a Cut-Off Date principal balance of $117,223,768. The Bridgewater Loan is a 10-year balloon loan that has a maturity date of January 1, 2013 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Bridgewater Loan is secured by, among other things, a mortgage and security agreement encumbering the borrower's fee ownership interest in the Bridgewater Property as well as an assignment of the borrower's interest in the rents and leases associated with the Bridgewater Property. For purposes of this securitization, this loan is expected to be rated investment grade by S&P and Fitch.

     The B Note secured by the same mortgage that secures the A Note is held by and serviced by Teachers Insurance and Annuity Association of America and has a Cut-Off Date principal balance of $32,432,231. The B Note is not part of the trust fund. For a discussion of the intercreditor arrangements relating to the A Note and the B Note, see "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

     THE BORROWER. The borrower under the Bridgewater Loan, Bridgewater Commons Mall II, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Four State Properties, LLC. Four State Properties, LLC, is owned by The Rouse Company (35%), JP Morgan Fleming Asset Management (32.5%), and New York State Teachers Retirement System (32.5%) and owns, in addition to Bridgewater Commons Mall, Towson Towne Center in Towson, Maryland, Fashion Place in Murray, Utah, and Park Meadows in Littleton, Colorado.

     THE PROPERTY. The Bridgewater Commons Mall property (the "Bridgewater Property") is a 887,057 sq. ft. GLA three-story, L-shaped super regional mall anchored by Macy's, Lord & Taylor and Bloomingdale's and is located on a triangle of land created by the intersection of Route 287, Routes 202/206 and Route 22 in Somerset County, New Jersey. The Macy's and Lord & Taylor stores are separately owned and not part of the collateral. The property contains approximately 146 mall shops, a 14-merchant food court, a 7-screen AMC Theatres cinema and 4,530 parking spaces. The shops include retailers such as Abercrombie & Fitch, Ann Taylor, Banana Republic, Bose, Brooks Brothers, The Coach Store, Talbots and Williams Sonoma.

     MAJOR TENANT SUMMARY. The following tables shows certain information regarding the anchor department stores and five largest mall shops of the Bridgewater Property:


                                ANCHOR TENANTS

                                                     CREDIT RATING OF                                OPERATING
                                                      PARENT COMPANY                  COLLATERAL      COVENANT
     ANCHOR                PARENT COMPANY             (FITCH/MIS/S&P)       GLA        INTEREST      EXPIRATION
----------------   ------------------------------   ------------------   ---------   ------------   -----------
Macy's             Federated Dept Stores, Inc.        BBB+/Baa1/BBB+     223,222          No        Expired(2)
Bloomingdale's     Federated Dept Stores, Inc.        BBB+/Baa1/BBB+     150,525          Yes       Expired(1)
Lord & Taylor      May Department Store Company          BBB+/A2/A       129,129          No        Expired(2)
                                                                         -------
 TOTAL                                                                   502,876
                                                                         =======

---------
(1)  Expired 2/23/03, 10-year extension of operating covenant under negotiation.

(2)  Expired 2/23/03.

             FIVE LARGEST MALL SHOPS BASED ON ANNUALIZED BASE RENT

                                    CREDIT RATING
                                      OF PARENT                   % OF
                                       COMPANY                    TOTAL
              TENANT               (FITCH/MIS S&P)      GLA      GLA(1)
--------------------------------- ----------------- ---------- ----------
Sam Goody                              NR/B3/NR        3,252        0.8%
Express                              NR/Baa1/BBB+      9,372        2.4
Abercrombie and Fitch                     NR           8,425        2.2
Talbots Accessories(1)                    NR           8,310        2.2
Lerner New York                           NR           6,540        1.7
 TOTAL/WTD. AVG. LARGEST MALL
  SHOPS TENANTS                                       35,899        9.3
Remaining Mall Shops Tenants(2)                      295,657       77.0
Vacant Mall Shops Space                               19,612        5.1
 TOTAL/WTD. AVG. MALL SHOPS                          351,168       91.4
                                                     -------      -----
AMC Theaters                          NR/Caa1/B       33,013        8.6
                                                     -------      -----
 TOTAL/WTD. AVG. ALL TENANTS
  (NON-ANCHOR)                                       384,181      100.0%


                                                     % OF      ANNUALIZED    ANNUAL
                                    ANNUALIZED    ANNUALIZED    BASE RENT     SALES      LEASE
              TENANT                 BASE RENT     BASE RENT      (PSF)     (PSF)(3)   EXPIRATION
--------------------------------- -------------- ------------ ------------ ---------- -----------
Sam Goody                          $   439,020         2.3%      $135.00      $924      2/29/04
Express                                431,112         2.3       $ 46.00       450      1/31/07
Abercrombie and Fitch                  379,125         2.0       $ 45.00       530      1/31/12
Talbots Accessories(1)                 323,152         1.7       $ 38.89       576      1/31/11
Lerner New York                        281,220         1.5       $ 43.00       311     Month to
                                                                                        Month
 TOTAL/WTD. AVG. LARGEST MALL
  SHOPS TENANTS                      1,853,629         9.8       $ 51.63
Remaining Mall Shops Tenants(2)     16,389,838        87.0       $ 55.44
Vacant Mall Shops Space
 TOTAL/WTD. AVG. MALL SHOPS         18,243,467        96.8
                                   -----------       -----       -------      ----      --------
AMC Theaters                           594,234         3.2       $ 18.00      $121      7/27/03
                                   -----------       -----       -------      ----
 TOTAL/WTD. AVG. ALL TENANTS
  (NON-ANCHOR)                     $18,837,701       100.0%      $ 51.67

---------
(1)   Includes all of tenant's SF (retail & storage).
(2)   Includes storage, gross leases and food court.
(3)   Trailing twelve months ending 9/30/2002 sales psf.

     LEASE EXPIRATION. The following table shows the lease expiration schedule for the Bridgewater Mall Shops and Cinema:


                           LEASE EXPIRATION SCHEDULE
                              (EXCLUDES ANCHORS)

                                                                                    % OF TOTAL     ANNUALIZED
    YEAR ENDING        EXPIRING        % OF        CUMULATIVE       ANNUALIZED      ANNUALIZED     BASE RENT
    DECEMBER 31,          GLA       TOTAL GLA     OF TOTAL GLA       BASE RENT       BASE RENT       (PSF)
-------------------   ----------   -----------   --------------   --------------   ------------   -----------
Month to Month(1)       17,547          4.6%            4.6%       $   800,493           4.2%       $45.62
2003                    59,873         15.6            20.2%         2,254,443          12.0        $37.65
2004                    36,186          9.4            29.6%         2,323,834          12.3        $64.22
2005                    26,669          6.9            36.5%         1,719,975           9.1        $64.49
2006                    21,365          5.6            42.1%         1,508,557           8.0        $70.61
2007                    50,313         13.1            55.2%         2,654,652          14.1        $52.76
2008                    62,485         16.3            71.4%         3,054,501          16.2        $48.88
2009                    20,030          5.2            76.6%           946,032           5.0        $47.23
2010                     3,365          0.9            77.5%           268,704           1.4        $79.85
2011                    20,986          5.5            83.0%           891,619           4.7        $42.49
2012                    36,024          9.4            92.4%         1,899,299          10.1        $52.72
2013                     9,726          2.5            94.9%           515,592           2.7        $53.01
2014                         0          0.0            94.9%                 0           0.0        $ 0.00
2015                         0          0.0            94.9%                 0           0.0        $ 0.00
2016 & thereafter            0          0.0            94.9%                 0           0.0        $ 0.00
Vacant                  19,612          5.1           100.0%                 0           0.0        $ 0.00
                        ------        -----                        -----------         -----
 TOTAL/WTD. AVG.       384,181        100.0%                       $18,837,701         100.0%       $51.67
                       =======        =====                        ===========         =====

---------
(1)   Leases expiring prior to 03/01/2003.

     RESERVES. Springing reserves for taxes, insurance, replacement reserves and TI/LCs are triggered if the borrower's NOI based on the trailing twelve months falls below 75% of its NOI at origination. See "Lockbox; Sweep of Excess Cash Flow" below.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism. The borrower is required to carry (1) $100 million in coverage for terrorism if insured under a blanket policy, or (2) the greater of $100 million in coverage or that amount of coverage that can be purchased for

$350,000 (to be increased 5% each year, the "Terrorism Premium Threshold"), if insured under a single-property policy; provided, however, the borrower will not be required to pay more than 150% of the Terrorism Premium Threshold for terrorism coverage in any one year (even if the amount of coverage that can be purchased is less than $100 million). Currently the borrower has a total of $500 million of coverage for terrorism pursuant to a blanket policy.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. In connection with the origination of the Bridgewater Loan, the borrower was required to establish a lockbox into which the borrower is required to deposit, or cause to be deposited, all rents and other revenue from the Bridgewater Property which are swept daily to the borrower. Upon the occurrence of (1) an event of default under the loan or (2) borrower's NOI falls below 75% of its NOI at origination, all amounts on deposit in the lockbox account will be used to pay any required reserves and monthly debt service then due under the Bridgewater Loan prior to being remitted to the borrower.


     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. Teachers Insurance and Annuity Association of America holds a B Note with a Cut-Off Date principal balance of $32,432,231. For a discussion of the intercreditor arrangements relating to the A Note and B Note, see "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement. In addition, the borrower is permitted to incur customary trade payables not to exceed 3% of the original loan amount in the aggregate.

     OVERAGE RENT PAYMENT OBLIGATION. Pursuant to a 1997 revised purchase and sale agreement for the land, the developer or subsequent owner is obligated to pay (on a quarterly basis) to the Township of Bridgewater an annual overage of 15% of rents collected (other than from department stores) exceeding $11,731,250, and 15% above a per kiosk base rent amount of $23,761 per annum. This obligation runs in perpetuity and is not secured by the land.

     PERMITTED TRANSFERS. The borrower may transfer all of the collateral securing the Bridgewater Loan to a single-purpose entity that is controlled by
(1) The Rouse Company, or (2) any pension fund or investment fund managed by either JP Morgan Investment Management Inc. or another subsidiary of JP Morgan Chase & Co., provided that such funds in the aggregate do not at any time own more than 32.5% of the direct or indirect interests in the borrower (unless such funds meet certain financial requirements), or (3) the New York State Teachers' Retirement System, or (4) certain institutions that are regularly engaged in the business of owning and operating regional shopping malls and that meet certain minimum asset and other requirements, or (5) certain persons or institutions for which rating agency confirmation is received.

     In addition, equity interests in the borrower may be transferred, provided that after any such transfer, the entities listed in (1) through (5) in the preceding sentence, either individually or in the aggregate (a) continue to own 50% or more of the direct or indirect equity interests in, and the right to at least 50% of the distributions from, the borrower, and (b) possess, either directly or indirectly, the power to direct the management or policies of the borrower.

     Certain additional information regarding the Bridgewater Loan is set forth on Annex C to this prospectus supplement.

                    PROVO TOWNE CENTRE & SPOKANE VALLEY MALL

                     LOAN INFORMATION
----------------------------------------------------------
                          Original           Cut-Off Date
                          -----------        -------------

  BALANCE:                $95,000,000        $94,802,853

  % OF POOL BY UPB:       5.9%

  ORIGINATION DATE:       January 30, 2003

  COUPON:                 4.42%

  INTEREST ACCRUAL:       Actual / 360

  TERM:                   60 months

  AMORTIZATION:           Monthly amortization based on a
                          25-year amortization schedule

  OWNERSHIP INTEREST:     Fee Simple

  PAYMENT DATE:           1st of the month

  MATURITY DATE:          February 1, 2008

  SPONSOR:                Price Development Company
                          Limited Partnership (a subsidiary
                          of GGP Limited Partnership)

  CALL PROTECTION/        Defeasance permitted 2 years from
  LOCKOUT:                the date of securitization with
                          U.S. Treasuries. Not prepayable until 3
                          months prior to maturity.

  LOAN/SF:(2)             $88

  UP-FRONT RESERVES:      None

  ONGOING / SPRINGING     Springing reserves for taxes,
  RESERVES:               insurance, replacement reserves
                          and TI/LC(1)

  CASH MANAGEMENT:        Hard Lockbox

  ADDITIONAL SECURED/     None permitted
  MEZZANINE DEBT:









----------------------------------------------------------------------
                                 PROPERTY INFORMATION
----------------------------------------------------------------------
    SINGLE ASSET/PORTFOLIO:     Portfolio

    PROPERTY TYPE:              Regional Mall

    PROPERTY LOCATION:          Provo, Utah/
                                Spokane, Washington

    MALL SHOP OCCUPANCY:        93.2/86.6% (Provo/Spokane)

    MALL SHOP SALES PSF:        $252/$256 (Provo/Spokane)

    MALL SHOP OCCUPANCY         12.3%/11.1% (Provo/Spokane)
    COST:

    OCCUPANCY AS OF DATE:       December 20, 2002

    YEAR BUILT:                 1998/1997 (Provo/Spokane)

    YEAR RENOVATED:(3)          N/A/2001 (Provo/Spokane)

    COLLATERAL:                 The collateral consists of 2
                                regional shopping malls
                                containing a total GLA of
                                1,674,646 sq ft and total owned
                                GLA of 1,079,320 sq ft. Provo
                                Towne Centre is anchored by
                                J.C. Penney which is part of the
                                collateral, and Dillard's and
                                Sears which are not part of the
                                collateral. Spokane Valley Mall is
                                anchored by J.C. Penney which
                                is part of the collateral, and
                                Sears and The Bon Marche
                                which are not part of the
                                collateral. Spokane Valley Plaza,
                                a retail center adjacent to
                                Spokane Valley Mall, is also
                                included as part of the collateral.

    PROPERTY MANAGEMENT:        General Growth
                                Management, Inc.

    APPRAISED VALUE:            $162,100,000

    APPRAISAL VALUE DATE:       January 14, 2003

    CUT-OFF DATE LTV:           58.5%

    BALLOON LTV:                51.6%

    U/W NOI:                    $13,839,109

    U/W NCF:                    $12,994,880

    CURRENT ANNUAL DEBT         $6,284,836
    SERVICE:

    U/W NOI DSCR:               2.20x

    U/W NCF DSCR:               2.07x

----------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   Owned sq.ft.

(3)   Indicates the date which Spokane Valley Plaza was added.

     THE LOAN. The fifth largest loan (the "Provo/Spokane Loan"), representing approximately 5.9% of the Initial Pool Balance, with a Cut-Off Date principal balance of $94,802,853, is a 5-year balloon loan that has a maturity date of February 1, 2008 and provides for monthly payments of principal and interest based on a 25-year amortization schedule. The Provo/Spokane Loan is secured by, among other things, mortgages and security agreements encumbering the borrowers' fee ownership interest in the Provo/Spokane Properties as well as assignments of the borrowers' interests in the rents and leases associated with the Provo/Spokane Property. S&P and Fitch have confirmed that the Provo/Spokane Loan will, for purposes of this securitization, be rated investment grade.


     THE BORROWER. The borrowers under the Provo/Spokane Loan, Provo Mall L.L.C. and Spokane Mall L.L.C., each of which is a Delaware limited liability company are special purpose, bankruptcy remote entities. The borrowers are sponsored by Price Development Company, Limited Partnership, a Maryland limited partnership (a subsidiary of GGP Limited Partnership ("GGP")) having a 75% ownership interest in the borrowers (the remaining 25% is owned by JCP Realty, Inc.). GGP is the second largest regional mall REIT in the country and owns, developed, or operates over 150 regional shopping malls totaling 135 million sq. ft. The borrowers are jointly and severally liable for the debt.


     THE PROPERTY. The Provo/Spokane Loan is secured by two properties, the Provo Towne Centre and the Spokane Valley Mall (the "Provo/Spokane Property"). The Provo Towne Centre, located at Interstate 15 and University Avenue in Provo, Utah, contains 801,602 sq. ft. of GLA, and features approximately 100 mall stores, a multiplex theater, and three anchor stores, Dillard's, Sears and J.C. Penney. While the J.C. Penney store is owned by the borrowers and forms a part of the collateral, each of the Dillard's and Sears stores are separately owned and do not form a part of the collateral. The total owned GLA of the Provo Towne Centre is 460,973 sq. ft.


     The Spokane Valley Mall, located at Interstate 90 and Sullivan Road in Spokane, Washington, contains 873,044 sq. ft. of GLA, and features approximately 100 mall stores, a multiplex theater, an adjacent plaza with four big box retailers, and three anchor stores, Sears, The Bon Marche and J.C. Penney. While the J.C. Penney store is owned by the borrowers and forms a part of the collateral, the Sears and The Bon Marche stores are separately owned and do not form a part of the collateral. The total owned GLA of the Spokane Valley Mall is 618,347 sq. ft.


     MAJOR TENANT SUMMARY FOR PROVO TOWNE CENTRE. The following tables shows certain information regarding the anchor department stores and five largest mall shops of the Provo Towne Centre:


                                ANCHOR TENANTS



                                                                                           OPERATING
                                    CREDIT RATING OF PARENT                 COLLATERAL      COVENANT
    ANCHOR       PARENT COMPANY     COMPANY (FITCH/MIS/S&P)       GLA        INTEREST      EXPIRATION
-------------   ----------------   -------------------------   ---------   ------------   -----------
Dillard's       Dillard's Inc.             NR/Ba3/BB+          206,240          No         8/4/2013
J.C. Penney     J.C. Penney               BB+/Ba3/BBB-         151,090          Yes       10/31/2013
Sears           Sears                     BBB+/Baa1/A-         134,389          No         9/29/2013
                                                               -------
TOTAL                                                          491,719

 FIVE LARGEST MALL SHOPS BASED ON ANNUALIZED BASE RENT FOR PROVO TOWNE CENTRE

                                           CREDIT RATING
                                             OF PARENT
                                              COMPANY                   % OF
                                            (FITCH/MIS/                TOTAL
                  TENANT                        S&P)          GLA       GLA
----------------------------------------- --------------- ---------- ---------
Champs Sports                                NR/Ba3/BB+      6,196       2.0%
Lady / Kids FootLocker                       NR/Ba3/BB+      5,108       1.6
FootLocker                                   NR/Ba3/BB+      5,074       1.6
KB Toys                                          NR          4,239       1.4
American Eagle Outfitter                         NR          4,190       1.4
                                                             -----     -----
 TOTAL/WTD. AVG. LARGEST MALL SHOPS
  TENANTS                                                   24,807       8.0
Remaining Mall Shops Tenants                               185,527      59.9
Vacant Mall Shops Space                                     21,199       6.8
                                                           -------     -----
 TOTAL/WTD. AVG. ALL MALL SHOPS TENANTS                    231,533      74.7
Cinemark Theaters Cinema                         NR         78,350      25.3
                                                           -------     -----
 TOTAL/WTD. AVG. ALL TENANTS
  (NON-ANCHOR)                                             309,883     100.0%

                                                           % OF
                                                           TOTAL     ANNUALIZED
                                                        ANNUALIZED      BASE       ANNUAL
                                           ANNUALIZED      BASE         RENT       SALES       LEASE
                  TENANT                    BASE RENT      RENT        (PSF)     (PSF) (1)   EXPIRATION
----------------------------------------- ------------ ------------ ----------- ----------- -----------
Champs Sports                              $  136,752        2.9%      $22.07       $175      1/31/09
Lady / Kids FootLocker                        112,376        2.4       $22.00       $110      1/31/09
FootLocker                                    111,628        2.4       $22.00       $156      1/31/09
KB Toys                                       101,736        2.2       $24.00       $175     12/31/08
American Eagle Outfitter                       98,465        2.1       $23.50       $371      1/31/09
                                           ----------      -----       ------       ----     --------
 TOTAL/WTD. AVG. LARGEST MALL SHOPS
  TENANTS                                     560,957       12.0       $22.61
Remaining Mall Shops Tenants                3,063,093       65.5       $16.51
Vacant Mall Shops Space
 TOTAL/WTD. AVG. ALL MALL SHOPS TENANTS     3,624,050       77.5
Cinemark Theaters Cinema                    1,052,903       22.5       $13.44       $ 85      9/30/19
                                           ----------      -----       ------
 TOTAL/WTD. AVG. ALL TENANTS
  (NON-ANCHOR)                             $4,676,952      100.0%      $16.20

---------
(1)   Trailing twelve months ending 9/30/2002 sales psf.

     LEASE EXPIRATION FOR PROVO TOWNE CENTRE. The following table shows the lease expiration schedule for the Provo Towne Centre:


                LEASE EXPIRATION SCHEDULE FOR PROVO TOWNE CENTRE
                              (EXCLUDES ANCHORS)


                                                                                            % OF TOTAL       ANNUALIZED
                             EXPIRING        % OF       CUMULATIVE OF     ANNUALIZED     ANNUALIZED BASE     BASE RENT
 YEAR ENDING DECEMBER 31,       GLA       TOTAL GLA       TOTAL GLA        BASE RENT           RENT            (PSF)
-------------------------   ----------   -----------   ---------------   ------------   -----------------   -----------
2003                           3,214          1.0%            1.0%        $   54,888            1.2%          $ 17.08
2004                           2,752          0.9             1.9%           117,579            2.5           $ 42.72
2005                          10,160          3.3             5.2%           114,739            2.5           $ 11.29
2006                           4,473          1.4             6.6%            71,568            1.5           $ 16.00
2007                          10,350          3.3            10.0%                 0            0.0           $  0.00
2008                          64,022         20.7            30.6%         1,495,259           32.0           $ 23.36
2009                          55,294         17.8            48.5%           914,106           19.5           $ 16.53
2010                          22,372          7.2            55.7%           265,928            5.7           $ 11.89
2011                           7,711          2.5            58.2%           189,040            4.0           $ 24.52
2012                          11,214          3.6            61.8%            69,656            1.5           $  6.21
2013                           3,791          1.2            63.0%           130,720            2.8           $ 34.48
2014                          11,965          3.9            66.9%           160,568            3.4           $ 13.42
2015                               0          0.0            66.9%                 0            0.0           $  0.00
2016 & thereafter             81,366         26.3            93.2%         1,092,903           23.4           $ 13.43
Vacant                        21,199          6.8           100.0%                 0            0.0           $  0.00
                              ------        -----                         ----------          -----
 TOTAL/WTD. AVG.             309,883        100.0%                        $4,676,952          100.0%          $ 16.20
                             =======        =====                         ==========          =====

     MAJOR TENANT SUMMARY FOR SPOKANE VALLEY MALL. The following tables shows certain information regarding the anchor department stores and five largest mall shops of the Spokane Valley Mall:


                                ANCHOR TENANTS


                                                                                                   OPERATING
                                            CREDIT RATING OF PARENT                 COLLATERAL      COVENANT
    ANCHOR           PARENT COMPANY        COMPANY (FITCH/MIS/ S&P)       GLA        INTEREST      EXPIRATION
-------------   -----------------------   --------------------------   ---------   ------------   -----------
Sears           Sears                            BBB+/Baa1/A-          134,277          No        8/31/2012
J.C. Penney     J.C. Penney                      BB+/Ba3/BBB-          126,243          Yes       8/31/2012
Bon Marche      Federated Dept Stores           BBB+/Baa1/BBB+         120,420          No        8/30/2012
                                                                       -------
TOTAL                                                                  380,940

    FIVE LARGEST NON-ANCHOR TENANTS BASED ON ANNUALIZED BASE RENT FOR SPOKANE
                                   VALLEY MALL

                                     CREDIT RATING OF
                                      PARENT COMPANY              % OF TOTAL
               TENANT                (FITCH/MIS/ S&P)     GLA         GLA
----------------------------------- ------------------ --------- ------------
Sportsman's Warehouse (2)                   NR           45,866        9.3%
Linens N Things (2)                         NR           30,035        6.1%
T.J. Maxx (2)                            NR/A3/A-        29,809        6.1%
Old Navy Clothing Co (2)                BB-/Ba2/BB+      20,338        4.1%
Stuart Anderson's Black Angus (3)           NR            6,726        1.4%
                                                         ------      -----
 TOTAL/WTD. AVG. LARGEST TENANTS                        132,774       27.0%
Remaining Non-Anchor Tenants (4)                        253,617       51.5%
Vacant Non-Anchor Space                                  65,713       13.4%
                                                        -------      -----
Total Non-Anchor                                        452,104       91.9%
Regal Act III Cinema (5)                 NR/B1/BB-       40,000        8.1%
                                                        -------      -----
 TOTAL/WTD. AVG. ALL
  (NON-ANCHOR)                                          492,104      100.0%



                                                  % OF TOTAL
                                                  ANNUALIZED   ANNUALIZED    ANNUAL
                                     ANNUALIZED      BASE       BASE RENT     SALES      LEASE
               TENANT                 BASE RENT      RENT         (PSF)     (PSF)(1)   EXPIRATION
----------------------------------- ------------ ------------ ------------ ---------- -----------
Sportsman's Warehouse (2)            $  481,593        7.9%      $10.50        N/A     10/31/16
Linens N Things (2)                  $  360,420        5.9%      $12.00        N/A      1/31/12
T.J. Maxx (2)                        $  327,899        5.4%      $11.00        N/A     10/31/11
Old Navy Clothing Co (2)             $  203,380        3.3%      $10.00        N/A      1/31/07
Stuart Anderson's Black Angus (3)    $  162,000        2.7%      $24.09       $455     10/31/21
                                     ----------      -----       ------       ----
 TOTAL/WTD. AVG. LARGEST TENANTS     $1,535,292       25.2%      $11.56
Remaining Non-Anchor Tenants (4)     $4,338,696       71.2%      $17.11
Vacant Non-Anchor Space
Total Non-Anchor                     $5,873,988       96.4%      $15.20
Regal Act III Cinema (5)             $  220,000        3.6%      $ 5.50       $114      8/19/32
                                     ----------      -----       ------       ----
 TOTAL/WTD. AVG. ALL
  (NON-ANCHOR)                       $6,093,988      100.0%      $14.29

---------
(1)   Trailing twelve months ending 9/30/2002 sales psf.

(2)   Tenant located in Spokane Valley Mall Plaza.

(3)   Tenant located on a pad.

(4)   Excluding Theater.

(5)   Ground Lease.

     LEASE EXPIRATION FOR SPOKANE VALLEY MALL. The following table shows the lease expiration schedule for the Spokane Valley Mall:


                LEASE EXPIRATION SCHEDULE FOR SPOKANE VALLEY MALL
                               (EXCLUDES ANCHORS)

                                                         CUMULATIVE                    % OF TOTAL     ANNUALIZED
                              EXPIRING        % OF           OF         ANNUALIZED     ANNUALIZED     BASE RENT
 YEAR ENDING DECEMBER 31,        GLA       TOTAL GLA      TOTAL GLA      BASE RENT      BASE RENT       (PSF)
--------------------------   ----------   -----------   ------------   ------------   ------------   -----------
Month to Month (1)              3,071          0.6%           0.6%      $   61,272          1.0%       $ 19.95
2003                            9,633          2.0            2.6%         111,775          1.8        $ 11.60
2004                           11,241          2.3            4.9%          53,551          0.9        $  4.76
2005                            1,822          0.4            5.2%          51,246          0.8        $ 28.13
2006                           10,898          2.2            7.5%          41,800          0.7        $  3.84
2007                           89,342         18.2           25.6%       2,025,015         33.2        $ 22.67
2008                           45,782          9.3           34.9%         840,264         13.8        $ 18.35
2009                           18,554          3.8           38.7%         242,435          4.0        $ 13.07
2010                            9,177          1.9           40.5%         177,478          2.9        $ 19.34
2011                           36,771          7.5           48.0%         471,399          7.7        $ 12.82
2012                           41,558          8.4           56.5%         515,981          8.5        $ 12.42
2013                           10,215          2.1           58.5%         223,679          3.7        $ 21.90
2014                                0          0.0           58.5%               0          0.0        $  0.00
2015                            6,023          1.2           59.8%               0          0.0        $  0.00
2016 and thereafter           132,304         26.9           86.6%       1,278,093         21.0        $  9.66
Vacant                         65,713         13.4          100.0%               0          0.0        $  0.00
                              -------        -----                      ----------        -----
 TOTAL/WTD. AVG.              492,104        100.0%                     $6,093,988        100.0%       $ 14.29
                              =======        =====                      ==========        =====

---------
(1)   Leases expiring prior to 3/1/2003.

     RESERVES. Springing reserves for taxes, insurance, replacement reserves and TI/LC's are required if NOI based on the quarterly annualized trailing twelve months falls below 85% of the NOI determined at origination. Additionally, the sponsor has provided a limited guarantee of TI/LC costs for leases expiring on or after January 1, 2007 in the maximum aggregate amount of $3.5 million. In the event any of this space is released prior to January 1, 2007, the guarantee will be reduced by $15 per sq. ft. multiplied by the applicable square footage. A portion of this amount is payable upon any acceleration of the Provo/Spokane Loan prior to January 1, 2007.

     INSURANCE REQUIREMENTS. The borrowers are required to maintain comprehensive all risk insurance and (1) $75 million in coverage for terrorism if insured under a blanket policy, or (2) if insured under a dual-property policy, the lesser of the greatest insurable value of the Provo/Spokane Property (plus related business interruption coverage) and that amount of coverage that can be purchased for $150,000 annually.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. In connection with the origination of the Provo/Spokane Loan, the borrower was required to establish a lockbox into which the borrower is required to deposit, or cause to be deposited, all rents and other revenue from the Provo/Spokane Property which is swept daily to the borrower. Upon the occurrence of an event of default under the loan such amounts will no longer be swept to the borrower. If NOI based on the quarterly annualized trailing twelve months falls below 85% of the NOI determined at origination, amounts in the lockbox will not be swept to the borrower until after payment of the monthly debt service and required reserves.


     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. None permitted except for customary trade payables, financing leases and purchase money debt for equipment or other personal property used in connection with on the Provo/Spokane Property to the extent that they do not exceed 5% of the original loan balance in the aggregate. The borrowers may also incur unsecured obligations to contractors and other service or materials providers relating to capital expenditures permitted or required under the loan agreement, to the extent such obligations are not represented by a note and are not more than 60 days past due.

     PERMITTED TRANSFERS. The borrowers may transfer all of the collateral securing the Provo/Spokane Loan to a single-purpose entity controlled by (1) General Growth Properties, Inc., or (2) GGP Limited Partnership, or (3) GGPLP, L.L.C., or (4) Price Development Company Limited Partnership (so long as it is controlled by an equityholder fulfilling certain requirements), or (5) JCP Realty, Inc., or (6) certain institutions that are regularly engaged in the business of owning and operating regional shopping malls and that meet certain minimum asset and other requirements, or (7) certain persons or institutions for which rating agency confirmation is received.

     In addition, equity interests in the borrowers may be transferred, provided that after any such transfer, the entities listed in (1) through (7) in the preceding sentence, either individually or in the aggregate, continue to own 50% or more of the direct or indirect common equity interests in the borrower and possess, either directly or indirectly, the power to direct the management or policies of the borrower.

     Certain additional information regarding the Provo/Spokane Loan is set forth on Annex C to this prospectus supplement.

                                  MIAMI CENTER

----------------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------------
                             ORIGINAL            CUT-OFF DATE
                             -----------         -------------

  BALANCE:                   $81,000,000         $81,000,000

  % OF POOL BY UPB:          5.0%

  ORIGINATION DATE:          September 25, 2002

  COUPON:                    5.04%

  INTEREST ACCRUAL:          Actual / 360

  TERM:                      59 months

  AMORTIZATION:              None

  OWNERSHIP INTEREST:(1)     Fee simple in a condominium unit

  PAYMENT DATE:              1st of the month

  MATURITY DATE:             September 1, 2007

  SPONSOR:                   I&G Holding and Crescent Real
                             Estate Equities Limited Partnership;
                             a joint venture between JP Morgan
                             Investment Management (60%) and
                             Crescent Real Estate Equities, Ltd.
                             (40%)

  CALL PROTECTION/           Defeasance permitted 2 years from
  LOCKOUT:                   the date of securitization with U.S.
                             Treasuries. Not prepayable until 3
                             months prior to maturity.

  LOAN/SF:                   $104

  UP-FRONT RESERVES:         Deferred
                             Maintenance: $2,694,750
                             TI/LC: $1,973,611(2)

  ONGOING / SPRINGING        Springing reserves for taxes,
  RESERVES:                  insurance, replacement reserves
                             and TI/LCs(2)

  CASH MANAGEMENT:           Hard Lockbox

  ADDITIONAL SECURED /       None permitted
  MEZZANINE DEBT:

----------------------------------------------------------------------
                    PROPERTY INFORMATION
----------------------------------------------------------------------
  SINGLE                 Single Asset
  ASSET/PORTFOLIO:

  PROPERTY TYPE:         CBD Office

  PROPERTY LOCATION:     Miami, Florida

  OCCUPANCY:             92.9%

  OCCUPANCY AS OF        August 31, 2002
  DATE:

  YEAR BUILT:            1983

  YEAR RENOVATED:        1990

  COLLATERAL:            The collateral consists of a
                         34-story, 779,224 square foot,
                         multi-tenant, Class A commercial
                         office building located at the
                         southeast corner of South
                         Biscayne Boulevard and SE 2nd
                         Street in the Central Business
                         District of the city of Miami.

  PROPERTY               Crescent Property Services, Inc.
  MANAGEMENT:

  APPRAISED VALUE:       $146,000,000

  APPRAISAL VALUE        June 14, 2002
  DATE:

  CUT-OFF DATE LTV:      55.5%

  BALLOON LTV:           55.5%

  U/W NOI:               $13,055,143

  U/W NCF:               $11,778,758

  CURRENT ANNUAL         $4,139,100
  DEBT SERVICE:

  U/W NOI DSCR:          3.15x

  U/W NCF DSCR:          2.85x

----------------------------------------------------------------------

(1) The Miami Center Property is subject to a declaration of condominium. The condominium declaration creates two condominium units, the hotel unit and the office unit. The borrower is the fee owner of the office unit and has a 50% aggregate percentage interest in certain common elements shared by the two units.

(2)   See "Reserves" below.

     THE LOAN. The sixth largest loan (the "Miami Center Loan") representing approximately 5.0% of the Initial Pool Balance, with a Cut-Off Date principal balance of $81,000,000, is a 59-month balloon loan that has a maturity date of September 1, 2007 and provides for monthly payments of interest-only. The Miami Center Loan is secured by, among other things, a mortgage and security agreement encumbering the borrower's fee ownership interest in the Miami Center Property as well as an assignment of the borrower's interest in the rents and leases associated with the Miami Center Property. For purposes of this securitization, this loan is expected to be rated investment grade by S&P and Fitch.

     THE BORROWER. The borrower under the Miami Center Loan, Crescent Miami Center, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by I&G Holding (an entity advised by JP Morgan Investment Management, or "JPMIM") and Crescent Real Estate Equities Limited Partnership (an affiliate of Crescent Real Estate Equities, Ltd., or "Crescent"). JPMIM is an investment advisor catering primarily to public and private pension plans. Crescent is a publicly traded real estate investment trust that manages and has ownership interests in approximately 73 office properties in the United States totaling approximately 28.5 million square feet.

     THE PROPERTY. The Miami Center property (the "Miami Center Property") is a
5.06 acre parcel on which is situated a 779,224 sq. ft. GLA, 34-story, Class A commercial office building located at the southeast corner of South Biscayne Boulevard and SE 2nd Street in the Central Business District of the city of Miami, Florida. The leasable area of the Miami Center Property consists primarily of multi-tenanted office space. The Miami Center Property is subject to a declaration of condominium creating two condominium units, a hotel unit and an office unit. The Miami Center Property consists of the office unit plus a 50% aggregate percentage interest in certain common elements shared by the two units.

     MAJOR TENANT SUMMARY. The following table shows certain information regarding the ten largest tenants of the Miami Center Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT


                                                                                                   % OF TOTAL
                            CREDIT RATING                % OF      ANNUALIZED       ANNUALIZED     ANNUALIZED      LEASE
          TENANT           (FITCH/MIS/S&P)     GLA        GLA       BASE RENT    BASE RENT (PSF)    BASE RENT   EXPIRATION
------------------------- ----------------- --------- ---------- -------------- ----------------- ------------ ------------
Citicorp North America       AA+/Aa1/AA-     122,609      15.7%   $ 2,599,974        $21.21           13.8%       1/31/09
Shook, Hardy, & Bacon             NR          70,361       9.0      2,301,508        $32.71           12.3       11/30/10
Ferrell Schultz                   NR          54,777       7.0      1,740,352        $31.77            9.3       10/31/12
Shutts & Bowen L.L.P.             NR          59,956       7.7      1,511,140        $25.20            8.0       10/31/05
Stanford Group Holdings           NR          34,031       4.4      1,046,453        $30.75            5.6        4/30/11
MCI Metro Access                  NR          41,615       5.3        940,367        $22.60            5.0        9/30/10
Broad & Cassel                    NR          29,511       3.8        700,922        $23.75            3.7      8/31/2004
                                                                                                              & 8/31/2005
Regus Business Center             NR          23,544       3.0        691,016        $29.35            3.7        3/31/11
McDermott, Will & Emery           NR          23,843       3.1        655,683        $27.50            3.5        9/30/06
Hughes, Hubbard & Reed            NR          23,597       3.0        610,405        $25.87            3.2        9/30/05
                                             -------     -----    -----------        ------          -----
 TOTAL/WTD. AVG.
 LARGEST TENANTS                             483,844      62.1    $12,797,820        $26.45           68.1
Remaining Tenants                            240,033      30.8      5,988,053        $24.95           31.9
Vacant Space                                  55,347       7.1
                                             -------              -----------                        -----
 TOTAL/WTD. AVG. ALL                         779,224     100.0%   $18,785,873        $25.95          100.0%

   LEASE EXPIRATION. The following table shows the lease expiration schedule for the Miami Center Property:


                           LEASE EXPIRATION SCHEDULE

                                                                                        % OF TOTAL
      YEAR ENDING         EXPIRING     % OF TOTAL      CUMULATIVE       ANNUALIZED      ANNUALIZED       ANNUALIZED
     DECEMBER 31,            GLA           GLA        OF TOTAL GLA       BASE RENT       BASE RENT     BASE RENT (PSF)
----------------------   ----------   ------------   --------------   --------------   ------------   ----------------
Month to Month(1)           2,590           0.3%            0.3%       $    74,355           0.4%         $ 28.71
2003                       11,472           1.5             1.8%           202,297           1.1          $ 17.63
2004                       80,921          10.4            12.2%         1,872,813          10.0          $ 23.14
2005                      128,056          16.4            28.6%         3,304,518          17.6          $ 25.81
2006                       46,590           6.0            34.6%         1,278,364           6.8          $ 27.44
2007                       54,408           7.0            41.6%         1,288,248           6.9          $ 23.68
2008                            0           0.0            41.6%            12,000           0.1            NAP
2009                      138,071          17.7            59.3%         3,028,434          16.1          $ 21.93
2010                      131,163          16.8            76.1%         3,690,275          19.6          $ 28.14
2011                       75,829           9.7            85.9%         2,294,217          12.2          $ 30.26
2012(2)                    54,777           7.0            92.9%         1,740,352           9.3          $ 31.77
2013                            0           0.0            92.9%                 0           0.0          $  0.00
2014                            0           0.0            92.9%                 0           0.0          $  0.00
2015                            0           0.0            92.9%                 0           0.0          $  0.00
2016 & thereafter               0           0.0            92.9%                 0           0.0          $  0.00
Vacant(3)                  55,347           7.1           100.0%                 0           0.0          $  0.00
                          -------         -----                        -----------         -----
 TOTAL/WTD. AVG.          779,224         100.0%                       $18,785,873         100.0%         $ 25.95
                          =======         =====                        ===========         =====

---------
(1)   Leases expiring prior to 3/1/2003.

(2) Ferrell Schultz also pays $20,008 annually which reflects amortization of tenant improvements. This amount is not included in annualized base rent.


(3) 4,523 sq. ft. of space is occupied by two tenants in default; therefore assumed vacant for purposes of this schedule.

     RESERVES. Springing reserves for taxes, insurance, replacement reserves and TI/LCs are triggered if NOI falls below 85% of NOI at origination for two consecutive quarters. At origination, a deferred maintenance reserve was funded in the amount of $2,694,750 to cover the anticipated cost of certain existing deferred maintenance conditions and an upfront TI/LC reserve was funded in the amount of $1,973,611 to cover the anticipated cost of tenant improvements and leasing commissions. As of February 25, 2003, $2,458,566 and $537,394 of these funds, respectively, remain. Additionally, under certain circumstances, the borrower is required to remit to the TI/LC reserve certain lease termination fees it may receive.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism; provided that the terrorism coverage is only required to the extent that owners of similar properties are currently obtaining terrorism coverage and the annual premium for the coverage does not exceed $810,000. Notwithstanding the foregoing, the borrower is required to obtain the maximum amount of terrorism insurance obtainable for this maximum premium.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. In connection with the origination of the Miami Center Loan, the borrower was required to establish a lockbox into which the borrower is required to deposit, or cause to be deposited, all rents and other revenue from the Miami Center Property. Amounts in excess of certain required reserves are swept daily to the borrower. Upon the occurrence of an event of default under the loan, such amounts will no longer be swept to the borrower. If NOI, based on the quarterly annualized trailing twelve months, falls below 85% of NOI at origination for two consecutive quarters, all amounts in the lockbox account after payment of the monthly debt service, required reserves, approved capital and operating expenses of the borrower and certain other expenses are required to be held as additional collateral for the Miami Center Loan.


     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. None permitted, except for customary trade payables to the extent that they do not exceed 3% of the original loan balance in the aggregate. In addition the borrower is allowed to enter into financing leases and incur purchase money debt in the ordinary course of business, provided that the aggregate amount of these leases and debt does not exceed $500,000 at any time or require aggregate payments in excess of $50,000 in any one calendar year.

     PERMITTED TRANSFERS. The borrower may transfer all of the collateral securing the Miami Center Loan to a single-purpose entity that is controlled by
(1) I&G Holding or Crescent Real Estate Equities Limited Partnership or their respective successors by merger or acquisition, or (2) any pension fund or investment fund managed by J.P. Morgan

Investment Management Inc. or another subsidiary of J.P. Morgan Chase & Co., or
(3) certain institutions that are regularly engaged in the business of owning and operating office properties in major metropolitan areas and that meet certain minimum asset requirements, or (4) certain persons or institutions for which rating agency confirmation is received.

     In addition, equity interests in the borrower may be transferred, provided that after any such transfer, the entities listed in (1) through (4) in the preceding sentence, either individually or in the aggregate (a) continue to own 51% or more of the direct or indirect equity interests in, and the right to at least 51% of the distributions from, the borrower, and (b) possess, either directly or indirectly, the power to direct the management or policies of the borrower.

     Certain additional information regarding the Miami Center Loan is set forth on Annex C to this prospectus supplement.

                                KIERLAND COMMONS

----------------------------------------------------------------------
                     LOAN INFORMATION
----------------------------------------------------------------------
                             ORIGINAL         CUT-OFF DATE
                             -----------      -------------

  BALANCE:                   $66,000,000      $65,853,794

  % OF POOL BY UPB:          4.1%

  ORIGINATION DATE:          December 23, 2002

  COUPON:                    5.85%

  INTEREST ACCRUAL:          Actual / 360

  TERM:                      120 months

  AMORTIZATION:              Monthly amortization on a
                             30-year amortization schedule

  OWNERSHIP INTEREST:        Fee Simple

  PAYMENT DATE:              1st of the month

  MATURITY DATE:             January 1, 2013

  SPONSOR:                   Ray Hunt

  CALL PROTECTION/LOCKOUT:   Defeasance permitted 2 years from the
                             date of securitization with U.S.
                             Treasuries. Not prepayable until 3
                             months prior to maturity.

  LOAN/SF:                   $174

  UP-FRONT RESERVES:         TI/LC: $442,449(1)

  ONGOING / SPRINGING        Springing reserves for taxes
  RESERVES:                  and insurance (1)

  CASH MANAGEMENT:           Not required

  ADDITIONAL SECURED /       None permitted
  MEZZANINE DEBT:

----------------------------------------------------------------------

----------------------------------------------------------------------
                          PROPERTY INFORMATION
------------------------------------------------------------------------
   SINGLE ASSET/PORTFOLIO:   Single Asset

   PROPERTY TYPE:            Anchored Retail

   PROPERTY LOCATION:        Phoenix, Arizona

   OCCUPANCY:                97.0%

   SALES PSF:                $412

   OCCUPANCY COST:           7.38%

   OCCUPANCY AS OF DATE:     December 1, 2002

   YEAR BUILT:               2000 -- 2002

   YEAR RENOVATED:           NAP

   COLLATERAL:               The collateral consists of a lifestyle
                             center containing 377,690 square feet
                             comprised of approximately 67% retail
                             space and 33% office space. The
                             subject is anchored by Crate & Barrel,
                             Barnes & Noble, The Cheesecake
                             Factory, P.F. Chang's, and Z Gallerie.

   PROPERTY MANAGEMENT:      Cushman & Wakefield of Arizona, Inc.

   APPRAISED VALUE:          $97,400,000

   APPRAISAL VALUE DATE:     October 17, 2002

   CUT-OFF DATE LTV:         67.6%

   BALLOON LTV:              57.2%

   U/W NOI:                  $8,232,451

   U/W NCF:                  $7,670,597

   CURRENT ANNUAL DEBT       $4,672,332
   SERVICE:

   U/W NOI DSCR:             1.76x

   U/W NCF DSCR:             1.64x

----------------------------------------------------------------------

(1)   See "Reserves" below.

     THE LOAN. The seventh largest loan (the "Kierland Commons Shopping Center Loan"), representing approximately 4.1% of the Initial Pool Balance, with a Cut-Off Date principal balance of $65,853,794, is a 10-year balloon loan that has a maturity date of January 1, 2013 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Kierland Commons Shopping Center Loan is secured by, among other things, an amended and restated deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Kierland Commons Property.

     THE BORROWER. The borrower under the Kierland Commons Shopping Center Loan, Kierland Greenway, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Ray Hunt.

     THE PROPERTY. The Kierland Commons property (the "Kierland Commons Property") is a 377,690 sq. ft. GLA Class A lifestyle center located in Phoenix, Arizona. There are approximately 254,463 sq. ft. of retail space and 123,227 sq. ft. of office space. The property is anchored by Crate & Barrel, Barnes & Noble, The Cheesecake Factory, P.F. Chang's, and Z Gallerie. Other national tenants in occupancy include Ann Taylor Loft, Chico's, Guess?, J. Crew, J. Jill, Restoration Hardware, Sharper Image, Smith & Hawken, Starbucks, Talbots, and Victoria's Secret.

     MAJOR TENANT SUMMARY. The following table shows certain information regarding the anchor tenants and the five largest tenants of the Kierland Commons Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                              CREDIT
                              RATING                                        ANNUALIZED   % OF TOTAL
                           (FITCH/MIS/               % OF     ANNUALIZED     BASE RENT   ANNUALIZED      LEASE         SALES
          TENANT               S&P)        GLA       GLA       BASE RENT       (PSF)      BASE RENT   EXPIRATION       (PSF)
------------------------- ------------- --------- --------- -------------- ------------ ------------ ------------ --------------
Crate & Barrel                  NR        37,066      9.8%   $   926,650      $25.00         9.3%      01/01/14      $ 294
Barnes & Noble              NR/Ba3/BB     30,000      7.9        600,000       20.00         6.0       10/01/12        N/A
Troon Golf                      NR        19,120      5.1        458,880       24.00         4.6       08/01/05        NAP (1)
The Kronos Group                NR        16,795      4.4        390,484       23.25         3.9       12/01/11        NAP (1)
P.F. Chang's (2)                NR        16,733      4.4        359,760       21.50         3.6       07/01/05        N/A
The Cheesecake Factory          NR         9,753      2.6        341,355       35.00         3.4       08/01/20      $ 990
Anthropologie                   NR        11,225      3.0        332,260       29.60         3.3       08/01/10      $ 340
Z Gallerie                      NR        13,515      3.6        289,221       21.40         2.9       11/01/11      $ 311
Talbot's                        NR         7,516      2.0        285,608       38.00         2.9       10/01/14      $ 331 (3)
Mastro's Ocean Club             NR         8,571      2.3        282,843       33.00         2.8       06/01/17      $ 540 (4)
                                          ------    -----    -----------      ------       -----
 TOTAL/WTD. AVG. LARGEST
  TENANTS                                170,294     45.1    $ 4,267,060      $25.06        42.6
Total Remaining Tenants                  196,120     51.9    $ 5,744,862      $29.29        57.4
Total Vacant Space                        11,276      3.0              0        0.00         0.0
                                         -------    -----    -----------      ------       -----
 TOTAL/WTD. AVG. ALL                     377,690    100.0%   $10,011,922      $27.32       100.0%

---------
(1)   Office Tenant.

(2) P.F. Chang's also occupies a 7,000 sq. ft. retail restaurant in the subject.

(3)   Annualized sales based on September through December 2002.

(4)   Annualized sales based on November and December 2002.

   LEASE EXPIRATION. The following table shows the lease expiration schedule for the Kierland Commons Property:


                           LEASE EXPIRATION SCHEDULE

    YEAR ENDING                        % OF      CUMULATIVE     ANNUALIZED    % OF TOTAL ANNUALIZED     ANNUALIZED
    DECEMBER 31,     EXPIRING GLA   TOTAL GLA   OF TOTAL GLA     BASE RENT          BASE RENT         BASE RENT (PSF)
------------------- -------------- ----------- -------------- -------------- ----------------------- ----------------
2003                          0         0.0%        0.0%       $         0              0.0%             $  0.00
2004                      3,676         1.0         1.0%           123,208              1.2              $ 33.52
2005                     59,143        15.7        16.7%         1,297,012             13.0              $ 21.93
2006                      3,864         1.0        17.7%            85,008              0.8              $ 22.00
2007                     21,522         5.7        23.4%           503,171              5.0              $ 23.38
2008                     13,694         3.6        27.0%           358,200              3.6              $ 26.16
2009                          0         0.0        27.0%                 0              0.0              $  0.00
2010                     33,434         8.9        35.8%           997,140             10.0              $ 29.82
2011                     80,431        21.3        57.1%         2,385,254             23.8              $ 29.66
2012                     74,244        19.7        76.8%         2,178,994             21.8              $ 29.35
2013                          0         0.0        76.8%                 0              0.0              $  0.00
2014                     51,582        13.7        90.4%         1,297,238             13.0              $ 25.15
2015                          0         0.0        90.4%                 0              0.0              $  0.00
2016 & Thereafter        24,824         6.6        97.0%           786,698              7.9              $ 31.69
Vacant                   11,276         3.0       100.0%                 0              0.0              $  0.00
                         ------       -----                    -----------            -----
 TOTAL/WTD. AVG.        377,690       100.0%                   $10,011,922            100.0%             $ 27.32
                        =======       =====                    ===========            =====

     RESERVES. At origination $442,449 was funded into a TI/LC reserve. Springing reserves for taxes and insurance are required upon the occurrence of an event of default under the Kierland Commons Shopping Center Loan.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance with coverage for terrorism and acts of terrorism; provided that the borrower is not required to maintain any terrorism insurance in an amount in excess of the outstanding principal balance of the loan. If the cost of the additional premium in respect of terrorism insurance would exceed (1) in the case of a standalone policy, 125% of the cost of a comprehensive all risk insurance policy with an exclusion for terrorism or (2) in the case of a comprehensive all risk insurance policy, 225% of the cost of a comprehensive all risk insurance policy with an exclusion for terrorism, the borrower is only required to obtain the maximum amount of terrorism insurance obtainable for this maximum premium.


     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. None permitted except for trade payables and debt incurred in the financing of equipment or other personal property used on the Kierland Commons Property.

     PERMITTED TRANSFERS. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender if there is no change of control of the borrower or its general partner, manager or managing member and (1) no single transfer results in the proposed transferor or its affiliates or family members owning, directly or indirectly, more than 49% of the borrower and (2) no more than 49% of the ownership interests of the borrower are transferred in the aggregate; provided that transfers to certain parties specified in the loan documents are permitted without regard to these restrictions. Additionally, certain transfers are permitted for estate planning purposes.

     Certain additional information regarding the Kierland Commons Shopping Center Loan is set forth on Annex C to this prospectus supplement.

                                  THE AVENTINE

----------------------------------------------------------------------
                  LOAN INFORMATION
----------------------------------------------------------------------
                         ORIGINAL       CUT-OFF DATE
                         -----------    -------------
  BALANCE:               $50,000,000    $50,000,000

  % OF POOL BY UPB:      3.1%

  ORIGINATION DATE:      December 23, 2002

  COUPON:                4.99%

  INTEREST ACCRUAL:      Actual / 360

  TERM:                  60 months

  AMORTIZATION:          None

  OWNERSHIP INTEREST:    Fee Simple

  PAYMENT DATE:          1st of the month

  MATURITY DATE:         January 1, 2008

  SPONSOR:               Glenborough Properties

  CALL PROTECTION/       Defeasance permitted 2 years from the
  LOCKOUT:               date of securitization with U.S.
                         Treasuries. Not prepayable until 3
                         months prior to maturity.

  LOAN/SF:               $211

  UP-FRONT RESERVES:     None

  ONGOING / SPRINGING    Reserves for taxes, insurance,
  RESERVES:              replacement reserves and TI/LCs(1)

  CASH MANAGEMENT:       Springing Lockbox

  ADDITIONAL SECURED /   None permitted
  MEZZANINE DEBT:

----------------------------------------------------------------------
                         PROPERTY INFORMATION
----------------------------------------------------------------------
 SINGLE ASSET/            Single Asset
 PORTFOLIO:

 PROPERTY TYPE:           Office

 PROPERTY LOCATION:       San Diego, California

 OCCUPANCY:               94.0%

 OCCUPANCY AS OF DATE:    December 1, 2002

 YEAR BUILT:              1990

 YEAR RENOVATED:          NAP

 COLLATERAL:              The collateral consists of four buildings
                          (11-story office building, 6-story office building, and 2, single-story restaurant buildings) located approximately 13 miles north of downtown San Diego just east of La Jolla.






 PROPERTY MANAGEMENT:     Glenborough Realty Trust Incorporated

 APPRAISED VALUE:         $73,000,000

 APPRAISAL VALUE DATE:    August 1, 2002

 CUT-OFF DATE LTV:        68.5%

 BALLOON LTV:             68.5%

 U/W NOI:                 $5,522,844

 U/W NCF:                 $5,067,744

 CURRENT ANNUAL DEBT      $2,529,653
 SERVICE:

 U/W NOI DSCR:            2.18x

 U/W NCF DSCR:            2.00x

----------------------------------------------------------------------

(1)   See "Reserves" below.

     THE LOAN. The eighth largest loan ("The Aventine Loan"), representing approximately 3.1% of the Initial Pool Balance, with a Cut-Off Date principal balance of $50,000,000, is a 5-year balloon loan that has a maturity date of January 1, 2008 and provides for monthly payments of interest-only. The Aventine Loan is secured by, among other things, a deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in The Aventine Property.

     THE BORROWER. The borrower under The Aventine Loan, GLB Aventine L.P., is a Delaware limited partnership that is a special purpose, bankruptcy remote entity sponsored by Glenborough Properties LP. Glenborough Properties is a publicly traded real estate investment trust which owns and operates a nationwide portfolio of high quality office and industrial properties encompassing 14 million square feet.

     THE PROPERTY. The Aventine property ("The Aventine Property") consists of four Class A buildings (11-story office building, 6-story office building, and 2 single-story restaurant buildings) totaling 237,031 sq. ft. GLA. The property consists of 214,191 square feet of office space and 22,840 square feet of restaurant space with three subterranean parking garages. The property is situated approximately 13 miles north of downtown San Diego just east of La Jolla. The Aventine Property complex includes a 419-room Hyatt Regency Luxury Hotel and the Club at Aventine, a full service health club, which are not part of the collateral.

     MAJOR TENANT SUMMARY. The following table shows certain information regarding the ten largest tenants of The Aventine Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                               ANNUALIZED   % OF TOTAL
                            CREDIT RATING                         ANNUALIZED    BASE RENT   ANNUALIZED     LEASE
          TENANT           (FITCH/MIS/S&P)     GLA     % OF GLA    BASE RENT      (PSF)      BASE RENT   EXPIRATION
------------------------- ----------------- --------- ---------- ------------ ------------ ------------ -----------
New York Life Insurance
 Company                      AA/Aa1/AA+      28,847      12.2%   $  898,584     $31.15         12.9%   09/01/07
American Property
 Management                       NR          15,965       6.7       543,768     $34.06          7.8    09/01/05
American Express
 Financial Advisors            A+/A1/A+       13,696       5.8       525,924     $38.40          7.5    04/01/07
Center for Creative
 Leadership(1)                    NR          18,769       7.9       391,572     $20.86          5.6    01/01/09
AETC Engineering                  NR           8,956       3.8       349,284     $39.00          5.0    12/01/09
Mentus                            NR           9,547       4.0       344,456     $36.08          4.9    02/01/06
JPI Texas Development,
 Inc.                             NR           9,816       4.1       343,956     $35.04          4.9    07/01/05
Michael Gordon, MD                NR           9,019       3.8       281,373     $31.20          4.0    02/01/06
PED & Associates                  NR           7,646       3.2       255,072     $33.36          3.7    10/01/05
SCIREX Corp                       NR           8,140       3.4       253,968     $31.20          3.6    08/01/05
                                              ------     -----    ----------     ------        -----
 TOTAL/WTD. AVG.
  LARGEST TENANTS                            130,401      55.0    $4,187,957     $32.12         60.0
Total Remaining Tenants                       91,639      38.7     2,795,224     $30.50         40.0
Total Vacant Space                            14,991       6.3
                                             -------     -----    ----------     ------        -----
 TOTAL/WTD. AVG. ALL                         237,031     100.0%   $6,983,181     $31.45        100.0%

---------

(1) Center for Creative Leadership occupies three suites with different lease expiration dates: 8,956 square feet expiring on 1/2/09, 8,956 square feet expiring on 1/1/09 and 857 square feet expiring on 1/1/04.

   LEASE EXPIRATION. The following table shows the lease expiration schedule for The Aventine Property:


                           LEASE EXPIRATION SCHEDULE

                                                                                   % OF TOTAL     ANNUALIZED
    YEAR ENDING        EXPIRING     % OF TOTAL      CUMULATIVE      ANNUALIZED     ANNUALIZED     BASE RENT
    DECEMBER 31,          GLA           GLA        OF TOTAL GLA      BASE RENT      BASE RENT       (PSF)
-------------------   ----------   ------------   --------------   ------------   ------------   -----------
Month to Month(1)        6,076           2.6%            2.6%       $  107,124          1.5%      $  17.63
2003                    14,984           6.3             8.9%          377,185          5.4          25.17
2004                    13,812           5.8            14.7%          443,460          6.4          32.11
2005                    51,980          21.9            36.6%        1,759,448         25.2          33.85
2006                    36,327          15.3            51.9%        1,332,900         19.1          36.69
2007                    49,110          20.7            72.6%        1,604,472         23.0          32.67
2008                         0           0.0            72.6%                0          0.0           0.00
2009                    33,068          14.0            86.6%          950,036         13.3          28.12
2010                     6,400           2.7            89.3%          179,196          2.6          28.00
2011                         0           0.0            89.3%                0          0.0           0.00
2012                         0           0.0            89.3%                0          0.0           0.00
2013                     3,451           1.5            90.8%          103,536          1.5          30.00
2014                         0           0.0            90.8%                0          0.0           0.00
2015                         0           0.0            90.8%                0          0.0           0.00
2016 & Thereafter        6,832           2.9            93.7%          145,824          2.1          21.34
Vacant                  14,991           6.3          100.00%                           0.0           0.00
                        ------         -----                        ----------        -----
 TOTAL/WTD. AVG.       237,031         100.0%                       $6,983,181        100.0%      $  31.45
                       =======         =====                        ==========        =====

---------
(1)   Leases expiring prior to 3/1/2003.

     RESERVES. Reserves for taxes, insurance, replacement reserves and TI/LCs are required if actual NOI falls below 80% of underwritten NOI ($4,365,180) or upon an event of default under the loan documents. See "Lockbox; Sweep of Excess Cash Flow" below.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance which includes coverage for terrorism and acts of terrorism.


     LOCKBOX; SWEEP OF EXCESS CASH FLOW. At origination, the borrower was not required to establish a lockbox; however, if actual monthly NOI falls below $4,365,180, the borrower will be required to direct all tenants to make payments directly to a cash management account which will swept daily to a lockbox account and held as additional security for the loan.

     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. None permitted except trade payables and debt incurred in the financing of equipment or other personal property used on The Aventine Property.

     PERMITTED TRANSFERS. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender if there is no change of control of the borrower or its general partner, manager or managing member and (1) no single transfer results in the proposed transferor or its affiliates or family members owning, directly or indirectly, more than 49% of the borrower and (2) no more than 49% of the ownership interests of the borrower are transferred in the aggregate. Additionally, certain transfers are permitted for estate planning purposes.

     Certain additional information regarding The Aventine Loan is set forth on Annex C to this prospectus supplement.

                             3 HUNTINGTON QUADRANGLE

----------------------------------------------------------------------
                        LOAN INFORMATION
----------------------------------------------------------------------
                               Original            Cut-Off Date
                               --------            -------------
  BALANCE:                     $44,000,000         $44,000,000

  % OF POOL BY UPB:            2.7%

  ORIGINATION DATE:            December 19, 2002

  COUPON:                      5.42%

  INTEREST ACCRUAL:            Actual / 360

  TERM:                        60 months

  AMORTIZATION:                None

  OWNERSHIP INTEREST:          Fee Simple

  PAYMENT DATE:                1st of the month

  MATURITY DATE:               January 1, 2008

  SPONSOR:                     Scott Lawlor & Larry Botel

  CALL PROTECTION / LOCKOUT:   Defeasance permitted 2 years from the
                               date of securitization with U.S.
                               Treasuries. Not prepayable until 3
                               months prior to maturity.

  LOAN/SF:                     $110

  UP-FRONT RESERVES:           Replacements: $9,708
                               Insurance Reserve: $16,036
  ONGOING / SPRINGING          Replacements: $9,708(1)
  RESERVES:                    RE Tax Reserve: $111,500
                               Insurance Reserve: $8,020
                               Other Reserve: $1,350,000(1)
                                              $170,000(1)

  CASH MANAGEMENT:             Springing Lockbox

  ADDITIONAL SECURED /         $3,500,000(2)
  MEZZANINE DEBT:

----------------------------------------------------------------------

----------------------------------------------------------------------
                         PROPERTY INFORMATION
-----------------------------------------------------------------------
   SINGLE ASSET/PORTFOLIO:   Single Asset

   PROPERTY TYPE:            Office

   PROPERTY LOCATION:        Melville, New York

   OCCUPANCY:                89.9%

   OCCUPANCY AS OF DATE:     October 23, 2002

   YEAR BUILT:               1971

   YEAR RENOVATED:           1999

   COLLATERAL:               The collateral consists of two, 4-story
                             commercial office buildings totaling
                             401,582 sq. ft. located in the
                             unincorporated Hamlet of Melville,
                             within the town of Huntington, Suffolk
                             County, New York

   PROPERTY MANAGEMENT:      Antares Real Estate Services, LLC

   APPRAISED VALUE:          $57,500,000

   APPRAISAL VALUE DATE:     November 7, 2002

   CUT-OFF DATE LTV:         76.5%

   BALLOON LTV:              76.5%

   U/W NOI:                  $5,144,530

   U/W NCF:                  $4,628,071

   CURRENT ANNUAL DEBT       $2,417,922
   SERVICE:

   U/W NOI DSCR:             2.13x

   U/W NCF DSCR:             1.91x

----------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   See "Mezzanine Loan" below.

     THE LOAN. The ninth largest loan (the "3 Huntington Quadrangle Loan"), representing approximately 2.7% of the Initial Pool Balance, with a Cut-Off Date principal balance of $44,000,000, is a 5-year balloon loan that has a maturity date of January 1, 2008 and provides for monthly payments of interest-only. The 3 Huntington Quadrangle Loan is secured by, among other things, a consolidated, amended and restated fee and leasehold mortgage, assignment of rents, security agreement and fixture filing encumbering the borrower's fee and/or leasehold interest in the 3 Huntington Quadrangle Property.

     THE BORROWER. The borrowers under the 3 Huntington Quadrangle Loan, Broadway Melville Fee LLC, Gatehall Melville Fee LLC, and 3HQ Operating Co. LLC, each of which is a Delaware limited liability company, are special purpose, bankruptcy remote entities. The borrowers are sponsored by Scott Lawlor and Larry Botel. The borrowers are jointly and severally liable for the debt.

     THE PROPERTY. The 3 Huntington Quadrangle property (the "3 Huntington Quadrangle Property") consists of two, 4-story Class A commercial office buildings encompassing 401,582 sq. ft. GLA situated in the unincorporated Hamlet of Melville, within the Town of Huntington, Suffolk County, New York. Each building contains approximately 50,000 square foot floorplates totaling approximately 200,000 square feet per building. The property is part of a larger development known as Huntington Quadrangle, which consists of the 3 Huntington Quadrangle Property, 1 Huntington Quadrangle, and 2 Huntington Quadrangle and is located approximately 20 miles east of New York City.

     MAJOR TENANT SUMMARY. The following table shows certain information regarding the ten largest tenants of the 3 Huntington Quadrangle Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT




                                          CREDIT
                                          RATING                                         ANNUALIZED    % OF TOTAL
                                       (FITCH/MIS/                        ANNUALIZED     BASE RENT     ANNUALIZED     LEASE
                TENANT                     S&P)        GLA     % OF GLA    BASE RENT       (PSF)        BASE RENT   EXPIRATION
------------------------------------- ------------- --------- ---------- ------------ --------------- ------------ -----------
Empire Blue Cross                        NR/NR/A-    109,761      27.3%   $2,730,423      $24.88(1)       32.1%      12/01/10
Continental Casualty Company             A/A3/A-      83,131      20.7     1,828,882       22.00          21.5       09/01/06
Gentiva Health Services(2)               NR/B3/B+     50,627      12.6     1,211,897       23.94          14.3       12/01/10
Connecticut General Life Insurance
 (CIGNA)                                AA-/A1/A+     34,566       8.6       734,760       21.26           8.6       05/01/05
JP Morgan Chase Bank                    A+/Aa3/AA-    25,360       6.3       601,000       23.70           7.1       05/01/07
Travelers Indemnity Company             AA/Aa3/AA-    23,836       5.9       589,226       24.72           6.9       10/01/06
Sedgwick Claims Management                  NR        14,014       3.5       334,094       23.84           3.9       10/31/07
Mortgage Warehouse                          NR         7,703       1.9       198,801       25.81           2.3       12/01/05
V.I. Technologies, Inc. (VITEX)             NR         7,506       1.9       166,858       22.23           2.0       12/01/03
Medical Consultants Network (MCN)           NR         4,428       1.1       105,519       23.83           1.2       09/01/05
                                                     -------     -----    ----------      --------       -----
TOTAL/WTD. AVG. TEN LARGEST TENANTS                  360,932      89.9     8,501,460       23.55         100.0
Total Remaining Tenants                                    0       0.0                                     0.0
Total Vacant Space                                    40,650      10.1             0        0.00           0.0
                                                     -------     -----    ----------      --------       -----
TOTAL/WTD. AVG. ALL                                  401,582     100.0%   $8,501,460      $23.55         100.0%

---------
(1) Annualized Base Rent (PSF) is the average of the tenant's rent over the term of the loan. The tenant is currently paying $23.47 PSF.

(2) Gentiva has sublet approximately 19,658 sq. ft. GLA of their space to TNT USA Inc. pursuant to a lease commencing on March 1, 2003 for a term of 5 years with the option to renew through August 31, 2010. The lease rate is
     $12.00 psf GLA during year one, $22.00 psf GLA in year two, and increasing by 3.5% per annum thereafter.

     LEASE EXPIRATION. The following table shows the lease expiration schedule for the 3 Huntington Quadrangle Property:

                           LEASE EXPIRATION SCHEDULE

                                                                                      % OF TOTAL     ANNUALIZED
    YEAR ENDING                            % OF        CUMULATIVE      ANNUALIZED     ANNUALIZED     BASE RENT
    DECEMBER 31,       EXPIRING GLA     TOTAL GLA     OF TOTAL GLA      BASE RENT      BASE RENT       (PSF)
-------------------   --------------   -----------   --------------   ------------   ------------   -----------
2003                        7,506           1.9%            1.9%       $  166,858          2.0%       $ 22.23
2004                            0           0.0             1.9%                0          0.0        $  0.00
2005                       46,697          11.6            13.5%        1,039,080         12.2        $ 22.25
2006                      106,967          26.6            40.1%        2,418,108         28.4        $ 22.61
2007                       39,374           9.8            49.9%          935,094         11.0        $ 23.75
2008                            0           0.0            49.9%                0          0.0        $  0.00
2009                            0           0.0            49.9%                0          0.0        $  0.00
2010                      160,388          39.9            89.9%        3,942,320         46.4        $ 24.58
2011                            0           0.0            89.9%                0          0.0        $  0.00
2012                            0           0.0            89.9%                0          0.0        $  0.00
2013                            0           0.0            89.9%                0          0.0        $  0.00
2014                            0           0.0            89.9%                0          0.0        $  0.00
2015                            0           0.0            89.9%                0          0.0        $  0.00
2016 & Thereafter               0           0.0            89.9%                0          0.0        $  0.00
Vacant                     40,650          10.1           100.0%                0          0.0        $  0.00
                          -------         -----                        ----------        -----
 TOTAL/WTD. AVG.          401,582         100.0%                       $8,501,460        100.0%       $ 23.55
                          =======         =====                        ==========        =====

     RESERVES. The replacements reserve increases each year commencing in 2004 to 1/12th of 102.5% of the previous required annual reserve amount. In addition, the borrower is required to make a monthly payment of $170,000 on each of February 1, 2003 and March 1, 2003 to a reserve for the estimated cost of replacement of a cooling tower.

     If Continental Casualty Company (or its replacement tenant) elects to terminate or not extend its lease, the borrower is required to deliver a letter of credit in the amount of $1,350,000 to the lender. If the borrower fails to deliver the required letter of credit, as described under "Lockbox; Sweep of Excess Cash Flow" below, cash will be swept from the lockbox until $1,500,000 is on deposit in a reserve account.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance with no exclusion for terrorism or a stand alone terrorism insurance policy. However, if the cost of the additional premium in respect of terrorism insurance would exceed (1) in the case of a standalone policy, 125% of the cost of a comprehensive all risk insurance policy with an exclusion for terrorism or (2) in the case of a comprehensive all risk insurance policy, 225% of the cost of the base rate for a comprehensive all risk insurance policy with an exclusion for terrorism, the borrower is only required to obtain the maximum amount of terrorism insurance obtainable for this maximum premium.

     LOCKBOX; SWEEP OF EXCESS CASH FLOW. At origination the borrower established a lockbox from which the borrower is permitted to withdraw unless
(1) trailing twelve month NOI falls below 78% of the underwritten NOI at origination, (2) Continental Casualty Company (or its replacement tenant) chooses to terminate or not to extend its lease, and the borrower fails to deliver a letter of credit in the amount of $1,350,000 to the lender, or (3) an event of default occurs under the loan.

     MEZZANINE LOAN. The ownership interests of the borrower secure a mezzanine loan with an outstanding principal balance at origination of $3,500,000. The amount of the mezzanine debt is capped such that the mortgage debt and mezzanine debt in the aggregate cannot result in a loan-to-value ratio of more than 85% or a debt service coverage ratio of less than 1.10x. The mezzanine lender and the mortgage lender have entered into a subordination and intercreditor agreement which provides that the mezzanine loan is fully subordinated to the mortgage loan.

     ADDITIONAL DEBT. None permitted except for trade payables and debt incurred in the financing of equipment or other personal property used on the 3 Huntington Quadrangle Property.

     PERMITTED TRANSFERS. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender if there is no change of control of the borrower or its general partner, manager or managing member and (1) no single transfer results in the proposed transferor or its affiliates or family members owning, directly or indirectly, more than 49% of the borrower and (2) no more than 49% of the ownership interests of the borrower are transferred in the aggregate; provided that transfers to certain parties specified in the loan documents are permitted without regard to these restrictions. Additionally, certain transfers are permitted for estate planning purposes.

     Certain additional information regarding the 3 Huntington Quadrangle Loan is set forth on Annex C to this prospectus supplement.

                              FESTIVAL AT WALDORF

--------------------------------------------------------------------
                    LOAN INFORMATION
--------------------------------------------------------------------
                             ORIGINAL       CUT-OFF DATE
                             ------------   -------------

  BALANCE:                   $37,000,000    $37,000,000

  % OF POOL BY UPB:          2.3%

  ORIGINATION DATE:          December 31, 2002

  COUPON:                    5.05%

  INTEREST ACCRUAL:          Actual / 360

  TERM:                      60 months

  AMORTIZATION:              None

  OWNERSHIP INTEREST:        Fee Simple

  PAYMENT DATE:              1st of the month

  MATURITY DATE:             January 1, 2008

  SPONSOR:                   Madison Marquette

  CALL PROTECTION/LOCKOUT:   Defeasance permitted 2 years from the
                             date of securitization with U.S.
                             Treasuries. Not prepayable until 3
                             months prior to maturity.

  LOAN/SF:                   $75

  UP-FRONT RESERVES:         TI/LC: $6,250 Deferred Maintenance
                             Reserve: $115,000 RE Tax Reserve:
                             $134,172 Insurance Reserve: $36,927
                             Replacement Reserve: $6,197 Ross
                             Reserve: $700,000(1) Roomstore Reserve:
                             $625,000 (1) Sprint Reserve: $49,400(1)
                             Environmental Reserve: $1,000,000(1)

  ONGOING / SPRINGING        TI/LC $6,250(1) Replacements: $6,197(1)
  RESERVES:                  RE Tax Reserve: $33,543 Insurance
                             Reserve: $8,691 Other Reserve: NAP

  CASH MANAGEMENT:           None

  ADDITIONAL SECURED/        Not permitted other than
  MEZZANINE DEBT:            trade payables

--------------------------------------------------------------------

--------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Waldorf, Maryland

  OCCUPANCY:                83.6%

  OCCUPANCY AS OF DATE:     December 1, 2002

  YEAR BUILT:               1989

  YEAR RENOVATED:           NAP

  COLLATERAL:               The collateral consists of a
                            community shopping center
                            containing 495,722 sq ft and is
                            anchored by Marshalls, Circuit City,
                            PETsMART, RoomStore, Michaels,
                            Ross Dress for Less, Staples, and
                            Modell's. Overall sales of the
                            property are $182 psf and the overall
                            occupancy cost is 4.85%.

  PROPERTY MANAGEMENT:      Madison Marquette Realty Services,
                            L.P.

  APPRAISED VALUE:          $49,200,000

  APPRAISAL VALUE DATE:     November 8, 2002

  CUT-OFF DATE LTV:         75.2%

  BALLOON LTV:              75.2%

  U/W NOI:                  $4,106,141

  U/W NCF:                  $3,845,972

  CURRENT ANNUAL DEBT       $1,894,451
  SERVICE:

  U/W NOI DSCR:             2.17x

  U/W NCF DSCR:             2.03x

--------------------------------------------------------------------

(1)   See "Reserves" below.

     THE LOAN. The tenth largest loan (the "Festival at Waldorf Loan"), representing approximately 2.3% of the Initial Pool Balance, with a Cut-Off Date principal balance of $37,000,000, is a 5-year balloon loan that has a maturity date of January 1, 2008 and provides for monthly payments of interest-only. The Festival at Waldorf Loan is secured by an indemnity deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Festival at Waldorf Property.


     THE BORROWER. The borrower under the Festival at Waldorf Loan, Madison Waldorf B LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Madison Marquette. The fee ownership in the property is held by C W Waldorf Retail Limited Partnership, an affiliate of the borrower, which also executed the mortgage which is structured as an indemnity deed of trust.


     THE PROPERTY. The Festival at Waldorf property (the "Festival at Waldorf Property") is a 495,722 sq. ft. GLA community shopping center located in Waldorf, Maryland approximately 20 miles south of downtown Washington, D.C. The property is anchored by Marshalls, Circuit City, PETsMART, Room Store, Michaels, Ross Dress for Less, Staples, and Modell's. Other national tenants include CVS Pharmacy, Blockbuster Video, Subway, Dollar General, and Panera Bread.


     MAJOR TENANT SUMMARY. The following table shows certain information regarding the ten largest tenants of the Festival at Waldorf Property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT



                               CREDIT
                               RATING                                           ANNUALIZED     APPROX.
                             (FITCH/MIS/              % OF TOTAL   ANNUALIZED    BASE RENT   % OF TOTAL   SALES     LEASE
         TENANTS                S&P)          GLA       GLA(1)      BASE RENT      (PSF)        RENT      (PSF)   EXPIRATION
------------------------- ---------------- --------- ------------ ------------ ------------ ------------ ------- -----------
Circuit City                     NR          32,475        6.6%    $  324,750      $10.00         7.4%     N/A     01/01/08
Staples                    BBB/Baa2/ BBB-    24,049        4.9        323,219      $13.44         7.3      $438    06/01/10
Michaels                      NR/Ba1/BB      28,000        5.6        308,000      $11.00         7.0      $171    01/01/07
HMY Room Store                   NR          30,103        6.1        301,030      $10.00         6.8      N/A     03/01/10
Marshalls                      NR/A3/A       35,232        7.1        246,624      $ 7.00         5.6      $151    01/01/09
PETsMART                      NR/Ba3/B+      30,900        6.2        210,120      $ 6.80         4.8      $206    01/01/10
Modell's                         NR          17,825        3.6        204,988      $11.50         4.6      N/A     02/01/12
Chuck E. Cheese                  NR          12,189        2.5        193,074      $15.84         4.4      $152    03/01/07
Blockbuster Video                NR           6,600        1.3        188,100      $28.50         4.3      $245    04/01/05
Chili's                     BBB+/Baa2/BBB     6,500        1.3        156,000      $24.00         3.5      $410    01/01/06
                                             ------      -----     ----------      ------       -----
 TOTAL/WTD. AVG.
  LARGEST TENANTS                           223,873       45.2      2,455,904      $10.97        55.7
Total Remaining Tenants                     190,546       38.4      1,952,589      $10.25        44.3
Total Vacant Space                           81,303       16.4              0        0.00         0.0
                                            -------      -----     ----------      ------       -----
 TOTAL/WTD. AVG. ALL                        495,722      100.0%    $4,408,493      $10.64       100.0%

   LEASE EXPIRATION. The following table shows the lease expiration schedule for the Festival at Waldorf Property:


                           LEASE EXPIRATION SCHEDULE
                              (EXCLUDES ANCHORS)

                                                                                      % OF TOTAL     ANNUALIZED
    YEAR ENDING                            % OF        CUMULATIVE      ANNUALIZED     ANNUALIZED     BASE RENT
    DECEMBER 31,       EXPIRING GLA     TOTAL GLA     OF TOTAL GLA      BASE RENT      BASE RENT       (PSF)
-------------------   --------------   -----------   --------------   ------------   ------------   -----------
Month to Month(1)           9,267           1.9%            1.9%       $   89,750          2.0%      $  9.68
2003                        5,064           1.0             2.9%           75,875          1.7       $ 14.98
2004                       31,551           6.4             9.3%          329,602          7.5       $ 10.45
2005                       48,821           9.8            19.1%          800,747         18.2       $ 16.40
2006                       66,027          13.3            32.4%          520,529         11.8       $  7.88
2007                       48,309           9.7            42.2%          600,102         13.6       $ 12.42
2008                       32,475           6.6            48.7%          324,750          7.4       $ 10.00
2009                       45,263           9.1            57.9%          336,903          7.6       $  7.44
2010                       88,252          17.8            75.7%          893,793         20.3       $ 10.13
2011                        1,520           0.3            76.0%           27,360          0.6       $ 18.00
2012                       37,870           7.6            83.6%          409,082          9.3       $ 10.80
2013                            0           0.0             0.0%                0          0.0       $  0.00
2014                            0           0.0             0.0%                0          0.0       $  0.00
2015                            0           0.0            83.6%                0          0.0       $  0.00
2016 & Thereafter               0           0.0            83.6%                0          0.0       $  0.00
Vacant                     81,303          16.4           100.0%                0          0.0       $  0.00
                           ------         -----                        ----------        -----
 TOTAL/WTD. AVG.          495,722         100.0%                       $4,408,493        100.0%      $ 10.64
                          =======         =====                        ==========        =====

---------
(1)   Leases expiring prior to 3/1/2003.


     RESERVES. Ross Stores, Inc. currently is paying reduced rent (2% of its sales) due to a co-tenancy clause as a result of a vacant SuperFresh. Ross Stores, Inc. is permitted under its lease to terminate if a replacement tenant for SuperFresh is not in occupancy by April 2003. At origination, an upfront reserve of $700,000 was funded to the Ross reserve account to cover the cost of tenant improvements and/or leasing commissions if Ross Stores, Inc. elects to terminate its lease pursuant to the co-tenancy requirements. The amounts in the Ross reserve account to be released upon, among other things, (1) the tenant resuming payment of base rent under the lease or (2) a replacement tenant taking occupancy and delivering to lender an acceptable estoppel.

     Heilig-Meyers, the parent of the tenant Roomstore, declared bankruptcy in August 2000. At origination, an upfront reserve in the amount of $625,000 was taken as additional security to be released upon, among other things, (i) Heilig-Meyers confirms a plan of reorganization and has not rejected or otherwise terminated liability under the lease or (ii) a replacement tenant takes occupancy.

     Sprint Spectrum L.P. entered into a lease dated June 12, 2002, an upfront reserve in the amount of $49,400 was taken to be released upon Sprint Spectrum L.P. delivering an acceptable estoppel.

     An environmental reserve in the amount of $1,000,000 was established at origination to address concerns resulting from the prior use of the property as a gas station and the current use as a dry cleaner to be identified by a post-closing Phase II. If the remediation estimate is greater than $1,000,000 the borrower is required to deposit the additional funds in to the reserve or to provide environmental insurance.

     The ongoing TI/LC reserve is capped at $300,000. The ongoing replacements reserve is capped at $263,716.

     INSURANCE REQUIREMENTS. The borrower is required to maintain comprehensive all risk insurance with no exclusion for terrorism or a stand alone terrorism insurance policy. However, if the cost of the additional premium in respect of terrorism insurance would exceed 125% of the cost of a comprehensive all risk insurance policy with an exclusion for terrorism the borrower is only required to obtain the maximum amount of terrorism insurance obtainable for this maximum premium. Notwithstanding the foregoing, if the borrower's failure to provide terrorism insurance would result in a downgrade or withdrawal of the ratings of the loan or any related certificate in a secondary market transaction by a rating agency, the borrower is required to maintain terrorism coverage regardless of the cost.

     MEZZANINE LOAN. None permitted.

     ADDITIONAL DEBT. Not permitted except for trade payables and debt incurred in the financing of equipment or other personal property used on the Festival at Waldorf Property.

     PERMITTED TRANSFERS. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender if there is no change of control of the borrower or its general partner, manager or managing member and (1) no single transfer results in the proposed transferor or its affiliates or family members owning, directly or indirectly, more than 49% of the borrower and (2) no more than 49% of the ownership interests of the borrower are transferred in the aggregate; provided that transfers among partners or members of the borrower holding in excess of 20% of the ownership interests of the borrower as of origination are not counted for purposes of this computation. Additionally, certain transfers are permitted for estate planning purposes.

     Certain additional information regarding the Festival at Waldorf Loan is set forth on Annex C to this prospectus supplement.

CONTROL
 NUMBER         LOAN ORIGINATOR          LOAN NUMBER                  PROPERTY NAME                         PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
    1           Archon Financial         09-1001085        520 Madison Avenue                               Office
    2           Archon Financial         09-1001089        One North Wacker                                 Office
    3           Archon Financial         09-1001083        Sun Valley Mall                                  Regional Mall
    4        Archon / Commerzbank AG     09-1001087        Bridgewater Commons                              Regional Mall
    5           Archon Financial         09-1001094        Portfolio - Spokane & Provo                      Regional Mall
    5a          Archon Financial         09-1001094-A      Spokane Valley Mall & Plaza                      Regional Mall
    5b          Archon Financial         09-1001094-B      Provo Towne Centre                               Regional Mall
------------------------------------------------------------------------------------------------------------------------------------
    6           Archon Financial         09-1001081        Miami Center                                     Office
    7           Archon Financial         09-0001679        Kierland Commons                                 Anchored Retail
    8           Archon Financial         09-0001694        The Aventine Office Building                     Office
    9           Archon Financial         09-0001665        3 Huntington Quadrangle                          Office
   10           Archon Financial         09-0001686        Festival at Waldorf                              Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
   11           Archon Financial         09-0001598        Crow Industrial Portfolio                        Industrial
   12           Washington Mutual        09-0001722        Newark Legal Center                              Office
   13           Archon Financial         09-0001618        Paseo Nuevo Shopping Center                      Anchored Retail
   14           Archon Financial         09-0001711        Citiplace I, II and Latter Center                Office
   14a          Archon Financial         09-0001711-A      Citiplace I                                      Office
   14b          Archon Financial         09-0001711-B      Citiplace II                                     Office
   14c          Archon Financial         09-0001711-C      Latter Center                                    Office
------------------------------------------------------------------------------------------------------------------------------------
   15           Archon Financial         09-0001713        Fisher & Albert Kahn Office Buildings            Office
   16           Archon Financial         09-0001657        Alcoa Buildings                                  Office
   17           Archon Financial         09-0001634        Sycamore Commons Shopping Center                 Anchored Retail
   18           Archon Financial         09-0001688        Key Isle Apartments                              Multifamily
   19           Archon Financial         09-0001637        Broadstone Plaza Phase II                        Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
   20           Archon Financial         09-0001656        Milford Estates                                  Multifamily
   21           Archon Financial         09-0001709        Courtney Landing Apartments                      Multifamily
   22           Archon Financial         09-0001678        Hale Road and Northern Hills                     Anchored Retail
   22a          Archon Financial         09-0001678-A      Hale Road Shopping Center                        Anchored Retail
   22b          Archon Financial         09-0001678-B      Northern Hills                                   Anchored Retail
   23           Washington Mutual        09-0001659        Lincoln Court Shopping Center                    Anchored Retail
   24           Archon Financial         09-0001687        Montgomery Commons Shopping Center               Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
   25           Archon Financial         09-0001654        American River Drive Office                      Office
   26           Archon Financial         09-0001636        Carr Mill Mall                                   Anchored Retail
   27           Archon Financial         09-0001670        Andersen Fiesta Shopping Center                  Anchored Retail
   28           Archon Financial         09-0001673        Lakeside Apartments, Phase I                     Multifamily
   29           Archon Financial         09-0001714        Ridglea Bank Building                            Office
------------------------------------------------------------------------------------------------------------------------------------
   30           Archon Financial         09-0001662        Midvale Court Apartments                         Multifamily
   31           Archon Financial         09-0001695        San Estrella MHP                                 Mobile Home Park
   32           Archon Financial         09-0001667        Sauk Creek Apartments                            Multifamily
   33           Archon Financial         09-0001645        3465 Box Hill Corporate Center                   Office
------------------------------------------------------------------------------------------------------------------------------------
   34           Archon Financial         09-0001666        Butler Plaza                                     Multifamily
   35           Archon Financial         09-0001710        Paradise Falls                                   Multifamily
   36           Archon Financial         09-0001663        Midvale Towers Apartments                        Multifamily
   37           Archon Financial         09-0001661        Hampton Court                                    Office
   38           Archon Financial         09-0001553        Carriage House Apartments                        Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   39           Archon Financial         09-0001675        California Sutter Medical Building               Office
   40           Archon Financial         09-0001691        Kingsley Plaza Apartments                        Multifamily
   41           Archon Financial         09-0001700        Sudley Tower                                     Office
   42           Archon Financial         09-0001644        Forest Lake Marketplace                          Anchored Retail
   43           Archon Financial         09-0001630        The Penn Medical Building                        Office
------------------------------------------------------------------------------------------------------------------------------------
   44           Archon Financial         09-0001699        Wilbur Medical Plaza                             Office
   45           Archon Financial         09-0001696        Corporate Plaza                                  Office
   46           Archon Financial         09-0001708        Lakeridge Square Apartments                      Multifamily
   47           Archon Financial         09-0001668        Bloomingdale Woods Apartments                    Multifamily
   48           Archon Financial         09-0001689        Gleneagles Shopping Center                       Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
   49           Archon Financial         09-0001664        Park Rochester Apartments                        Multifamily
   50           Archon Financial         09-0001677        River Walk Shopping Center                       Anchored Retail
   51           Washington Mutual        09-0001660        561 Seventh Avenue                               Office
   52           Archon Financial         09-0001704        Staples & Party City                             Anchored Retail
   53           Archon Financial         09-0001641        Parkway Marketplace                              Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
   54           Washington Mutual        09-0001698        NVR Building Products                            Industrial
   55           Archon Financial         09-0001651        Windward Village MHP                             Mobile Home Park
   56           Archon Financial         09-0001705        River Walk Apartments                            Multifamily
   57           Archon Financial         09-0001643        Martin Plaza                                     Office
   58           Archon Financial         09-0001685        University Park Business Center                  Office
------------------------------------------------------------------------------------------------------------------------------------
   59           Archon Financial         09-0001623        Hairston Crossing                                Anchored Retail
   60           Archon Financial         09-0001682        Ferry Farms Shopping Center                      Anchored Retail
   61           Archon Financial         09-0001669        Curry Ford Shopping Center                       Anchored Retail
   62           Archon Financial         09-0001680        Shady Hollow Village                             Anchored Retail
   63           Archon Financial         09-0001692        Ray Road Medical Center                          Office
------------------------------------------------------------------------------------------------------------------------------------
   64           Archon Financial         09-0001671        Wood Dale Town Center                            Anchored Retail
   65           Archon Financial         09-0001683        Woodhaven Apartments                             Multifamily
   66           Archon Financial         09-0001681        Silver Bell Apartments                           Multifamily
   67           Archon Financial         09-0001702        Castleton Square Convenience Center              Unanchored Retail
   68           Archon Financial         09-0001693        Olive Avenue Apartments                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   69           Archon Financial         09-0001712        Chicago Title Building                           Office
   70           Archon Financial         09-0001690        Juniper Arms and Mepkin Place                    Multifamily
   70a          Archon Financial         09-0001690-A      Juniper Arms Apartments                          Multifamily
   70b          Archon Financial         09-0001690-B      Mepkin Place Apartments                          Multifamily
   71           Archon Financial         09-0001676        The Dakota Apartments                            Multifamily
   72           Archon Financial         09-0001674        Liberty Square                                   Anchored Retail
   73           Archon Financial         09-0001625        Towne Oaks Apartments                            Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   74           Archon Financial         09-0001649        Totem Place                                      Industrial

CONTROL
 NUMBER                            ADDRESS                                        CITY                      STATE
------------------------------------------------------------------------------------------------------------------------------------
    1      520 Madison Avenue                                                   New York                  New York
    2      One North Wacker Drive                                               Chicago                   Illinois
    3      One Sun Valley Mall                                                  Concord                   California
    4      Route 287 & Route 202/206 & Route 22                                 Bridgewater               New Jersey
    5      Various                                                              Various                   Various
    5a     14700 East Indiana Ave                                               Spokane                   Washington
    5b     1200 S. Towne Centre Blvd.                                           Provo                     Utah
------------------------------------------------------------------------------------------------------------------------------------
    6      201 South Biscayne Boulevard                                         Miami                     Florida
    7      Northwest Corner of Scottsdale Rd & Greenway Parkway                 Phoenix                   Arizona
    8      8910, 8960-90 University Center Lane                                 San Diego                 California
    9      Three Huntington Quadrangle                                          Melville                  New York
   10      3067 Festival Way                                                    Waldorf                   Maryland
------------------------------------------------------------------------------------------------------------------------------------
   11      Various                                                              St. Paul                  Minnesota
   12      One Riverfront Plaza                                                 Newark                    New Jersey
   13      651 Paseo Nuevo                                                      Santa Barbara             California
   14      Various                                                              Various                   Various
   14a     2600 Citiplace Drive                                                 Baton Rouge               Louisiana
   14b     6300 Corporate Boulevard                                             Baton Rouge               Louisiana
   14c     2800 Veterans Memorial Boulevard                                     Metairie                  Louisiana
------------------------------------------------------------------------------------------------------------------------------------
   15      3011 West Grand Boulevard & 7430 Second Avenue                       Detroit                   Michigan
   16      6603 & 6605 W. Broad Street                                          Richmond                  Virginia
   17      2109-2113, 2211, 2217, 2225, 2233, 2315, 10510 & 10530
             Matthews Township Parkway                                          Matthews                  North Carolina
   18      2415 Treasure Landing Way                                            Ocoee                     Florida
   19      2779-2799 East Bidwell Street                                        Folsom                    California
------------------------------------------------------------------------------------------------------------------------------------
   20      264 Faller Drive                                                     New Milford               New Jersey
   21      6590 Swissco Drive                                                   Orlando                   Florida
   22      Various                                                              Various                   Various
   22a     169 & 179 Hale Road                                                  Manchester                Connecticut
   22b     95 & 105 Buckland Hills Drive                                        South Windsor             Connecticut
   23      215-245 Lancaster Avenue                                             Frazer                    Pennsylvania
   24      1200 Welsh Road                                                      North Wales               Pennsylvania
------------------------------------------------------------------------------------------------------------------------------------
   25      3636, 3638, 3640 American River Drive                                Sacramento                California
   26      200 North Greensboro Street                                          Carrboro                  North Carolina
   27      1840-1940 West Chandler Boulevard                                    Chandler                  Arizona
   28      200 Lake Club Court                                                  Charlottesville           Virginia
   29      6300 Ridglea Place                                                   Fort Worth                Texas
------------------------------------------------------------------------------------------------------------------------------------
   30      1400 Midvale Avenue                                                  Los Angeles               California
   31      500 North 67th Avenue                                                Phoenix                   Arizona
   32      12 Sayner Court                                                      Madison                   Wisconsin
   33      3465 Box Hill Corporate Center                                       Abingdon                  Maryland
------------------------------------------------------------------------------------------------------------------------------------
   34      21 North Butler Street                                               Madison                   Wisconsin
   35      15434 N. 32nd Street                                                 Phoenix                   Arizona
   36      1441 Midvale Avenue                                                  Los Angeles               California
   37      4311 Oak Court                                                       Dallas                    Texas
   38      4714 NE 72nd Avenue                                                  Vancouver                 Washington
------------------------------------------------------------------------------------------------------------------------------------
   39      2805-2825 J Street                                                   Sacramento                California
   40      333 South Kingsley Drive                                             Los Angeles               California
   41      7900 Sudley Road                                                     Manassas                  Virginia
   42      2013 West Broadway Avenue                                            Forest Lake               Minnesota
   43      650 Pennsylvania Avenue, SE                                          Washington                District of Columbia
------------------------------------------------------------------------------------------------------------------------------------
   44      5620 Wilbur Avenue                                                   Tarzana                   California
   45      678 Third Avenue                                                     Chula Vista               California
   46      10267 Lakeridge Square Court                                         Ashland                   Virginia
   47      3453 Timber Run Drive                                                Brandon                   Florida
   48      10426-10498 Ridgefield Parkway                                       Richmond                  Virginia
------------------------------------------------------------------------------------------------------------------------------------
   49      10969 Rochester Avenue                                               Los Angeles               California
   50      11400 Ridge Road                                                     New Port Richey           Florida
   51      N/E/C West 40th Street                                               New York                  New York
   52      2715 & 2725 Teller Road                                              Newbury Park              California
   53      5020 Ferrell Parkway                                                 Virginia Beach            Virginia
------------------------------------------------------------------------------------------------------------------------------------
   54      132 Riverside Court                                                  Kings Mountain            North Carolina
   55      6291 Windward Village Boulevard                                      Spring Hill               Florida
   56      1689 Shoreline Drive                                                 Boise                     Idaho
   57      2420 Martin Road                                                     Fairfield                 California
   58      1202-1234 3rd Avenue South & 1201-1233 2nd Avenue South              Birmingham                Alabama
------------------------------------------------------------------------------------------------------------------------------------
   59      2075 S Hairston Crossing Road                                        Decatur                   Georgia
   60      201-207 Kings Highway                                                Fredericksburg            Virginia
   61      7342 Curry Ford Road                                                 Orlando                   Florida
   62      9901 Brodie Lane                                                     Austin                    Texas
   63      13838 South 46th Place                                               Phoenix                   Arizona
------------------------------------------------------------------------------------------------------------------------------------
   64      357-91 Irving Park Road                                              Wood Dale                 Illinois
   65      1840 Killingsworth Road                                              Augusta                   Georgia
   66      2091-2095 Silver Bell Road                                           Eagan                     Minnesota
   67      6155 East 86th Street                                                Indianapolis              Indiana
   68      3240 Olive Street                                                    Lemon Grove               California
------------------------------------------------------------------------------------------------------------------------------------
   69      1101 Anacapa Street                                                  Santa Barbara             California
   70      Various                                                              Various                   Various
   70a     1628 Junpier Street                                                  Charleston                South Carolina
   70b     1806 Mepkin Road                                                     Charleston                South Carolina
   71      2166 West Pensacola Street                                           Tallahassee               Florida
   72      1946 Kennedy Road                                                    Thomasville               North Carolina
   73      2108 Tryon Road                                                      Longview                  Texas
------------------------------------------------------------------------------------------------------------------------------------
   74      13209 N.E. 126th Place                                               Kirkland                  Washington

                                CROSS                                                                           % OF AGGREGATE
CONTROL                     COLLATERALIZED                                  ORIGINAL         CUT-OFF DATE         INITIAL POOL
 NUMBER      ZIP CODE           GROUPS              RELATED GROUPS         BALANCE ($)        BALANCE ($)           BALANCE
-------------------------------------------------------------------------------------------------------------------------------
    1         10022                                                        231,000,000        231,000,000             14.34
    2         60606                                                        180,000,000        180,000,000             11.17
    3         94520                                                        135,000,000        134,691,998              8.36
    4         08807                                                        117,500,000        117,223,768              7.27
    5        Various                                                        95,000,000         94,802,853              5.88
    5a        99216                                                                  -                  -
    5b        84601                                                                  -                  -
-------------------------------------------------------------------------------------------------------------------------------
    6         33131                                                         81,000,000         81,000,000              5.03
    7         85254                                                         66,000,000         65,853,794              4.09
    8         92122                                                         50,000,000         50,000,000              3.10
    9         11747                                                         44,000,000         44,000,000              2.73
   10         20601                                                         37,000,000         37,000,000              2.30
-------------------------------------------------------------------------------------------------------------------------------
   11        Various                                                        36,300,000         36,300,000              2.25
   12         07102                                                         28,000,000         27,688,602              1.72
   13         93101                                                         27,000,000         27,000,000              1.68
   14        Various                                                        23,090,000         23,090,000              1.43
   14a        70808                                                                  -                  -
   14b        70808                                                                  -                  -
   14c        70002                                                                  -                  -
-------------------------------------------------------------------------------------------------------------------------------
   15         48202                                                         22,000,000         22,000,000              1.37
   16         23230                                                         20,500,000         20,438,412              1.27
   17         28105                                     Group A             20,000,000         20,000,000              1.24
   18         34761                                                         19,200,000         19,200,000              1.19
   19         95630                                                         17,400,000         17,400,000              1.08
-------------------------------------------------------------------------------------------------------------------------------
   20         07646                                                         17,300,000         17,243,402              1.07
   21         32822                                     Group B             15,550,000         15,550,000              0.97
   22        Various                                                        14,600,000         14,600,000              0.91
   22a        06040                                                                  -                  -
   22b        06074                                                                  -                  -
   23         19355                                                         14,000,000         13,918,378              0.86
   24         19454                                                         13,500,000         13,469,601              0.84
-------------------------------------------------------------------------------------------------------------------------------
   25         95864                                                         13,000,000         13,000,000              0.81
   26         27510                                                         12,650,000         12,612,429              0.78
   27         85224                                                         12,400,000         12,400,000              0.77
   28         22902                                                         10,750,000         10,750,000              0.67
   29         76116                                                         10,125,000         10,125,000              0.63
-------------------------------------------------------------------------------------------------------------------------------
   30         90024                                     Group C             10,050,000         10,026,230              0.62
   31         85043                                                          9,500,000          9,500,000              0.59
   32         53717                                                          9,200,000          9,168,811              0.57
   33         21009                                                          8,800,000          8,780,665              0.54
-------------------------------------------------------------------------------------------------------------------------------
   34         53703                                                          8,400,000          8,381,085              0.52
   35         85032                                                          8,120,000          8,120,000              0.50
   36         90024                                     Group C              8,100,000          8,080,842              0.50
   37         75219                                                          7,900,000          7,900,000              0.49
   38         98661                                                          7,700,000          7,700,000              0.48
-------------------------------------------------------------------------------------------------------------------------------
   39         95816                                                          7,250,000          7,250,000              0.45
   40         90020                                     Group D              7,230,000          7,213,396              0.45
   41         22110                                                          7,000,000          7,000,000              0.43
   42         55025                                     Group A              6,589,000          6,589,000              0.41
   43         20003                                                          6,600,000          6,578,122              0.41
-------------------------------------------------------------------------------------------------------------------------------
   44         91356                                                          6,100,000          6,100,000              0.38
   45         91910                                                          6,000,000          6,000,000              0.37
   46         23005                                     Group B              5,725,000          5,725,000              0.36
   47         33594                                                          5,350,000          5,332,245              0.33
   48         23233                                                          5,250,000          5,238,197              0.33
-------------------------------------------------------------------------------------------------------------------------------
   49         90024                                     Group C              5,200,000          5,187,701              0.32
   50         34854                                     Group E              5,100,000          5,088,016              0.32
   51         10018                                                          5,000,000          4,988,480              0.31
   52         91320                                     Group F              4,820,000          4,820,000              0.30
   53         23464                                                          4,540,000          4,519,692              0.28
-------------------------------------------------------------------------------------------------------------------------------
   54         28086                                                          4,250,000          4,233,412              0.26
   55         34607                                                          4,200,000          4,200,000              0.26
   56         83702                                                          3,900,000          3,894,682              0.24
   57         94533                                                          3,800,000          3,781,327              0.23
   58         35233                                                          3,675,000          3,667,223              0.23
-------------------------------------------------------------------------------------------------------------------------------
   59         30035                                     Group A              3,655,000          3,655,000              0.23
   60         22405                                                          3,500,000          3,489,303              0.22
   61         32822                                     Group E              3,500,000          3,488,463              0.22
   62         78748                                                          3,385,000          3,376,477              0.21
   63         85044                                                          3,100,000          3,093,133              0.19
-------------------------------------------------------------------------------------------------------------------------------
   64         60191                                                          3,000,000          3,000,000              0.19
   65         30906                                     Group B              2,900,000          2,890,759              0.18
   66         55122                                                          2,750,000          2,739,123              0.17
   67         46250                                                          2,525,000          2,520,511              0.16
   68         91945                                                          2,400,000          2,400,000              0.15
-------------------------------------------------------------------------------------------------------------------------------
   69         93101                                     Group F              2,400,000          2,400,000              0.15
   70        Various                                                         2,400,000          2,393,933              0.15
   70a        29407                                                                  -                  -
   70b        29407                                                                  -                  -
   71         32304                                                          2,225,000          2,218,129              0.14
   72         27360                                                          2,150,000          2,144,956              0.13
   73         75601                                     Group D              2,135,000          2,122,476              0.13
-------------------------------------------------------------------------------------------------------------------------------
   74         98034                                                          2,000,000          1,995,518              0.12

                 CUMULATIVE % OF      MORTGAGE                               INTEREST
CONTROL            INITIAL POOL         RATE          ADMINISTRATIVE         ACCRUAL
 NUMBER              BALANCE             (%)            FEE RATE (%)          METHOD                 AMORTIZATION TYPE
---------------------------------------------------------------------------------------------------------------------------------
    1                 14.34            5.19000            0.10140           Actual/360         Interest Only, Then Amortizing
    2                 25.51            5.13450            0.10140           Actual/360         Interest Only, Then Amortizing
    3                 33.87            5.67000            0.10140           Actual/360                   Amortizing
    4                 41.14            5.13000            0.10140             30/360                     Amortizing
    5                 47.02            4.42000            0.10140           Actual/360                   Amortizing
    5a
    5b
---------------------------------------------------------------------------------------------------------------------------------
    6                 52.05            5.04000            0.10140           Actual/360                 Interest Only
    7                 56.14            5.85000            0.00540           Actual/360                   Amortizing
    8                 59.24            4.99000            0.03140           Actual/360                 Interest Only
    9                 61.97            5.42000            0.03140           Actual/360                 Interest Only
   10                 64.27            5.05000            0.03140           Actual/360                 Interest Only
---------------------------------------------------------------------------------------------------------------------------------
   11                 66.52            7.22000            0.06140           Actual/360         Interest Only, Then Amortizing
   12                 68.24            7.25000            0.11140             30/360                     Amortizing
   13                 69.91            6.41000            0.03140           Actual/360                 Interest Only
   14                 71.35            5.89000            0.12140           Actual/360                   Amortizing
   14a
   14b
   14c
---------------------------------------------------------------------------------------------------------------------------------
   15                 72.71            5.10000            0.11140           Actual/360                 Interest Only
   16                 73.98            5.99000            0.08140           Actual/360             Graduated P&I payment
   17                 75.22            5.11000            0.06140             30/360                   Interest Only
   18                 76.41            5.50000            0.03140           Actual/360         Interest Only, Then Amortizing
   19                 77.49            5.39000            0.03140           Actual/360                 Interest Only
---------------------------------------------------------------------------------------------------------------------------------
   20                 78.56            5.54000            0.03140           Actual/360                   Amortizing
   21                 79.53            4.67000            0.08140           Actual/360                 Interest Only
   22                 80.43            5.31000            0.10140           Actual/360                 Interest Only
   22a
   22b
   23                 81.30            5.98000            0.11140           Actual/360                   Amortizing
   24                 82.13            5.75000            0.03140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   25                 82.94            5.78000            0.14140           Actual/360                 Interest Only
   26                 83.72            6.05000            0.08140           Actual/360                   Amortizing
   27                 84.49            5.92000            0.03140           Actual/360                 Interest Only
   28                 85.16            5.49000            0.03140           Actual/360         Interest Only, Then Amortizing
   29                 85.79            5.16000            0.10140           Actual/360                 Interest Only
---------------------------------------------------------------------------------------------------------------------------------
   30                 86.41            5.45000            0.03140           Actual/360                   Amortizing
   31                 87.00            5.12000            0.08140           Actual/360                 Interest Only
   32                 87.57            5.35000            0.12140           Actual/360                   Amortizing
   33                 88.11            5.90000            0.03140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   34                 88.63            5.75000            0.12140           Actual/360                   Amortizing
   35                 89.14            5.78000            0.14140           Actual/360                   Amortizing
   36                 89.64            5.45000            0.03140           Actual/360                   Amortizing
   37                 90.13            5.48000            0.14140           Actual/360                 Interest Only
   38                 90.61            5.05000            0.14140           Actual/360                 Interest Only
---------------------------------------------------------------------------------------------------------------------------------
   39                 91.06            5.47000            0.03140           Actual/360                 Interest Only
   40                 91.51            5.63000            0.10140           Actual/360                   Amortizing
   41                 91.94            5.51000            0.03140           Actual/360                 Interest Only
   42                 92.35            4.35000            0.12140             30/360                   Interest Only
   43                 92.76            5.47000            0.03140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   44                 93.14            5.93000            0.03140           Actual/360                   Amortizing
   45                 93.51            5.12000            0.03140           Actual/360                 Interest Only
   46                 93.86            4.52000            0.08140           Actual/360                 Interest Only
   47                 94.19            5.40000            0.12140           Actual/360                   Amortizing
   48                 94.52            5.76000            0.08140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   49                 94.84            5.45000            0.03140           Actual/360                   Amortizing
   50                 95.16            5.49000            0.03140           Actual/360                   Amortizing
   51                 95.47            5.61000            0.11140           Actual/360                   Amortizing
   52                 95.77            5.44000            0.03140           Actual/360                 Interest Only
   53                 96.05            6.40000            0.08140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   54                 96.31            5.46000            0.11140           Actual/360                   Amortizing
   55                 96.57            5.30000            0.10140           Actual/360                 Interest Only
   56                 96.81            5.75000            0.08140           Actual/360                   Amortizing
   57                 97.05            5.94000            0.03140           Actual/360                   Amortizing
   58                 97.27            6.13000            0.08140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   59                 97.50            5.99000            0.12140             30/360                   Interest Only
   60                 97.72            5.90000            0.08140           Actual/360                   Amortizing
   61                 97.93            5.50000            0.03140           Actual/360                   Amortizing
   62                 98.14            5.90000            0.03140           Actual/360                   Amortizing
   63                 98.34            5.85000            0.14140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   64                 98.52            5.40000            0.14140           Actual/360                 Interest Only
   65                 98.70            5.68000            0.08140           Actual/360                   Amortizing
   66                 98.87            5.25000            0.14140           Actual/360                   Amortizing
   67                 99.03            5.99000            0.03140           Actual/360                   Amortizing
   68                 99.18            4.63000            0.03140           Actual/360                 Interest Only
---------------------------------------------------------------------------------------------------------------------------------
   69                 99.33            5.09000            0.03140           Actual/360                 Interest Only
   70                 99.47            5.85000            0.08140           Actual/360                   Amortizing
   70a
   70b
   71                 99.61            5.93000            0.14140           Actual/360                   Amortizing
   72                 99.74            5.50000            0.08140           Actual/360                   Amortizing
   73                 99.88            6.65000            0.03140           Actual/360                   Amortizing
---------------------------------------------------------------------------------------------------------------------------------
   74                100.00            5.78000            0.08140           Actual/360                   Amortizing

                                                   ORIGINAL
            ORIGINAL INTEREST       REMAINING       TERM TO       REMAINING              ORIGINAL                REMAINING
CONTROL        ONLY PERIOD        INTEREST ONLY    MATURITY        TERM TO          AMORTIZATION TERM        AMORTIZATION TERM
 NUMBER           (MOS.)          PERIOD (MOS.)     (MOS.)     MATURITY (MOS.)            (MOS.)                   (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
    1               36                 33             120            117                   360                      360
    2               24                 20             120            116                   360                      360
    3                                                 118            116                   360                      358
    4                                                 120            118                   360                      358
    5                                                  60             59                   300                      299
    5a
    5b
-----------------------------------------------------------------------------------------------------------------------------------
    6               59                 54              59             54
    7                                                 120            118                   360                      358
    8               60                 58              60             58
    9               60                 58              60             58
   10               60                 58              60             58
-----------------------------------------------------------------------------------------------------------------------------------
   11               60                 49             120            109                   300                      300
   12                                                 120            106                   360                      346
   13              120                113             120            113
   14                                                 120            120                   360                      360
   14a
   14b
   14c
-----------------------------------------------------------------------------------------------------------------------------------
   15               60                 60              60             60
   16                                                 120            117                   360                      357
   17               84                 79              84             79
   18               60                 58             120            118                   360                      360
   19               60                 56              60             56
-----------------------------------------------------------------------------------------------------------------------------------
   20                                                 120            117                   360                      357
   21               60                 59              60             59
   22               60                 57              60             57
   22a
   22b
   23                                                 120            116                   300                      296
   24                                                 120            118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
   25               60                 56              60             56
   26                                                 120            117                   360                      357
   27               60                 55              60             55
   28               12                  9             120            117                   360                      360
   29               60                 60              60             60
-----------------------------------------------------------------------------------------------------------------------------------
   30                                                 120            118                   360                      358
   31               60                 59              60             59
   32                                                 120            117                   360                      357
   33                                                 120            118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
   34                                                 120            118                   360                      358
   35                                                 120            120                   360                      360
   36                                                 120            118                   360                      358
   37               60                 56              60             56
   38               60                 58              60             58
-----------------------------------------------------------------------------------------------------------------------------------
   39               60                 57              60             57
   40                                                 120            118                   360                      358
   41               60                 59              60             59
   42               60                 57              60             57
   43                                                 120            117                   360                      357
-----------------------------------------------------------------------------------------------------------------------------------
   44                                                 120            120                   360                      360
   45               60                 58              60             58
   46               60                 59              60             59
   47                                                 120            118                   300                      298
   48                                                 120            118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
   49                                                 120            118                   360                      358
   50                                                 120            118                   360                      358
   51                                                 120            118                   360                      358
   52               72                 71              72             71
   53                                                 120            115                   360                      355
-----------------------------------------------------------------------------------------------------------------------------------
   54                                                 180            179                   180                      179
   55               60                 56              60             56
   56                                                 120            119                   360                      359
   57                                                 120            115                   360                      355
   58                                                 120            118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
   59               84                 76              84             76
   60                                                 120            117                   360                      357
   61                                                 120            117                   360                      357
   62                                                 120            119                   240                      239
   63                                                 120            118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
   64               60                 56              60             56
   65                                                 120            117                   360                      357
   66                                                 180            179                   180                      179
   67                                                 120            119                   300                      299
   68               60                 58              60             58
-----------------------------------------------------------------------------------------------------------------------------------
   69               60                 60              60             60
   70                                                 120            119                   240                      239
   70a
   70b
   71                                                 120            118                   300                      298
   72                                                 120            118                   360                      358
   73                                                 120            113                   360                      353
-----------------------------------------------------------------------------------------------------------------------------------
   74                                                 120            118                   360                      358

 CONTROL                                                  MATURITY DATE            BALLOON
 NUMBER      ORIGINATION DATE      FIRST PAYMENT DATE        OR ARD              BALANCE ($)             PREPAYMENT PROVISION
------------------------------------------------------------------------------------------------------------------------------------
    1            12/18/02                1/1/03              12/1/12             205,333,282         Lockout/27_Defeasance/88_0%/5
    2            10/30/02               12/1/02              11/1/12             156,260,546         Lockout/28_Defeasance/85_0%/7
    3             12/9/02                2/1/03              11/1/12             113,831,624         Lockout/26_Defeasance/88_0%/4
    4             12/9/02                2/1/03              1/1/13               95,949,256         Lockout/26_Defeasance/90_0%/4
    5             1/30/03                3/1/03              2/1/08               83,668,088         Lockout/25_Defeasance/31_0%/4
    5a
    5b
------------------------------------------------------------------------------------------------------------------------------------
    6             9/25/02               11/1/02              9/1/07               81,000,000         Lockout/29_Defeasance/26_0%/4
    7            12/23/02                2/1/03              1/1/13               55,723,426         Lockout/26_Defeasance/90_0%/4
    8            12/23/02                2/1/03              1/1/08               50,000,000         Lockout/26_Defeasance/30_0%/4
    9            12/19/02                2/1/03              1/1/08               44,000,000         Lockout/26_Defeasance/30_0%/4
   10            12/31/02                2/1/03              1/1/08               37,000,000         Lockout/26_Defeasance/30_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   11              3/6/02                5/1/02              4/1/12               33,413,284         Lockout/47_> YM or 1%/69_0%/4
   12            12/20/01                2/1/02              1/1/12               24,227,063               >YM or 1%/116_0%/4
   13              7/3/02                9/1/02              8/1/12               27,000,000         Lockout/31_Defeasance/85_0%/4
   14             2/14/03                4/1/03              3/1/13               19,524,897         Lockout/24_Defeasance/92_0%/4
   14a
   14b
   14c
------------------------------------------------------------------------------------------------------------------------------------
   15             2/14/03                4/1/03              3/1/08               22,000,000         Lockout/24_Defeasance/32_0%/4
   16            11/18/02                1/1/03              12/1/12              16,369,507         Lockout/27_Defeasance/89_0%/4
   17             9/18/02               11/1/02              10/1/09              20,000,000         Lockout/29_> YM or 1%/51_0%/4
   18            12/31/02                2/1/03              1/1/13               17,839,768         Lockout/26_Defeasance/90_0%/4
   19            10/10/02               12/1/02              11/1/07              17,400,000         Lockout/28_Defeasance/28_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   20            11/21/02                1/1/03              12/1/12              14,470,691         Lockout/27_Defeasance/86_0%/7
   21             1/30/03                3/1/03              2/1/08               15,550,000         Lockout/25_Defeasance/31_0%/4
   22            11/21/02                1/1/03              12/1/07              14,600,000         Lockout/27_Defeasance/29_0%/4
   22a
   22b
   23            10/30/02               12/1/02              11/1/12              10,834,022         Lockout/28_> YM or 1%/88_0%/4
   24            12/30/02                2/1/03              1/1/13               11,363,763         Lockout/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   25            10/24/02               12/1/02              11/1/07              13,000,000         Lockout/28_Defeasance/28_0%/4
   26            11/22/02                1/1/03              12/1/12              10,744,897         Lockout/27_Defeasance/89_0%/4
   27             9/23/02               11/1/02              10/1/07              12,400,000         Lockout/29_Defeasance/27_0%/4
   28            11/27/02                1/1/03              12/1/12               9,203,492         Lockout/27_Defeasance/89_0%/4
   29             2/14/03                4/1/03              3/1/08               10,125,000         Lockout/24_Defeasance/32_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   30             12/9/02                2/1/03              1/1/13                8,382,149         Lockout/26_Defeasance/90_0%/4
   31             1/29/03                3/1/03              2/1/08                9,500,000         Lockout/25_Defeasance/31_0%/4
   32            11/25/02                1/1/03              12/1/12               7,649,880         Lockout/27_Defeasance/89_0%/4
   33             12/5/02                2/1/03              1/1/13                7,440,877         Lockout/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   34             12/2/02                2/1/03              1/1/13                7,070,786         Lockout/26_Defeasance/90_0%/4
   35             2/11/03                4/1/03              3/1/13                6,843,608         Lockout/24_Defeasance/92_0%/4
   36             12/9/02                2/1/03              1/1/13                6,755,762         Lockout/26_Defeasance/90_0%/4
   37            10/29/02               12/1/02              11/1/07               7,900,000         Lockout/28_Defeasance/28_0%/4
   38            12/12/02                2/1/03              1/1/08                7,700,000         Lockout/26_Defeasance/30_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   39            11/26/02                1/1/03              12/1/07               7,250,000         Lockout/27_Defeasance/29_0%/4
   40            12/19/02                2/1/03              1/1/13                6,063,761         Lockout/26_Defeasance/90_0%/4
   41             1/10/03                3/1/03              2/1/08                7,000,000         Lockout/25_>YM or 1%/31_0%/4
   42             11/8/02                1/1/03              12/1/07               6,589,000         Lockout/27_> YM or 1%/29_0%/4
   43            11/22/02                1/1/03              12/1/12               5,508,633         Lockout/27_Defeasance/89_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   44             2/12/03                4/1/03              3/1/13                5,164,314         Lockout/24_Defeasance/92_0%/4
   45            12/31/02                2/1/03              1/1/08                6,000,000         Lockout/26_Defeasance/30_0%/4
   46             1/30/03                3/1/03              2/1/08                5,725,000         Lockout/25_Defeasance/31_0%/4
   47             12/2/02                2/1/03              1/1/13                4,057,901         Lockout/26_Defeasance/90_0%/4
   48            12/20/02                2/1/03              1/1/13                4,420,575         Lockout/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   49             12/9/02                2/1/03              1/1/13                4,337,032         Lockout/26_Defeasance/90_0%/4
   50            12/20/02                2/1/03              1/1/13                4,258,925         Lockout/26_Defeasance/90_0%/4
   51            12/20/02                2/1/03              1/1/13                4,190,904         Lockout/26_Defeasance/90_0%/4
   52             1/14/03                3/1/03              2/1/09                4,820,000         Lockout/25_Defeasance/43_0%/4
   53             9/18/02               11/1/02              10/1/12               3,895,414         Lockout/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   54             1/13/03                3/1/03              2/1/18                   48,548         Lockout/25_Defeasance/151_0%/4
   55            10/11/02               12/1/02              11/1/07               4,200,000         Lockout/28_Defeasance/28_0%/4
   56             1/28/03                3/1/03              2/1/13                3,282,533         Lockout/25_Defeasance/91_0%/4
   57             9/27/02               11/1/02              10/1/12               3,217,340         Lockout/29_Defeasance/87_0%/4
   58            12/18/02                2/1/03              1/1/13                3,128,486         Lockout/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   59             6/24/02                8/1/02              7/1/09                3,655,000         Lockout/32_>YM or 1%/48_0%/4
   60            11/26/02                1/1/03              12/1/12               2,959,751         Lockout/27_Defeasance/89_0%/4
   61            11/18/02                1/1/03              12/1/12               2,923,970         Lockout/27_Defeasance/89_0%/4
   62             1/21/03                3/1/03              2/1/13                2,210,200         Lockout/25_>YM or 1%/91_0%/4
   63            12/23/02                2/1/03              1/1/13                2,617,312         Lockout/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   64            10/21/02               12/1/02              11/1/07               3,000,000         Lockout/28_Defeasance/28_0%/4
   65            11/27/02                1/1/03              12/1/12               2,436,169         Lockout/27_Defeasance/89_0%/4
   66             1/10/03                3/1/03              2/1/18                   29,444         Lockout/25_Defeasance/151_0%/4
   67             1/14/03                3/1/03              2/1/13                1,954,349         Lockout/25_Defeasance/91_0%/4
   68            12/31/02                2/1/03              1/1/08                2,400,000         Lockout/26-Defeasance/30_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   69             2/10/03                4/1/03              3/1/08                2,400,000         Lockout/24_Defeasance/32_0%/4
   70             1/16/03                3/1/03              2/1/13                1,564,026         Lockout/25_Defeasance/91_0%/4
   70a
   70b
   71             12/6/02                2/1/03              1/1/13                1,718,878         Lockout/26_Defeasance/90_0%/4
   72             12/9/02                2/1/03              1/1/13                1,795,987         Lockout/26_Defeasance/90_0%/4
   73             7/22/02                9/1/02              8/1/12                1,844,744         Lockout/31_Defeasance/85_0%/4
------------------------------------------------------------------------------------------------------------------------------------
   74             12/2/02                2/1/03              1/1/13                1,685,045         Lockout/26_Defeasance/90_0%/4

                 ANNUAL                                                                                                 UNDERWRITTEN
CONTROL           DEBT             MOST RECENT         DATE OF MOST          UNDERWRITTEN NET        UNDERWRITTEN NET       NCF
 NUMBER        SERVICE ($)             NOI              RECENT NOI          OPERATING INCOME ($)       CASH FLOW ($)      DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
    1          15,204,240          36,398,326             9/30/02               38,844,374              36,811,980          2.42
    2          11,773,548                 N/A               N/A                 28,966,769              27,671,073          2.35
    3           9,371,712          18,431,813             7/31/02               19,860,595              18,950,763          2.02
    4           7,681,608          20,200,160             9/30/02               21,116,689              20,533,569          2.67
    5           6,284,836          12,942,336            11/30/02               13,839,109              12,994,880          2.07
    5a                              6,096,020            11/30/02                7,082,607               6,599,169
    5b                              6,846,316            11/30/02                6,756,502               6,395,711
------------------------------------------------------------------------------------------------------------------------------------
    6           4,139,100          12,414,023             6/30/02               13,055,143              11,778,758          2.85
    7           4,672,332           6,630,780            10/31/02                8,232,451               7,670,597          1.64
    8           2,529,653           5,738,213             8/31/02                5,522,844               5,067,744          2.00
    9           2,417,922           6,157,861             9/30/02                5,144,530               4,628,071          1.91
   10           1,894,451           4,086,131             9/30/02                4,106,141               3,845,972          2.03
------------------------------------------------------------------------------------------------------------------------------------
   11           3,140,132           6,428,478             7/31/02                4,731,174               4,396,015          1.40
   12           2,292,665           4,462,763             11/1/02                3,886,086               3,002,160          1.30
   13           1,754,738           5,052,076            10/31/02                4,580,182               4,391,499          2.50
   14           1,641,690           2,032,312     9/30/2002 & 12/31/2002         2,753,967               2,481,011          1.51
   14a                                667,450            12/31/02                1,265,014               1,165,322
   14b                                268,941             9/30/02                  398,803                 357,676
   14c                              1,095,921             9/30/02                1,090,150                 958,013
------------------------------------------------------------------------------------------------------------------------------------
   15           1,137,583           5,782,157             7/31/02                4,288,496               2,822,020          2.48
   16           1,473,313                 N/A               N/A                  2,724,029               2,476,841          1.68
   17           1,022,000                 N/A               N/A                  3,498,957               3,327,492          3.26
   18           1,308,186           1,604,428            11/30/02                2,030,372               1,966,358          1.50
   19             950,886                 N/A               N/A                  1,942,363               1,838,498          1.93
------------------------------------------------------------------------------------------------------------------------------------
   20           1,183,945           2,326,216             6/30/02                2,169,963               2,059,963          1.74
   21             736,271           1,574,249            12/31/02                1,707,678               1,666,278          2.26
   22             786,027             420,578             9/30/02                1,626,640               1,554,240          1.98
   22a                                333,155             9/30/02                1,288,518               1,231,168
   22b                                 87,423             9/30/02                  338,122                 323,072
   23           1,080,373           1,638,480             9/30/02                1,913,923               1,770,798          1.64
   24             945,388             896,382            11/30/02                1,488,368               1,425,408          1.51
------------------------------------------------------------------------------------------------------------------------------------
   25             761,836                 N/A               N/A                  1,493,364               1,372,989          1.80
   26             915,003           1,538,756             6/30/02                1,454,921               1,339,567          1.46
   27             744,276           1,334,981             6/30/02                1,242,156               1,208,913          1.62
   28             731,639           1,130,781             9/30/02                1,128,687               1,095,387          1.50
   29             529,706           1,463,315            12/31/02                1,297,369               1,108,176          2.09
------------------------------------------------------------------------------------------------------------------------------------
   30             680,975             966,711             9/30/02                1,047,257               1,025,825          1.51
   31             493,156             976,979            10/31/02                  977,360                 966,685          1.96
   32             616,489           1,019,981             9/30/02                  963,750                 924,600          1.50
   33             586,266                 N/A               N/A                  1,089,383                 976,678          1.67
------------------------------------------------------------------------------------------------------------------------------------
   34             588,241             992,102             9/30/02                  884,392                 867,058          1.47
   35             570,492             906,350            11/30/02                  878,897                 829,397          1.45
   36             548,846             758,478             9/30/02                  837,333                 819,453          1.49
   37             438,933           1,140,699             9/30/02                1,060,965                 881,482          2.01
   38             394,251             748,767             11/1/02                  801,181                 755,741          1.92
------------------------------------------------------------------------------------------------------------------------------------
   39             402,083             759,585             8/30/02                  858,957                 764,849          1.90
   40             499,713             579,780             10/1/02                  743,895                 714,952          1.43
   41             369,549           1,388,487            12/31/02                  822,084                 687,085          1.86
   42             286,622                 N/A               N/A                    993,685                 966,353          3.37
   43             448,199             894,361             8/31/02                  843,760                 749,306          1.67
------------------------------------------------------------------------------------------------------------------------------------
   44             435,582             609,215            11/30/02                  772,089                 676,838          1.55
   45             311,467             652,077             9/30/02                  737,423                 655,930          2.11
   46             262,364             726,341            12/31/02                  833,490                 793,086          3.02
   47             390,419             940,861             9/30/02                  867,563                 810,667          2.08
   48             368,051             632,041             9/30/02                  709,908                 649,970          1.77
------------------------------------------------------------------------------------------------------------------------------------
   49             352,345             544,450             9/30/02                  541,262                 531,154          1.51
   50             347,103                 N/A               N/A                    603,363                 574,588          1.66
   51             344,826           1,269,707            10/31/02                1,145,533                 900,994          2.61
   52             265,850                 N/A               N/A                    541,183                 510,608          1.92
   53             340,776             612,602             6/30/02                  581,776                 549,614          1.61
------------------------------------------------------------------------------------------------------------------------------------
   54             415,631                 N/A               N/A                    503,650                 471,936          1.14
   55             225,692             461,260             6/30/02                  494,636                 481,886          2.14
   56             273,112             142,634             11/1/02                  399,068                 384,068          1.41
   57             271,638             483,694             6/30/02                  472,997                 425,549          1.57
   58             268,099             441,856            11/30/02                  455,227                 407,843          1.52
------------------------------------------------------------------------------------------------------------------------------------
   59             218,934             374,360             9/30/02                  607,114                 591,781          2.70
   60             249,117             462,549             9/30/02                  434,720                 406,300          1.63
   61             238,471             527,511             9/30/02                  494,045                 459,790          1.93
   62             288,676                 N/A               N/A                    460,810                 428,893          1.49
   63             177,018             407,329             9/30/02                  381,877                 339,922          1.92
------------------------------------------------------------------------------------------------------------------------------------
   64             164,250             367,748             7/31/02                  341,453                 317,825          1.94
   65             201,538             345,147             9/30/02                  341,415                 307,823          1.53
   66             265,280             505,035            11/30/02                  517,236                 483,282          1.82
   67             195,038             483,710            10/31/02                  424,537                 392,640          2.01
   68             112,663             257,313             9/1/02                   280,697                 268,197          2.38
------------------------------------------------------------------------------------------------------------------------------------
   69             123,857             266,320             11/1/02                  270,561                 254,434          2.05
   70             203,848             431,419             9/30/02                  386,313                 326,463          1.60
   70a                                151,708             9/30/02                  135,847                 114,801
   70b                                279,711             9/30/02                  250,466                 211,662
   71             170,888             295,092             9/30/02                  267,714                 260,214          1.52
   72             146,490                 N/A               N/A                    365,324                 339,971          2.32
   73             164,471             230,056             7/31/02                  235,172                 209,172          1.27
------------------------------------------------------------------------------------------------------------------------------------
   74             140,515             255,884            10/30/02                  247,967                 228,831          1.63

                                                                             SCHEDULED
CONTROL             ORIGINAL             ORIGINAL        CUT-OFF DATE         MATURITY
 NUMBER        APPRAISAL VALUE ($)     APPRAISAL DATE        LTV (%)        DATE LTV (%)         YEAR BUILT        YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
    1             525,000,000             12/1/02            44.0               39.1                1982                 NAP
    2             422,000,000             11/1/02            42.7               37.0                2001                 NAP
    3             216,000,000            10/14/02            62.4               52.7                1967              1990-1991
    4             255,000,000             12/1/02            46.0               37.6                1988                 NAP
    5             162,100,000                                58.5               51.6              Various              Various
    5a             80,600,000             1/14/03                                                   1997                 2001
    5b             81,500,000             1/14/03                                                   1998                 NAP
------------------------------------------------------------------------------------------------------------------------------------
    6             146,000,000             6/14/02            55.5               55.5                1983                 1990
    7              97,400,000            10/17/02            67.6               57.2             2000-2002               NAP
    8              73,000,000              8/1/02            68.5               68.5                1990                 NAP
    9              57,500,000             11/7/02            76.5               76.5                1971                 1999
   10              49,200,000             11/8/02            75.2               75.2                1989                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   11              60,000,000            12/31/01            60.5               55.7            1919 - 2001              NAP
   12              51,600,000             12/2/02            53.7               47.0                1989                 NAP
   13              51,000,000             4/27/02            52.9               52.9          1933, 1989-1990         1990, 1999
   14              29,075,000                                79.4               67.2              Various              Various
   14a             13,500,000            11/20/02                                                   2001                 NAP
   14b              4,050,000            11/20/02                                                   2000                 NAP
   14c             11,525,000            11/21/02                                                   1979                 2002
------------------------------------------------------------------------------------------------------------------------------------
   15              35,100,000             9/11/02            62.7               62.7             1928, 1931            Various
   16              29,000,000             9/25/02            70.5               56.5             1968, 1978           1993, 1995
   17              41,000,000             7/29/02            48.8               48.8             2001-2002               NAP
   18              24,000,000            11/25/02            80.0               74.3                2000                 NAP
   19              22,600,000             10/1/02            77.0               77.0             2001-2002               NAP
------------------------------------------------------------------------------------------------------------------------------------
   20              26,400,000             9/12/02            65.3               54.8                1948                 2002
   21              20,700,000             1/10/03            75.1               75.1             1999-2000               NAP
   22              18,500,000                                78.9               78.9              Various              Various
   22a             14,800,000              1/1/03                                                 2001-2002              NAP
   22b              3,700,000            10/18/02                                                   2002                 NAP
   23              18,750,000              3/1/03            74.2               57.8               1960's            1998 & 2002
   24              17,200,000             12/1/02            78.3               66.1                1975                 2002
------------------------------------------------------------------------------------------------------------------------------------
   25              17,000,000              9/4/02            76.5               76.5             1979, 1985              NAP
   26              16,000,000             8/20/02            78.8               67.2             1890-1977               1991
   27              15,500,000             7/29/02            80.0               80.0             1998, 2001              NAP
   28              13,600,000            10/29/02            79.0               67.7                1995                 NAP
   29              13,500,000             12/6/02            75.0               75.0                1973             1992 & 1993
------------------------------------------------------------------------------------------------------------------------------------
   30              14,800,000            10/23/02            67.7               56.6                1987                 NAP
   31              12,500,000             12/4/02            76.0               76.0             1973, 1979              NAP
   32              11,500,000             10/9/02            79.7               66.5             1990-1993               NAP
   33              11,300,000              2/1/03            72.7               65.9                2002                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   34              10,650,000             10/9/02            78.7               66.4             1927/1999               1999
   35              10,150,000            12/16/02            80.0               67.4             1985, 1997              NAP
   36              11,700,000            10/23/02            69.1               57.7                1987                 NAP
   37              11,500,000             9/13/02            68.7               68.7                1986                 NAP
   38              10,500,000             10/9/02            73.3               73.3             1990-1993               NAP
------------------------------------------------------------------------------------------------------------------------------------
   39               9,050,000             10/4/02            80.1               80.1                1989                 NAP
   40              10,000,000            10/21/02            72.1               60.6                1985                 NAP
   41               9,350,000            10/21/02            70.8               74.9                1974              1994-1996
   42              11,950,000             8/26/02            55.1               55.1                2001                 NAP
   43               9,300,000             10/9/02            70.7               59.2                1935                 1985
------------------------------------------------------------------------------------------------------------------------------------
   44               8,400,000             11/6/02            72.6               61.5                1986           1995/1996, 2001
   45               8,000,000             10/2/02            75.0               75.0                1984                 NAP
   46               9,115,000              1/9/03            62.8               62.8                1987                 NAP
   47               9,900,000            10/23/02            53.9               41.0                1986              1994, 2000
   48               7,600,000            11/20/02            68.9               58.2                1992                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   49               7,500,000            10/23/02            69.2               57.8                1987                 NAP
   50               7,850,000            11/27/02            64.8               54.3             2001-2002               NAP
   51              15,500,000             11/5/02            32.2               27.0                1925                 1996
   52               7,100,000             8/26/02            67.9               67.9                2002                 NAP
   53               6,275,000              8/6/02            72.0               62.1            1998 & 2001              NAP
------------------------------------------------------------------------------------------------------------------------------------
   54               6,200,000            11/12/02            68.3                0.8                2001                 NAP
   55               5,750,000             7/18/02            73.0               73.0                1986                 NAP
   56               5,454,000             12/6/02            71.4               60.2             2000-2002               NAP
   57               5,150,000              8/2/02            73.4               62.5                1994                 NAP
   58               4,900,000            10/17/02            74.8               63.9                1985                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   59               6,750,000              2/1/02            54.2               54.2                2001                 NAP
   60               4,800,000             11/1/02            72.7               61.7                1990                 NAP
   61               5,300,000             10/9/02            65.8               55.2                1980                 2002
   62               4,600,000             12/1/02            73.4               48.1                2002                 NAP
   63               4,100,000            10/31/02            60.8               63.8                1995                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   64               3,900,000              9/3/02            76.9               76.9                1994                 NAP
   65               3,728,000            10/21/02            77.5               65.4                1978                 1985
   66               5,550,000            12/10/02            49.4                0.5                1972              1997-2000
   67               4,000,000             11/6/02            63.0               48.9                1990                 NAP
   68               3,750,000             11/5/02            64.0               64.0                1980                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   69               3,200,000             11/8/02            75.0               75.0                1968                 2001
   70               4,550,000                                52.6               34.4              Various              Various
   70a              1,600,000             11/1/02                                                   1984                 NAP
   70b              2,950,000             11/1/02                                                   1972                 1999
   71               3,100,000            10/30/02            71.6               55.5                2001                 NAP
   72               4,200,000            11/20/02            51.1               42.8             2001-2002               NAP
   73               2,750,000             5/23/02            77.2               67.1                1971                 NAP
------------------------------------------------------------------------------------------------------------------------------------
   74               2,700,000            10/11/02            73.9               62.4                1984                 NAP

                                                    CUT-OFF DATE
                                                     BALANCE PER
CONTROL         UNITS, BEDS        UNIT          SQ. FT., UNIT, BED,
 NUMBER         ROOMS, SQFT     DESCRIPTION        PAD OR ROOM ($)        OCCUPANCY (%)      OCCUPANCY DATE      OWNERSHIP INTEREST
------------------------------------------------------------------------------------------------------------------------------------
    1              979,061         Sq Ft                  236                 99                 4/1/03              Fee Simple
    2            1,343,692         Sq Ft                  134                 91                 1/1/03              Fee Simple
    3            1,204,246         Sq Ft                  112                 98                9/12/02         Fee Simple/Leasehold
    4              534,706         Sq Ft                  219                 96                10/18/02             Fee Simple
    5            1,079,320         Sq Ft                   88               Various             Various              Fee Simple
    5a             618,347         Sq Ft                                      89                12/20/02             Fee Simple
    5b             460,973         Sq Ft                                      95                12/20/02             Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    6              779,224         Sq Ft                  104                 93                8/31/02              Fee Simple
    7              377,690         Sq Ft                  174                 97                12/1/02              Fee Simple
    8              237,031         Sq Ft                  211                 94                12/1/02              Fee Simple
    9              401,582         Sq Ft                  110                 90                10/23/02             Fee Simple
   10              495,722         Sq Ft                   75                 84                12/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   11            1,611,127         Sq Ft                   23                 74                10/22/02             Fee Simple
   12              424,378         Sq Ft                   65                 99                1/14/03              Leasehold
   13              157,774         Sq Ft                  171                 95                10/31/02        Fee Simple/Leasehold
   14              208,067         Sq Ft                  111               Various             Various              Fee Simple
   14a              82,527         Sq Ft                                     100                 1/1/03              Fee Simple
   14b              31,157         Sq Ft                                     100                 1/1/03              Fee Simple
   14c              94,383         Sq Ft                                     100                 1/1/03              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   15              790,927         Sq Ft                   28                 88                 1/1/03              Fee Simple
   16              243,915         Sq Ft                   84                100                 9/1/02              Fee Simple
   17              247,513         Sq Ft                   81                 98                8/27/02              Fee Simple
   18                  282         Units               68,085                 90                12/9/02              Fee Simple
   19              117,936         Sq Ft                  148                100                10/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   20                  440         Units               39,190                 99                8/23/02              Fee Simple
   21                  276         Units               56,341                 96                 1/1/03              Fee Simple
   22              116,000         Sq Ft                  126               Various             Various              Fee Simple
   22a             104,000         Sq Ft                                      97                10/31/02             Fee Simple
   22b              12,000         Sq Ft                                     100                10/31/02             Fee Simple
   23              165,728         Sq Ft                   84                 97                 9/2/02              Fee Simple
   24              155,582         Sq Ft                   87                 86                12/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   25              126,710         Sq Ft                  103                100                10/1/02              Fee Simple
   26              143,199         Sq Ft                   88                 94                12/1/02              Fee Simple
   27              117,449         Sq Ft                  106                 89                 1/1/03              Fee Simple
   28                  148         Units               72,635                 99                9/23/02              Fee Simple
   29              173,572         Sq Ft                   58                 85                1/15/03              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   30                   76         Units              131,924                100                11/1/02              Fee Simple
   31                  305         Pads                31,148                 92                10/14/02             Fee Simple
   32                  174         Units               52,694                 98                11/1/02              Fee Simple
   33               98,864         Sq Ft                   89                 93                 9/2/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   34                   66         Units              126,986                100                11/30/02             Fee Simple
   35                  220         Units               36,909                 91                12/17/02             Fee Simple
   36                   60         Units              134,681                 97                11/1/02              Fee Simple
   37              108,777         Sq Ft                   73                 88                10/1/02              Fee Simple
   38                  160         Units               48,125                 95                11/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   39               71,034         Sq Ft                  102                 99                11/1/02              Leasehold
   40                  103         Units               70,033                 96                12/1/02              Fee Simple
   41               90,603         Sq Ft                   77                 83                 1/1/03              Fee Simple
   42               93,853         Sq Ft                   70                 96                9/25/02              Fee Simple
   43               48,192         Sq Ft                  137                100                11/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   44               53,814         Sq Ft                  113                 90                 1/1/03              Fee Simple
   45               45,527         Sq Ft                  132                100                12/1/02              Fee Simple
   46                  156         Units               36,699                 97                1/14/03              Fee Simple
   47                  224         Units               23,805                 98                11/30/02             Fee Simple
   48               88,800         Sq Ft                   59                 98                12/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   49                   38         Units              136,518                100                11/1/02              Fee Simple
   50               69,083         Sq Ft                   74                100                12/1/02              Fee Simple
   51               72,475         Sq Ft                   69                 90                11/1/02              Fee Simple
   52               34,000         Sq Ft                  142                100                 1/1/03              Fee Simple
   53               37,804         Sq Ft                  120                 96                 7/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   54              156,750         Sq Ft                   27                100                 1/1/03              Fee Simple
   55                  255         Pads                16,471                 83                9/30/02              Fee Simple
   56                   75         Units               51,929                 95                 1/1/03              Fee Simple
   57               23,116         Sq Ft                  164                100                10/1/02              Fee Simple
   58               62,348         Sq Ft                   59                 92                12/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   59               57,884         Sq Ft                   63                100                9/27/02              Fee Simple
   60               61,774         Sq Ft                   56                100                9/23/02              Fee Simple
   61               75,500         Sq Ft                   46                100                11/1/02              Fee Simple
   62               18,818         Sq Ft                  179                 95                 1/1/03              Fee Simple
   63               20,922         Sq Ft                  148                 99                12/1/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   64               18,387         Sq Ft                  163                100                10/1/02              Fee Simple
   65                  152         Units               19,018                 99                11/8/02              Fee Simple
   66                   96         Units               28,533                 95                12/9/02              Fee Simple
   67               30,038         Sq Ft                   84                100                1/1/03               Fee Simple
   68                   50         Units               48,000                 96                10/31/02             Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   69               11,155         Sq Ft                  215                100                 1/1/03              Fee Simple
   70                  171         Units               14,000               Various             Various              Fee Simple
   70a                  58         Units                                      86                 1/1/03              Fee Simple
   70b                 113         Units                                      81                 1/1/03              Fee Simple
   71                   27         Units               82,153                 96                11/1/02              Fee Simple
   72               38,660         Sq Ft                   55                100                12/1/02              Fee Simple
   73                  104         Units               20,408                 95                7/31/02              Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   74               30,432         Sq Ft                   66                100                12/1/02              Fee Simple

                                     ANNUAL
CONTROL                           REPLACEMENT                ANNUAL                                                  LARGEST TENANT
 NUMBER         LOCKBOX           RESERVES ($)         REQUIRED TI/LC ($)              LARGEST TENANT                     SQ FT
------------------------------------------------------------------------------------------------------------------------------------
    1        Hard In Place         5,160,000                       -         Mitsubishi International                    249,453
    2        Hard In Place                 -                       -         UBS AG                                      452,049
    3        Hard In Place                 -                       -         JC Penney                                   215,769
    4        Hard In Place                 -                       -         Bloomingdale's                              150,525
    5        Hard In Place                 -                       -
    5a                                                                       J.C.Penney                                  126,243
    5b                                                                       J. C. Penney                                151,090
------------------------------------------------------------------------------------------------------------------------------------
    6        Hard In Place                 -                       -         Citicorp North America                      122,609
    7                                      -                       -         Crate & Barrel                               37,066
    8        Hard Springing                -                       -         New York Life                                28,847
    9        Hard Springing          116,500                       -         Empire Blue Cross                           109,761
   10                                 74,364                  75,000         Marshalls                                    35,232
------------------------------------------------------------------------------------------------------------------------------------
   11                                      -                       -         Griggs Cooper Co.                           329,003
   12                                      -                       -         Gibbons Deldeo Dolan                        104,690
   13                                    LOC                       -         The Limited                                  17,069
   14                                 40,649                  44,400         NAP
   14a                                                                       Hancock Bank                                 28,232
   14b                                                                       Louisiana Timed Managers                     16,193
   14c                                                                       New Horizons Computer Training               11,725
------------------------------------------------------------------------------------------------------------------------------------
   15           Springing            883,140                     LOC         Albert Kahn Associates, Inc.                109,883
   16                                 78,048                 120,000         Alcoa Inc                                   164,490
   17                                      -                       -         Dick's Sporting Goods                        45,000
   18                                 64,014                       -         NAP
   19                                 11,794                     LOC         Gart Bros. Sporting Goods Company            32,711
------------------------------------------------------------------------------------------------------------------------------------
   20                                      -                       -         NAP
   21                                 41,400                       -         NAP
   22                                      -                       -         NAP
   22a                                                                       Babies "R" Us                                30,681
   22b                                                                       The Men's Wearhouse, Inc.                     6,000
   23                                      -                  24,840         Clemens Market Inc.                          47,300
   24                                 14,400                  50,000         Redner's Markets, Inc.                       53,458
------------------------------------------------------------------------------------------------------------------------------------
   25                                 20,298                       -         Interwest(Noack & Dean Insurance)            35,946
   26                                 21,480                       -         Harris Teeter                                33,600
   27                                 11,745                       -         Basha's                                      53,610
   28                                 33,300                       -         NAP
   29                                 26,036                  52,176         Bank of America (Lobby)                      23,547
------------------------------------------------------------------------------------------------------------------------------------
   30                                 21,432                       -         NAP
   31                                      -                       -         NAP
   32                                    LOC                       -         NAP
   33                                 14,748                  75,000         SAIC                                         85,735
------------------------------------------------------------------------------------------------------------------------------------
   34                                 17,334                       -         Capital Fitness                              12,900
   35                                 49,500                       -         NAP
   36                                 17,880                       -         NAP
   37                                 20,668                  81,583         Park City Pres                               11,816
   38                                 45,440                       -         NAP
------------------------------------------------------------------------------------------------------------------------------------
   39                                 12,786                       -         UC Davis Medical Center                      21,438
   40                                 28,943                       -         NAP
   41                                 28,500                  99,996         Northrop Grunman                             15,264
   42                                      -                       -         Cub Foods (Super Valu)                       68,090
   43                                  9,156                  75,000         Medstar Research Institute Inc                8,163
------------------------------------------------------------------------------------------------------------------------------------
   44                                  8,071                       -         AMI/HTI (Tenet) (Incl 318 & 320)             10,221
   45                                 20,032                  44,160         Child Development Association                14,981
   46                                 40,404                       -         NAP
   47                                      -                       -         NAP
   48                                 23,000                       -         Food Lion                                    29,000
------------------------------------------------------------------------------------------------------------------------------------
   49                                 10,108                       -         NAP
   50                                  6,908                       -         Publix                                       44,271
   51                                      -                       -         Burger King                                   4,200
   52        Hard Springing            5,100                  20,004         Staples                                      24,000
   53        Hard In Place             3,780                       -         Rite Aid                                     11,202
------------------------------------------------------------------------------------------------------------------------------------
   54                                      -                       -         NVR Inc.                                    156,750
   55        Soft In Place            12,750                       -         NAP
   56                                 15,000                       -         NAP
   57                                  3,467                  35,004         Fidelity National Title                       9,540
   58                                    LOC                     LOC         Regional Nuclear Pharmacy                     9,510
------------------------------------------------------------------------------------------------------------------------------------
   59                                      -                       -         Publix Supermarket                           44,271
   60                                  9,228                  25,000         Food Lion                                    36,254
   61                                 11,325                       -         Winn-Dixie                                   35,200
   62                                  2,823                  25,200         Washington Mutual                             3,790
   63                                  4,394                  32,638         Caring for Families                           4,657
------------------------------------------------------------------------------------------------------------------------------------
   64                                  2,758                     LOC         Petcare Super Store                           6,600
   65                                 33,592                       -         NAP
   66                                    LOC                       -         NAP
   67                                      -                       -         G-Mac/X-Site                                  8,000
   68                                 12,500                       -         NAP
------------------------------------------------------------------------------------------------------------------------------------
   69        Soft Springing            2,123                  14,004         Chicago Title                                 6,724
   70                                      -                       -         NAP
   70a                                                                       NAP
   70b                                                                       NAP
   71                                  7,500                       -         NAP
   72                                  5,799                       -         Dollar Tree                                  10,000
   73                                 26,000                       -         NAP
------------------------------------------------------------------------------------------------------------------------------------
   74                                  4,565                       -         Fleet Pride                                   4,490

                                                                                                SECOND             SECOND
CONTROL            LARGEST TENANT                            SECOND                         LARGEST TENANT     LARGEST TENANT
 NUMBER           LEASE EXPIRATION                      LARGEST TENANT                           SQ FT        LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
    1                  4/30/07            Jefferies & Company, Inc.                              88,045            10/5/14
    2                  9/30/12            PriceWaterhouse Coopers                               230,066            10/31/13
    3                  8/31/07            Macy's                                                203,232            7/31/08
    4                  2/2/19             AMC                                                    33,013            7/27/03
    5
    5a                 8/31/17            Plaza Sports Warehouse                                 45,866            10/30/16
    5b                10/31/18            Cinemark Theatres                                      78,350            9/30/19
------------------------------------------------------------------------------------------------------------------------------------
    6                  1/31/09            Shook Hardy & Bacon                                    70,361            11/30/10
    7                  1/1/14             Barnes & Noble                                         30,000            10/1/12
    8                  9/1/07             Center for Creative Leadership                         18,769     01/01/2004 - 01/02/2009
    9                  12/1/10            CNA                                                    83,131            9/1/06
   10                  1/1/09             Circuit City                                           32,475            1/1/08
------------------------------------------------------------------------------------------------------------------------------------
   11                  7/31/15            Northwest Packing                                     139,514            11/30/06
   12         12/01/2003 - 12/31/2006     Silas Cummis Radin                                    100,697            5/1/09
   13                  1/31/06            Express                                                 9,313            1/31/06
   14                                     NAP
   14a                 7/31/11            State Farm                                             25,486     11/01/2006 & 01/31/2008
   14b                 12/1/04            Southern Farm Bureau Casualty Insurance Co.             7,862            12/31/09
   14c                 8/1/05             Kushner, LaGraize & Moore                              11,354            11/1/03
------------------------------------------------------------------------------------------------------------------------------------
   15                  9/3/06             State of Michigan                                      48,984            12/31/16
   16         04/01/2003 - 04/01/2017     Virginia DHP                                           47,532            11/1/12
   17                  1/31/17            Circuit City                                           33,413            1/1/23
   18                                     NAP
   19                  1/1/13             Baby Superstore, Inc. (Toys R Us) (Pad Lease)          30,555            1/1/13
------------------------------------------------------------------------------------------------------------------------------------
   20                                     NAP
   21                                     NAP
   22                                     NAP
   22a                 1/31/17            Bed Bath & Beyond                                      30,000            1/31/18
   22b                 2/28/13            Vitamin Shop                                            4,000            3/1/12
   23                  3/1/23             Orlo Holdings (Health Club)                            13,000            12/1/03
   24                  7/31/22            Drug Emporium, Inc.                                    26,935            1/31/05
------------------------------------------------------------------------------------------------------------------------------------
   25         10/01/2007 & 10/01/2012     Matheny Sears Linkert                                  27,602     11/01/2010 & 11/01/2011
   26                  8/1/11             UNC AIS                                                12,835            3/1/04
   27                 11/10/18            Petco  (BB-Stable)                                     12,000            1/31/12
   28                                     NAP
   29                  12/1/06            Wiseda Corporation                                     11,384            10/1/07
------------------------------------------------------------------------------------------------------------------------------------
   30                                     NAP
   31                                     NAP
   32                                     NAP
   33         10/31/2007 - 10/31/2012     State of Maryland                                       4,180            2/1/08
------------------------------------------------------------------------------------------------------------------------------------
   34                  3/31/04            Malcom Marketing                                        8,263     03/30/2004 & 06/30/2006
   35                                     NAP
   36                                     NAP
   37                  7/1/04             Tommy Hilfiger                                         10,909            12/1/04
   38                                     NAP
------------------------------------------------------------------------------------------------------------------------------------
   39                  6/1/11             UC Davis Sports Medicine                                7,508            6/1/11
   40                                     NAP
   41                 10/31/06            Weichert Realtors                                       8,091            3/31/05
   42                  1/31/22            MGM Liquor Store                                       10,011            11/30/11
   43                  4/30/04            Drs. Friedman and Plotsky                               3,889            6/30/04
------------------------------------------------------------------------------------------------------------------------------------
   44         02/01/2003 & 05/01/2004     Drs. Kovar & Silversein                                 5,144     02/01/2003 & 04/01/2005
   45         07/01/2005 - 02/01/2007     Prudential CA Realty                                   13,699     05/01/2005 & 05/02/2005
   46                                     NAP
   47                                     NAP
   48                  4/9/12             Pampared Lady Fitness                                   9,600            8/1/07
------------------------------------------------------------------------------------------------------------------------------------
   49                                     NAP
   50                  12/1/21            Georges Wholesale Tires                                 3,800            7/1/12
   51                  9/30/14            TMG Solutions                                           3,600            5/31/09
   52                  10/1/17            Party City                                             10,000            2/1/13
   53                  9/1/18             Chartway Federal Credit Union                           3,200            9/1/11
------------------------------------------------------------------------------------------------------------------------------------
   54                  3/1/22             NAP
   55                                     NAP
   56                                     NAP
   57         10/01/2004 & 11/01/2004     Gateway Reality                                         4,798     10/01/2004 & 10/01/2008
   58                  3/1/04             UAB- Biomed                                             7,289            5/1/03
------------------------------------------------------------------------------------------------------------------------------------
   59                  2/1/22             Washington Mutual                                       2,800            3/1/07
   60                 12/31/15            Rite Aid                                                8,800            12/7/05
   61                  7/1/17             Eckerds                                                10,800            10/1/12
   62                  12/1/07            Wok On Fire                                             3,000            12/1/07
   63                  10/1/06            East Valley Obstetrics                                  2,955            6/1/04
------------------------------------------------------------------------------------------------------------------------------------
   64                  11/1/04            Famous Footware                                         5,000            10/1/04
   65                                     NAP
   66                                     NAP
   67                  4/30/08            Ziebart                                                 6,388            2/28/10
   68                                     NAP
------------------------------------------------------------------------------------------------------------------------------------
   69                  3/1/08             County of Santa Barbara (Elections Division)            4,431            3/1/06
   70                                     NAP
   70a                                    NAP
   70b                                    NAP
   71                                     NAP
   72                  8/31/07            Shoe Department                                         5,200            8/31/07
   73                                     NAP
------------------------------------------------------------------------------------------------------------------------------------
   74                  12/1/03            LM Body Shop                                            4,085            11/1/04

                                                         THIRD                   THIRD
CONTROL                   THIRD                     LARGEST TENANT          LARGEST TENANT
 NUMBER              LARGEST TENANT                      SQ FT              LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------
    1         Metallgesellchaft                          78,000                 1/31/13
    2         Citadel Investment Group                  161,488                 11/30/12
    3         Macy's Mens Store                         180,000                 8/31/14
    4         Express, Express L                          9,372                 1/31/07
    5
    5a        Regal Act III                              40,000                 8/19/32
    5b        Gap/Gap Kids                               10,350                 10/30/07
-----------------------------------------------------------------------------------------------------
    6         Shutts & Bowen, LLC                        59,956                 10/31/05
    7         Troon Golf                                 19,120                 8/1/05
    8         American Property Management               15,965                 9/1/05
    9         Gentiva (GTV)                              50,627         08/01/2010 & 12/01/2010
   10         Petsmart                                   30,900                 1/1/10
-----------------------------------------------------------------------------------------------------
   11         Professional Warehouse                    104,800         07/31/2003 - 12/31/2006
   12         LeBoeuf Lamb Lelby                         36,223         10/31/2003 - 05/01/2004
   13         The Gap                                     7,587                 7/31/03
   14         NAP
   14a        Internal Revenue Service                   20,388                 12/1/12
   14b        United Healthcare                           3,757                 12/1/04
   14c        TGI Fridays                                 9,400                 2/1/14
-----------------------------------------------------------------------------------------------------
   15         Capital Cities Comm                        42,711                 8/31/14
   16         Virginia Cancer Institute                  31,893                 11/1/12
   17         Old Navy                                   25,000                 10/1/06
   18
   19         Cost Plus Inc.                             17,857                 1/1/13
-----------------------------------------------------------------------------------------------------
   20
   21
   22         NAP
   22a        AC Moore, Inc.                             21,540                 11/1/12
   22b        Omni Fitness                                2,000                 3/1/12
   23         QVC Inc.                                   10,200                 10/1/06
   24         Anthony Franconi (Tony's Pizza)             3,910                 6/30/09
-----------------------------------------------------------------------------------------------------
   25         John O. Bronson Agency                     27,053         01/01/2005 - 10/01/2012
   26         Weaver Street Market                       12,060                 1/1/11
   27         Peter Piper Pizza                          10,000                 3/31/15
   28
   29         The Visiting Nurse                          7,360                 12/1/06
-----------------------------------------------------------------------------------------------------
   30
   31
   32
   33         Computer Sciences Corp                      2,301                 12/31/07
-----------------------------------------------------------------------------------------------------
   34         Tasse Cafe                                  1,650                 5/31/03
   35
   36
   37         D Magazine                                  9,436                 1/1/08
   38
-----------------------------------------------------------------------------------------------------
   39         Pain Diagnostics                            5,857                 7/1/10
   40
   41         Pace Applied Technology                     5,952                 9/30/04
   42         Video Update                                4,000                 3/1/07
   43         FACTS                                       3,318                 1/31/06
-----------------------------------------------------------------------------------------------------
   44         Surgery Center                              4,244                 6/1/08
   45         Union Tribune                               5,860                 7/1/09
   46
   47
   48         Glory Days                                  6,720                 3/1/13
-----------------------------------------------------------------------------------------------------
   49
   50         Hollywood Video                             3,412                 12/1/06
   51         Chelsea GCA                                 3,600                 11/1/05
   52
   53         Radio Shack                                 2,700                 2/1/07
-----------------------------------------------------------------------------------------------------
   54
   55
   56
   57         Creegan & D'Angelo                          4,391                 9/1/09
   58         UAB- Hospice                                6,881         10/01/2003 & 12/01/2007
-----------------------------------------------------------------------------------------------------
   59         Jackson Hewitt Tax                          1,432                 3/1/07
   60         Movie Gallery                               4,000                 5/31/05
   61         U. S. Postal Service                       10,000                 9/1/10
   62         Twin Liquors                                2,500                 12/1/07
   63         Foothills Internal Medicine                 2,481                 8/1/04
-----------------------------------------------------------------------------------------------------
   64         Great Clips                                 1,200                 12/1/04
   65
   66
   67         Billiards                                   4,950                 5/15/06
   68
-----------------------------------------------------------------------------------------------------
   69
   70         NAP
   70a
   70b
   71
   72         CATO                                        4,160                 1/31/08
   73
-----------------------------------------------------------------------------------------------------
   74         Willows Automotive                          4,080                 8/1/07

                                    ANNEX D
                        REPRESENTATIONS AND WARRANTIES

     Each Loan Seller will represent and warrant, with respect to each Mortgage Loan it sells to the Depositor, as of the date specified below or, if no such date is specified, as of the Closing Date, subject to the exceptions specified in the related Mortgage Loan sale agreement, among other things, that:

       (1) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan set forth in the schedule of information with respect to the Mortgage Loans to the Pooling Agreement was true and accurate in all material respects as of the Cut-Off Date and contains all of the information set forth in the definition of "Mortgage Loan Schedule" in the Pooling Agreement.

       (2) Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Loan Seller had good title to, and was the sole owner of, each Mortgage Loan. The Loan Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (other than the rights to servicing and related compensation as reflected in the Mortgage Loan Schedule). Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby and by the Pooling Agreement, the Loan Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights contemplated by the mortgage loan sale agreement or the Pooling Agreement). The sale of the Mortgage Loans to the Purchaser or its designee does not require the Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, endorsed to the Purchaser, or its designee, in conformity with the requirements of the definition of "Mortgage File" in the Pooling Agreement and each such endorsement is genuine.

       (3) Payment Record. Such Mortgage Loan was not as of the Cut-Off Date for such Mortgage Loan, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

       (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a legal, valid and, subject to the exceptions set forth in Paragraph 12 below, enforceable first priority lien upon the related Mortgaged Property, except for the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 7 below); (c) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 7 below); (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; and (f) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 7 below).

             With respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property, the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan or materially and adversely affect the value of the Mortgage Loan. The related assignment of the Mortgage for each Mortgage Loan, executed and delivered in favor of the Trustee, is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Loan Seller) to validly and effectively convey the assignor's interest in the Mortgage Loan and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 12 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

       (5) Mortgage Status; Waivers and Modifications. The terms of the Mortgage Loan have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security provided by such Mortgage Loan and the related Mortgaged Property other than any material amendment or modification which has been effected pursuant to a written instrument and has been duly submitted for recordation to the extent necessary to protect the interests of the mortgagee, and is a part of the related Mortgage File. The Loan Seller has not taken any affirmative action inconsistent with the Servicing Standard that would cause the representations and warranties of the related Mortgagor under the Mortgage Loan not to be true and correct in any material respect.

       (6) Condition of Property; Condemnation. In the case of each Mortgage Loan, one or more engineering reports were prepared in connection with the origination of such Mortgage Loan by an independent third-party engineering firm who inspected the Mortgaged Property, and except as set forth in such engineering assessment(s), the related Mortgaged Property is, to the Loan Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in cases set forth in clauses (a), (b) and (c) below). As of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Loan Seller has not received actual notice of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property. If any of the engineering reports referred to above in this Paragraph 6 revealed any material damage or material deferred maintenance, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in a percentage equal to 125% of the amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than (i) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan or
             (ii) $50,000 whichever is less. As of the date of the origination of each Mortgage Loan: (x) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 7 below or that do not affect the value or current principal use of such Mortgaged Property to any material extent, (y) no improvements on adjoining properties encroached upon such Mortgaged Property so as to affect the value or current principal use of such Mortgaged Property to any material extent, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 7 below and (z) the Mortgaged

             Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

       (7) Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all related premiums have been paid, the Loan Seller has made no claims thereunder and, to the Loan Seller's knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. The Loan Seller has not, and to the Loan Seller's knowledge, no prior holder of the related Mortgage has done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser or its designee and recording of the related Assignment of Mortgage in favor of the Purchaser or its designee in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for any of the following circumstances, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) that the related Mortgaged Property has access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage. Such Title Policy contains no exclusion regarding the encroachment upon any easements of any permanent improvements located on the related Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Policy affirmatively insures against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

       (8) No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion of the proceeds are being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. If the related Mortgage Loan documents include any requirements regarding
             (a) the completion of any on-site or off-site improvements and (b) the disbursement of any funds escrowed for such purpose, and if those requirements were to have been complied with on or before the Closing Date, then such requirements have been complied with in all material respects or such funds so escrowed have not been released except to the extent specifically provided by the related Mortgage Loan documents.

       (9) Mortgage Provisions. The Mortgage Note, Mortgage (along with any security agreement and UCC financing statement) and Assignment of Leases for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 12 below, enforceable provisions for commercial

             Mortgage Loans such as to render the rights and remedies of the holder of the Mortgage Loan adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The Mortgage Loan documents for each Mortgage Loan, subject to applicable law, provide for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents if there is an event of default under such Mortgage Loan.

       (10) Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either (i) been properly designated, has accepted such designation and currently so serves or (ii) may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Loan Seller, the Depositor or any transferee of the Mortgage Loan except for such fees and expenses (all of which are the obligation of the related Mortgagor under the related Mortgage Loan documents) as would be payable in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

       (11) Environmental Conditions. (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law), reputable, independent third-party environmental consulting firm with respect to each Mortgaged Property in connection with the origination of such Mortgage Loan and/or thereafter updated such that, such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described in the related Mortgage Loan purchase agreement, one or more of the following are true: (A) one or more parties not related to or including the related Mortgagor and collectively having financial resources reasonably estimated by the Loan Seller at the time of origination to be adequate to cure the subject violation in all material respects, were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Mortgagor was required to provide additional security reasonably estimated by the Loan Seller at the time of origination to be adequate to cure the subject violation in all material respects, (C) if and to the extent that such condition or circumstances can, based upon the recommendation set forth in the subject Environmental Report, be remediated or otherwise appropriately addressed in all material respects through the implementation of an operations and maintenance plan, the related Mortgagor was required to obtain and maintain an operations and maintenance plan, (D) the related Mortgagor, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (E) such conditions or circumstances were investigated further and based upon such additional investigation, an independent third-party environmental consultant recommended no further investigation or remediation, (F) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than the lesser of 2% of the outstanding principal balance of the related Mortgage Loan or $50,000, (G) there exists an escrow of funds reasonably estimated by the Loan Seller at origination to be sufficient for purposes of effecting such remediation, (H) the related Mortgaged Property is identified on a schedule to the mortgage loan sale agreement and insured under a policy of insurance subject to per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a party with financial resources reasonably estimated by the Loan Seller at the time of origination to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Mortgagor to cover the costs of any required investigation, testing, monitoring or remediation. To the Loan Seller's actual knowledge, having made no independent inquiry other than reviewing the Environmental Reports(s) and employing an environmental consultant to perform the Environmental Report(s) or related updates referenced herein, there are no material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage Loan documents for each Mortgage Loan require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. The Loan Seller has not taken any affirmative action which would cause the Mortgaged Property securing any Mortgage Loan not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Mortgagor represents and warrants in the related Mortgage Loan documents substantially to the effect that, except as set forth in certain specified environmental reports and to the Mortgagor's knowledge, as of the date of origination, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials which violate federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials.

       (12) Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Mortgagor, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

       (13) Insurance. All improvements upon each Mortgaged Property are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount (subject to a customary and reasonable deductible) at least equal to the full insurable replacement cost of the improvements located on such Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property is the subject of a business interruption, actual loss sustained or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income).

       (14) Taxes and Assessments. No real estate taxes or governmental assessments or governmental charges that prior to the Cut-Off Date became due and owing in respect of each Mortgaged Property are delinquent and unpaid, or, an escrow of funds in an amount sufficient to pay such payments has been established. Such taxes, assessments and charges shall not be considered delinquent and unpaid until the date on which interest or penalties may first be payable on such taxes, assessments or charges.

       (15) Mortgagor Bankruptcy. No Mortgagor under a Mortgage Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

       (16) Local Law Compliance. To the Loan Seller's knowledge, based upon a letter from governmental authorities, an opinion of counsel, a zoning consultant's report, an endorsement to the related Title Policy, or (when such would be acceptable to a reasonably prudent commercial mortgage lender) a representation of the related Mortgagor at the time of origination of the subject Mortgage Loan, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, except as described on Schedule B-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property: (i) are not in violation of any applicable building codes or land laws applicable to the Mortgaged Property, the improvements on the Mortgaged Property or the use and occupancy of the Mortgaged Property which would have a material adverse effect on the value, operation, current principal use or net operating income of the Mortgaged Property which are not covered by title insurance; and (ii) are in material compliance with applicable zoning laws and ordinances, including all such applicable parking ordinances or requirements, or constitute a legal non-conforming use or structure (provided that with respect to any non-conformity with such laws or ordinances either: (x) in the event of casualty or destruction, the use or structure may be restored or repaired to the full extent of the use or structure at the time of such casualty as provided in Paragraph 14 above; (y) law and ordinance insurance coverage has been obtained for the structure or use as provided in Paragraph 14 above; or (z) such non-compliance does not materially and adversely affect the value of the related Mortgaged Property).


       (17) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (without regard to the treatment of certain defective obligations as qualified mortgages pursuant to Treasury Regulations Section 1.860G-2(f)(2)), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) (without regard to Section 856(e)(4) of the Code).

       (18) Advancement of Funds. The Loan Seller has not (nor, to the Loan Seller's knowledge, has any prior holder of such Mortgage Loan) advanced funds or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or a tenant at or the property manager of the related Mortgaged Property), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

       (19) Legal Proceedings. To the Loan Seller's knowledge, as of origination of the Mortgage Loan, there were no, and to the Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Mortgagor (or any guarantor to the extent a reasonably prudent commercial or multifamily, as applicable, mortgage lender would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Mortgagor's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations under the applicable guaranty.

       (20) Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property or any direct controlling interest in the related Mortgagor to be encumbered by any mortgage lien or, in the case of a direct controlling interest in the related Mortgagor, a lien to secure any other debt, without the prior written consent of the holder of the subject Mortgage Loan or the satisfaction of debt service coverage or similar criteria specified in the related loan documents. To the Loan Seller's knowledge, as of origination of the subject Mortgage Loan, and to the Loan Seller's actual knowledge, as of the Closing Date, except for cases involving other Mortgage Loans, no Mortgaged Property securing the subject Mortgage Loan is encumbered by any other mortgage liens (other than Permitted Encumbrances) and no direct controlling equity interest in the related Mortgagor is encumbered by a lien to secure any other debt.

       (21) Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

       (22) Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

       (23) Releases of Mortgaged Properties. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) defeasance as described in Paragraph 24 below. Notwithstanding the foregoing, any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Loan Seller did not give any material value in its underwriting of such Mortgage Loan. With respect to any release or substitution, the related Mortgagor is required to pay all reasonable costs and expenses associated therewith incurred by the mortgagee including any Rating Agency fees and expenses.

       (24) Defeasance. Each Mortgage Loan containing provisions for defeasance of all or a portion of the Mortgaged Property either
             (i) requires the prior written consent of, and compliance with all conditions set by, the holder of the Mortgage Loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such Mortgage Loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 in an amount sufficient to make all scheduled payments under such Mortgage Loan when due, (C) at the mortgagee's election, the Mortgage Loan may only be assumed by a single-purpose entity designated or approved by the holder of the Mortgage Loan and (D) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest.

       (25) Inspection. The Loan Seller, an affiliate of the Loan Seller, or a correspondent in the conduit funding program of the Loan Seller, inspected, or caused the inspection of, each Mortgaged Property within twelve (12) months of the Closing Date.

       (26) No Material Default. Other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Loan Seller in the mortgage loan sale agreement.

       (27) Due-on-Sale. The Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Mortgagor, is transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Mortgagor, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans, transfers among co-Mortgagors or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan.

       (28) Single Purpose Entity. Each Mortgage Loan with an original principal balance over $5,000,000.00 requires the related Mortgagor to be, at least for so long as the Mortgage Loan is outstanding, and to the Loan Seller's actual knowledge, the related Mortgagor is, a single-purpose entity.

       (29) Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

       (30) Servicing. The servicing and collection practices used with respect to the Mortgage Loan have complied with applicable law and the servicing standard set forth in the Pooling Agreement.

       (31) Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Loan Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Loan Seller's actual knowledge, had no interest, direct or indirect, in the Mortgagor, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal provides that it satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

 ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                      $1,472,370,000 (APPROXIMATE BALANCE)        MARCH 13, 2003
                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1



APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                                      APPROXIMATE     EXPECTED CREDIT      EXPECTED            EXPECTED
                               EXPECTED RATING       FACE/NOTIONAL        SUPPORT      WEIGHTED AVERAGE         PAYMENT
       CLASS                     FITCH / S&P          AMOUNT (MM)       (% OF UPB)     LIFE (YEARS) (a)       WINDOW (a)
-----------------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
-----------------------------------------------------------------------------------------------------------------------------
 A-1                                AAA/AAA              123.0           13.000%             3.50             04/03-09/07
 A-2A                               AAA/AAA              420.0           13.000%             4.80             09/07-03/08
 A-2B                               AAA/AAA              182.0           13.000%             7.78             03/08-08/12
 A-3                                AAA/AAA              676.7           13.000%             9.69             08/12-01/13
 B                                   AA/AA                54.3            9.625%             9.81             01/13-01/13
 C                                  AA-/AA-               16.1            8.625%             9.81             01/13-01/13
-----------------------------------------------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (b)
-----------------------------------------------------------------------------------------------------------------------------
 D                                   A+/A+                12.0            7.875%
 E                                    A/A                 18.1            6.750%
 F                                   A-/A-                12.0            6.000%
 G                                 BBB+/BBB+              20.1            4.750%
 H                                  BBB/BBB               12.0            4.000%
 J                                 BBB-/BBB-              12.0            3.250%
 K                                  BB+/BB+               12.0            2.500%
 L                                   BB/BB                 8.0            2.000%
 M                                  BB-/BB-                6.0            1.625%
 N                                   B+/B+                 6.0            1.250%
 O                                    B/B                  2.0            1.125%
 P                                   B-/B-                 4.0            0.875%
 S                                    NR                  14.1              --
 X-1(c)                            AAA/AAA             1,611.3
 X-2(c)                            AAA/AAA             1,562.0
                              TOTAL SECURITIES:       $1,611.3
-----------------------------------------------------------------------------------------------------------------------------

(a)  Calculated at 0% CPR, assuming no balloon payment extension.
(b)  Not offered hereby.
(c)  Notional amount of interest only class.

KEY FEATURES:
-------------
Lead Manager:                   Goldman, Sachs & Co.
Co-Managers:                    Banc of America Securities LLC
                                Bear, Stearns & Co. Inc.
                                Morgan Stanley & Co. Incorporated
                                WaMu Capital Corp.
Sellers/Originators:            Goldman Sachs Mortgage Company / Archon (93.9%)
                                Washington Mutual Bank, FA (3.2%)
                                Commerzbank AG, New York Branch (2.9%)
Collateral:                     74 Mortgage Loans ($1,611,350,146)
Master Servicer:                GMAC Commercial Mortgage
Special Servicer:               Lennar Partners, Inc.
Trustee:                        Wells Fargo Bank Minnesota, N.A.
Pricing:                        March 13, 2003
Closing:                        March 18, 2003
Cut-Off Date:                   March 1st 2003
Distribution Date:              10th of each month, or following business day
                                (commencing April 10, 2003)
Payment Delay:                  9 days
ERISA Eligible:                 Classes A-1, A-2A, A-2B, A-3, B and C are
                                expected to be ERISA eligible subject to certain
                                conditions for eligibility.
SMMEA Eligible                  Classes A-1, A-2A, A-2B, A-3, B and C are
                                expected to be SMMEA eligible
Structure:                      Sequential pay
Day Count:                      30/360
Tax Treatment:                  REMIC
Rated Final                     January 2040
Distribution Date:
Clean up Call:                  1.0%
Minimum Denominations:          Publicly Offered Classes: $10,000 & $1
Delivery:                       DTC for publicly offered classes

--------------------------------------------------------------------------------

COLLATERAL FACTS (A):
---------------------
Cut-Off Date Loan Principal Balance:                              $1,611,350,146
Number of Mortgage Loans / Properties:                                   74 / 79
Average Mortgage Loan Cut-Off Date Balance:                          $21,775,002
Weighted Average Current Mortgage Rate:                                   5.392%
Weighted Average Loan U/W DSCR (b):                                        2.12x
Weighted  Average  Loan  Cut-Off  Date LTV Ratio (b):                      59.2%
Weighted  Average  Remaining  Term  to  Maturity date (months):             98.4
Weighted  Average  Remaining  Amortization  Term (months):                 348.9
Prepayment Lockout / Defeasance as % of Total:                             92.6%
Balloon Loans as % of Total:                                               99.6%
Single Largest Asset as % of Total:                                        14.3%
Five Largest Assets as % of Total:                                         47.0%
Ten Largest Assets as % of Total:                                          64.3%

(a) Four (4) Mortgage Loans representing approximately 33.0% of the total pool are senior interests ("A Notes") that have a junior loan secured by the same mortgaged property ("B Note"). All LTV and DSCR numbers are based on the A Note, unless otherwise noted.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.

TEN LARGEST LOANS:
------------------

                                            CUT-OFF DATE       % BY LOAN                        UW
LOAN OR SPONSOR                                BALANCE          POOL UPB       LTV             DSCR        PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------
520 Madison Avenue (a) (b)                  $231,000,000          14.3%        44.0%           2.42x      Office
One North Wacker (a) (b)                     180,000,000          11.2         42.7            2.35       Office
Sunvalley Mall (b)                           134,691,998           8.4         62.4            2.02       Anchored Retail
Bridgewater Commons (a) (b)                  117,223,768           7.3         46.0            2.67       Anchored Retail
GGP Portfolio-Provo & Spokane (b)             94,802,853           5.9         58.5            2.07       Anchored Retail
Miami Center (b)                              81,000,000           5.0         55.5            2.85       Office
Kierland Commons                              65,853,794           4.1         67.6            1.64       Anchored Retail
The Aventine                                  50,000,000           3.1         68.5            2.00       Office
3 Huntington Quadrangle                       44,000,000           2.7         76.5            1.91       Office
Festival at Waldorf                           37,000,000           2.3         75.2            2.03       Anchored Retail
                                          --------------          ----         ----            ----
  TOTAL/WTD. AVG.                         $1,035,572,413          64.3%        53.8%           2.28x
----------------------------------------------------------------------------------------------------------------------------

(a) The cut-off date balance represents the senior A Note portion of the loan. All LTV and DSCR numbers throughout are based on the A Note only, unless otherwise noted.
(b) For the purposes of this securitization, these loans are expected to be rated investment grade by S&P and Fitch.

SELECTED LOAN DATA:
-------------------

                                   NUMBER OF                LOAN POOL CUT-OFF DATE BALANCE
                                   MORTGAGED     --------------------------------------------------------
 GEOGRAPHIC DISTRIBUTION           PROPERTIES      (MM)             % BY UPB          WTD. AVG. UWDSCR
---------------------------------------------------------------------------------------------------------
California (a)                         16         $305.4              19.0%                 1.98x
New York                                3          280.0              17.4                  2.34
Illinois                                2          183.0              11.4                  2.34
New Jersey                              3          162.2              10.1                  2.34
Florida                                 8          136.1               8.4                  2.45
Arizona                                 5           99.0               6.1                  1.66
Virginia                                7           57.2               3.5                  1.80
Other (b)                              35          388.7              24.1                  1.94
                                       --       --------             -----                  ----
  TOTAL / WTD. AVG                     79       $1,611.4             100.0%                 2.12x
---------------------------------------------------------------------------------------------------------


(a) 5 properties for a total of $176.1 million (10.9% UPB) are located in northern California and 11 properties for a total of $129.2 million (8.0% UPB) are located in southern California.
(b) Includes 16 states and the District of Columbia.

                                   NUMBER OF                LOAN POOL CUT-OFF DATE BALANCE
                                   MORTGAGED     --------------------------------------------------------
 PROPERTY TYPE                     PROPERTIES      (MM)             % BY UPB          WTD. AVG. UWDSCR
---------------------------------------------------------------------------------------------------------
Office                                 25         $769.9              47.8%                 2.24x
Anchored Retail (a)                    27          628.9              39.0                  2.13
Multifamily (b)                        24          170.0              10.6                  1.73
Industrial                              3           42.5               2.6                  1.38
                                      ---       --------             -----                  ----
  TOTAL / WTD. AVG                     79       $1,611.4             100.0%                 2.12x
---------------------------------------------------------------------------------------------------------

(a) Includes 1 unanchored retail property which accounts for approximately 0.2% of the total pool.
(b) Includes 2 manufactured housing community properties which account for approximately 0.9% of the total pool.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and WaMu Capital Corp. are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For purposes of calculating principal distributions of the certificates:

     -- Available principal will be allocated sequentially to the Class A-1, A-2A, A-2B, A-3, B, C, D, E, F, G, H, J, K, L, M, N, O, P and S certificates.

     -- In case the principal balances of the Class S, P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, in that order, have been reduced to zero due to the allocation of principal losses, then Class A-1, A-2A, A-2B and A-3 will be allocated principal pro-rata.

o Classes X-1 and X-2 will be entitled to receive payments of interest only and will not receive any payments of principal. Classes X-1 and X-2 will be entitled to payments of interest pro-rata (based on interest entitlements) with the Class A-1, A-2A, A-2B and A-3 certificates each month.

o Each class will be subordinate to the Class A-1, A-2A, A-2B, A-3, X-1 and X-2 certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2A, A-2B, A-3, X-1 and X-2 certificates will be of equal priority.

o    All classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class S, P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, and then pro-rata to the Class A-1, A-2A, A-2B and A-3 certificates.

o The Master Servicer will cover net prepayment interest shortfalls on the loans up to a specified portion of the master servicing fee. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and X-2 certificates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and WaMu Capital Corp. are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related certificate then entitled to principal distributions and the Class X-1 certificate as follows:

o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the class of certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the discount rate.

     ---------------------------------------------------------------------------
       Prepayment                       (Pass-Through Rate - Discount Rate)
       Premium Allocation            =  ----------------------------------------
       Percentage                       (Mortgage Rate - Discount Rate)
     ---------------------------------------------------------------------------

o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the certificate then entitled to principal distributions relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------

     Discount Rate Fraction Methodology:
     Mortgage Rate                                        =  6%
     Bond Class Rate                                      =  5%
     Treasury Rate (or Applicable Discount Rate)          =  4%
     % of Principal Distributed to Class                  =  100%


  BOND CLASS ALLOCATION                CLASS X-1 ALLOCATION
--------------------------------------------------------------------------------
  5% - 4% x 100%  =  50%               Receives excess premiums = 50% thereof
  -------
  6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and WaMu Capital Corp. are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                 PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                                APRIL      APRIL       APRIL       APRIL       APRIL      APRIL       APRIL        APRIL
RESTRICTIONS                               2003       2004        2005        2006        2007       2008        2009        2010
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                    98.28%     98.29%      94.91%      92.60%      92.57%     90.55%      90.48%       92.58%
> of YM or 1%                               1.72%      1.71%       5.09%       7.40%       7.43%      9.45%       9.17%        7.42%
Open                                        0.00%      0.00%       0.00%       0.00%       0.00%      0.00%       0.35%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     100.00%    100.00%     100.00%     100.00%     100.00%    100.00%     100.00%      100.00%

  Balance of Mortgage Loans ($mm)       1,611.35   1,601.35    1,589.76    1,575.11    1,557.33   1,067.98    1,044.99     1,002.13
% OF CUT-OFF BALANCE                      100.00%     99.38%      98.66%      97.75%      96.65%     66.28%      64.85%       62.19%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                                APRIL      APRIL       APRIL       APRIL       APRIL      APRIL       APRIL
RESTRICTIONS                               2011       2012        2013        2014        2015       2016        2017
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                    92.59%     94.99%     100.00%     100.00%     100.00%    100.00%     100.00%
> of YM or 1%                               7.41%      1.44%       0.00%       0.00%       0.00%      0.00%       0.00%
Open                                        0.00%      3.57%       0.00%       0.00%       0.00%      0.00%       0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     100.00%    100.00%     100.00%     100.00%     100.00%    100.00%     100.00%

  Balance of Mortgage Loans ($mm)         981.83     936.39        2.99        2.46        1.90       1.31        0.68
% OF CUT-OFF BALANCE                       60.93%     58.11%       0.19%       0.15%       0.12%      0.08%       0.04%
------------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions as described in the prospectus supplement.
(b) Differences in totals may exist due to rounding.

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
  (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
                 0% CPR     25% CPR      50% CPR      75% CPR      100% CPR
--------------------------------------------------------------------------------
 A-1               3.50       3.49         3.48         3.46          3.37
 A-2A              4.80       4.79         4.78         4.75          4.56
 A-2B              7.78       7.76         7.75         7.74          7.64
 A-3               9.69       9.67         9.64         9.59          9.35
 B                 9.81       9.81         9.81         9.81          9.56
 C                 9.81       9.81         9.81         9.81          9.56
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and WaMu Capital Corp. are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

[MAP OMITTED]
WA                   3.5%
ID                   0.2%
CA(a)               19.0%
UT                   3.0%
AZ                   6.1%
TX                   1.5%
MN                   2.8%
LA                   1.4%
WI                   1.1%
IL                  11.4%
MI                   1.4%
IN                   0.2%
AL                   0.2%
GA                   0.4%
NY                  17.4%
CT                   0.9%
PA                   1.7%
NJ                  10.1%
MD                   2.8%
DC                   0.4%
VA                   3.5%
NC                   2.4%
SC                   0.1%
FL                   8.4%


[PIE CHART OMITTED]
Office                        47.8%
Anchored Retail (b)           39.0%
Multifamily (c)               10.6%
Industrial                     2.6%

(a) Includes 5 properties located in northern California (10.9% of the total pool) and 11 properties located in southern California (8.0% of the total pool).
(b) Includes 1 unanchored retail property (0.2% of the total pool).
(c)      Includes 2 manufactured housing community properties
         (0.9 % of the total pool).


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and WaMu Capital Corp. are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                                 COLLATERAL DATA
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                               NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
RANGE OF DSCR (X)           MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
1.14-1.29x                        2             $6,355,888            0.4%
1.30-1.39                         1             27,688,602            1.7
1.40-1.49                         8             87,978,911            5.5
1.50-1.59                        12            109,549,782            6.8
1.60-1.69                        11            145,455,834            9.0
1.70-1.79                         2             22,481,600            1.4
1.80-1.89                         3             22,739,123            1.4
1.90-2.19                        21            469,824,203           29.2
2.20-2.49                         6            453,094,956           28.1
2.50-3.37                         8            266,181,248           16.5
                                 --         --------------          -----
 TOTAL                           74         $1,611,350,146          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
CUT-OFF DATE                   NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
PRINCIPAL BALANCE ($)       MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
$1,995,518-2,999,999             10            $23,825,405            1.5%
3,000,000-4,999,999              14             54,207,193            3.4
5,000,000-6,999,999               9             51,838,282            3.2
7,000,000-9,999,999              11             89,094,799            5.5
10,000,000-17,999,999            12            161,095,040           10.0
19,000,000-29,999,999             7            159,417,014            9.9
35,000,000-59,999,999             4            167,300,000           10.4
60,000,000-99,999,999             3            241,656,647           15.0
115,000,000-134,999,999           2            251,915,766           15.6
180,000,000-231,000,000           2            411,000,000           25.5
                                 --         --------------          -----
  TOTAL                          74         $1,611,350,146          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                               NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
AMORTIZATION TYPE           MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
Amortizing Balloon               38           $529,783,201           32.9%
Interest Only,
  Then Amortizing                 5            477,250,000           29.6
Interest Only                    27            442,214,000           27.4
Hyper Amortizing                  1            134,691,998            8.4
Graduated P&I payment             1             20,438,412            1.3
Fully Amortizing                  2              6,972,535            0.4
                                 --         --------------          -----
  TOTAL                          74         $1,611,350,146          100.0%
--------------------------------------------------------------------------------


DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                               NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
LOCATION                    MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
California (a)                   16           $305,351,494           19.0%
New York                          3            279,988,480           17.4
Illinois                          2            183,000,000           11.4
New Jersey                        3            162,155,772           10.1
Florida                           8            136,076,854            8.4
Arizona                           5             98,966,927            6.1
Virginia                          7             57,160,604            3.5
Washington                        3             56,833,766            3.5
Utah                              1             47,664,605            3.0
Maryland                          2             45,780,665            2.8
Minnesota                         3             45,628,123            2.8
North Carolina                    4             38,990,798            2.4
Pennsylvania                      2             27,387,979            1.7
Texas                             4             23,523,953            1.5
Louisiana                         3             23,090,000            1.4
Michigan                          1             22,000,000            1.4
Wisconsin                         2             17,549,896            1.1
Connecticut                       2             14,600,000            0.9
District of Columbia              1              6,578,122            0.4
Georgia                           2              6,545,759            0.4
Idaho                             1              3,894,682            0.2
Alabama                           1              3,667,223            0.2
Indiana                           1              2,520,511            0.2
South Carolina                    2              2,393,933            0.1
                                 --         --------------          -----
  TOTAL                          79         $1,611,350,146          100.0%
--------------------------------------------------------------------------------
(a) Includes 5 properties located in northern California (10.9% of the total pool) and 11 properties located in southern California (8.0% of the total pool).

DISTRIBUTION OF LTV RATIOS AT ORIGINATION
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                               NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
RANGE OF LTV (%)            MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
32.2-44.9%                        3           $415,988,480           25.8%
45.0-49.9                         3            139,962,890            8.7
50.0-59.9                         9            250,606,589           15.6
60.0-64.9                         8            211,818,657           13.1
65.0-69.9                        11            182,072,042           11.3
70.0-74.9                        17            108,871,326            6.8
75.0-80.1                        23            302,030,161           18.7
                                 --         --------------          -----
  TOTAL                          74         $1,611,350,146          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
RANGE OF                       NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
MORTGAGE RATES (%)          MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
4.35-5.00%                        6           $175,066,853           10.9%
5.01-5.50                        33            919,136,690           57.0
5.51-6.00                        28            403,236,182           25.0
6.01-6.50                         4             47,799,344            3.0
6.51-7.00                         1              2,122,476            0.1
7.01-7.50                         2             63,988,602            4.0
                                 --         --------------          -----
  TOTAL                          74         $1,611,350,146          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
RANGE OF REMAINING             NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)    MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
Interest Only                    27           $442,214,000          27.4%
179                               2              6,972,535           0.4
239                               2              5,770,410           0.4
296-300                           6            155,092,116           9.6
346-360                          37          1,001,301,085          62.1
                                 --         --------------         -----
  TOTAL                          74         $1,611,350,146         100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY OR ARD
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
RANGE OF ORIGINAL              NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
TERMS TO MATURITY (MOS)     MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
59-60                            24           $481,541,853          29.9%
72-84                             3             28,475,000           1.8
118-120                          45          1,094,360,758          67.9
180                               2              6,972,535           0.4
                                 --         --------------         -----
  TOTAL                          74         $1,611,350,146         100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY OR ARD
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
RANGE OF REMAINING             NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
TERMS TO MATURITY (MOS)     MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
54-60                            24           $481,541,853          29.9%
71-79                             3             28,475,000           1.8
106-120                          45          1,094,360,758          67.9
179                               2              6,972,535           0.4
                                 --         --------------         -----
  TOTAL                          74         $1,611,350,146         100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                               NUMBER OF      CUT-OFF DATE     AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS       MORTGAGE LOANS      BALANCE          DATE BALANCE
--------------------------------------------------------------------------------
Defeasance                       66          1,492,822,689          92.6%
Greater of YM or 1% of UPB        8            118,527,457           7.4
                                 --         --------------         -----
  TOTAL                          74         $1,611,350,146         100.0%
--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and WaMu Capital Corp. are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                                  PROSPECTUS
--------------------------------------------------------------------------------

                      GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES (ISSUABLE IN SERIES)


GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                              -------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                              -------------------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

                              -------------------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" on page 77 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to this prospectus or the related registration statement.

                              -------------------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                              -------------------

February 26, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 81 in this prospectus.

     In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad Street, New York, NY 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 79 of this prospectus.

                               ----------------

                               TABLE OF CONTENTS


Risk Factors ...........................................................     3
The Prospectus Supplement ..............................................     5
The Seller .............................................................     7
Use of Proceeds ........................................................     7
Description of the Certificates ........................................     8
The Mortgage Pools .....................................................    15
Servicing of the Mortgage Loans ........................................    19
Credit Enhancement .....................................................    26
Swap Agreement .........................................................    28
Yield Considerations ...................................................    29
Certain Legal Aspects of the Mortgage Loans ............................    30
Federal Income Tax Consequences ........................................    46
Federal Income Tax Consequences for REMIC Certificates .................    47
State Tax Considerations ...............................................    73
ERISA Considerations ...................................................    73
Legal Investment .......................................................    75
Plan of Distribution ...................................................    77
Incorporation of Certain Information By Reference ......................    79
Legal Matters ..........................................................    80
Index of Defined Terms .................................................    81

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" "--Certain Laws and Regulations," "--Type of Mortgaged Property" and "--Americans With Disabilities Act" in this prospectus.

     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

LIMITED LIQUIDITY.

     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

     o   the prepayment provisions of the related mortgage notes;

     o a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

     o In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. Such prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." We cannot assure you as to the effect of such prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

     The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of such mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of such mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in such shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

     o   what proceedings are required for foreclosure;

     o whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

     o   whether and to what extent recourse to the borrower is permitted; and

     o what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may create delays and shortfalls in payments to certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials
(ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances such costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Risks."

RISK OF EARLY TERMINATION.

     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of such termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                           THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

     o any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

     o whether the trust will be treated for federal income tax purposes as one or more grantor trusts, FASITs or REMICs;

     o   the identity of each class within such series;

     o the initial aggregate principal amount, the interest rate (or the method for determining such rate) and the authorized denominations of each class of offered certificates;

     o certain information concerning the mortgage loans relating to such series, including the principal amount, type and characteristics of such mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

     o   the identity of the master servicer;

     o the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

     o the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

     o the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

     o the final scheduled distribution date of each class of offered certificates;

     o the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

     o the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

     o   the extent of subordination of any subordinate certificates;

     o for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to such series were prepaid at various assumed rates;

     o   the distribution dates for each class of offered certificates;

     o the representations and warranties to be made by us or another entity relating to the mortgage loans;

     o information with respect to the terms of the subordinate certificates or residual certificates, if any;

     o additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding such provider or counterparty;

     o   additional information with respect to the plan of distribution;

     o whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company (the "Depository") or another depository;

     o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in such trust fund, financial statements for such mortgaged properties as well as specific information with respect to such mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

     o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including its affiliates, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in such trust fund, selected financial information with respect to such mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

     o if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

     o if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on such mortgaged properties;

     o if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in such jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

     o the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

     o whether any class of offered certificates qualifies as "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                                  THE SELLER

     GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for such series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in such Agreement.

     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                USE OF PROCEEDS

     The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the related prospectus supplement to acquire the mortgage loans relating to such series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                       DESCRIPTION OF THE CERTIFICATES*

     The certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered thereby and any additional provisions of the related Agreement.

     At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for such series. The assets in the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

         (i) the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

         (ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement;

         (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans; and

         (iv) such other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

     In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT" in this prospectus. Such other assets, if any, will be described more fully in the related prospectus supplement.

     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated

----------
* Whenever in this Prospectus the terms "certificates," "trust fund," and "mortgage pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

     If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of such series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

     The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

         (i) mortgage principal prepayment effects on the weighted average lives of such classes;

         (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

         (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in such prospectus supplement.

     If the certificates of a class are transferable only on the books of the Depository, no person acquiring such a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate except in the limited circumstances described in the related prospectus supplement. Instead, such certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such certificates that are in book-entry form.

     If the certificates of a class are transferable only on the books of the Depository, each beneficial owner's ownership of such a certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial

Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate for such book-entry certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of such certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related prospectus supplement) on the day (the "Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such series maintained by the Trustee, by wire transfer or by such other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of such final distribution, or in such other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

     With respect to each series of certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will distribute to the

Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which such losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

ACCOUNTS

     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

     It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

     (3) all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

     (4) all proceeds from the liquidation of a mortgage loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

     (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

     (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

     (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

     (8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for such expenses.

     The Special Servicer, if any, will be required to remit immediately to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

     As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things:

         (i) remit certain amounts for the related Distribution Date into the Distribution Account;

         (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

         (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

         (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

         (i) make remittances to the Collection Account as required by the Agreement;

         (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

         (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

     "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

     As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

AMENDMENT

     The Agreement for each series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders:

         (i) to cure any ambiguity;

         (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

         (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

         (iv) for such other reasons specified in the related prospectus supplement.

     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 662/3% (or such other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may, among other things:

         (a) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

         (b) reduce the aforesaid percentage of certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all certificates then outstanding;

         (c) alter the servicing standard set forth in the related Agreement.

     Further, the Agreement for each series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), a "financial asset securitization investment trust" (a "FASIT") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Agreement relating to each series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such series to fail to qualify as a REMIC, FASIT or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

     As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

         (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

         (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

         (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

         (iv) mutual consent of the parties and all Certificateholders.

     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each series, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

         (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

         (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

         (iii) financial information relating to the underlying Mortgaged Properties;

         (iv) information with respect to delinquent mortgage loans;

         (v) information on mortgage loans which have been modified; and

         (vi) information with respect to REO Properties.

     The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, such reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. Such reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

     The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                              THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is referred to as a mortgage loan in this prospectus.

     Mortgage loans will be of one or more of the following types:

         1. mortgage loans with fixed interest rates;

         2. mortgage loans with adjustable interest rates;

         3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

         4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

         5. mortgage loans that provide for recourse against only the Mortgaged Properties;

         6. mortgage loans that provide for recourse against the other assets of the related borrowers; and

         7. any other types of mortgage loans described in the related prospectus supplement.

     Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents" in this prospectus.

     Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

     The mortgage loans generally will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer. Any such insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

     The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

         (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

         (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

         (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

         (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

         (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

         (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

         (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

         (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

         (ix) the debt service coverage ratios relating to the mortgage loans;

         (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

         (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

         (xii) payment delinquencies, if any, relating to the mortgage loans. If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In such case, the Seller may disclose the above-specified information by mortgage loan group.

     In the event that the mortgage loans consist of financial leases or Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

     In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which such mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of such mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to such mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

     In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

         (i) the mortgage note, endorsed to the order of the Trustee without recourse;

         (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

         (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

         (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

         (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

         (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

         (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File").

     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure such defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in such prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or such other party as specified in the related Agreement) in respect of such mortgage loan (the "Repurchase Price"). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

     The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of such mortgage loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any such representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase such mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, such repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of such series for a breach of a representation or warranty by the Responsible Party or the Seller.

     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

     If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans") in substitution for any one or more of the mortgage loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will:

         (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

         (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;

         (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

         (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. Such other entity will generally have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller as more fully described in the prospectus supplement.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

     If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in such prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

         negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below;

         foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

         supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

         The Special Servicer may have other business relationships with the Seller and its affiliates.

     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

     The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. Such sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

     If so specified in the related prospectus supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

     It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of such mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer, or such other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such mortgage loan or the outstanding principal balance owing on such mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

     The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

     The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating such Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts" in this prospectus) and, except to the extent such income is required to be paid to the related borrowers, the escrow account.

     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the prospectus supplement for the related series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without such consent will be specified in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to such additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made such other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

     The Agreement for each series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

     In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of the default, and, in the case of a series of certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

     Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

     Events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

         (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

         (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

         (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of such failure has been given to the applicable party;

         (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

         (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

         (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                              CREDIT ENHANCEMENT

GENERAL

     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of such series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest thereon only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such prospectus supplement. In addition, if the Certificateholders of such series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates (the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.

RESERVE FUNDS

     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of such series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in such amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

     Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Seller or such other person specified in the related prospectus supplement. Any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to such series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                             YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which such certificates are purchased, the amount and timing of any delinquencies and losses incurred by such class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, whereas delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" in this prospectus.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

     There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

     The mortgage loans (other than financial leases and Installment Contracts) for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease


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

of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

     The mortgage loans for a series may also consist of Installment Contracts. Under an Installment Contract the seller (referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

     The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the


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

lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.


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

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

     Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

     It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension of the lease, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some mortgage loans do require such fees, such fees may not necessarily deter borrowers from prepaying their mortgage loans.

     Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such mortgage loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default

     Some of the mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.


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

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to mortgage loans for a series may be owned by borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Forfeitures in Drug and RICO Proceedings

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides

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

that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion as part of the Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the


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

loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans for a series may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such mortgage loan is included in a given Trust Fund, the Master Servicer or, if such mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or such other party as indicated in the Agreement), on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are


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

subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

     This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "--Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made." If an election is made instead to treat a Trust Fund as a FASIT, the applicable federal income tax consequences will be discussed in the related prospectus supplement.


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

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if such mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General

     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     Original Issue Discount

     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to such classes and either an increase or decrease in the daily portions of original issue discount with respect to such classes.

     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of such certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of such class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such class and by reducing the adjusted issue price of such class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of such class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method " below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average


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

of two or more such variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or
(ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all mortgage loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "--Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates -- Premium" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the

REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person and
(iv) the transfer satisfies one of the following two tests:

         (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

         (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under "--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and

(iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.


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

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All such expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Treasury regulations that were effective January 1, 2001 provide revised methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information,


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

including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 30% for 2003, 29% for 2004-05 and 28% commencing in 2006 on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q


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

be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."






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

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General

     In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i).

     Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively.

     Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

         1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.


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

         2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

         3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         4. A certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the trust estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

     Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to

Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.


     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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

STRIPPED CERTIFICATES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates -- Recharacterization of Servicing Fees" above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates -- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates -- General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any such market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in such computation.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment. The application of such Code provisions to buy-down mortgage loans is uncertain. See "--Standard Certificates -- Tax Status" above.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.


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

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates such reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect


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

of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Seller, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Seller, Master Servicer, Special Servicer or Trustee might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or


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

holding of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to such assets, the Seller, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Seller, Master Servicer, Special Servicer or Trustee either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment therein, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, such plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above


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

includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

     The prospectus supplement for each series will identify those classes of offered certificates, if any, which constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those offered certificates not qualifying as "mortgage-related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     A class or classes of certificates of a series will constitute "mortgage-related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators as specified in SMMEA. As "mortgage-related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage-related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage-related security" to include, in relevant part, certificates satisfying the rating, first lien and qualified originator requirements for "mortgage-related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage-related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or


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

otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include, among other things, certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage-related securities" under certain limited circumstances, other than stripped mortgage-related securities, residual interests in mortgage-related securities, and commercial mortgage related-securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of certificates identified in the prospectus supplement for a series as "mortgage-related securities" under SMMEA, no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable


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

legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     ACCORDINGLY, INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS, REGULATORY CAPITAL REQUIREMENTS OR REVIEW BY REGULATORY AUTHORITIES SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THOSE INVESTORS AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO THOSE INVESTORS.

THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Section Section 225.61-225.67), national banks (12 C.F.R. Section Section 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered hereby, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, such information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular series of certificates.

                             PLAN OF DISTRIBUTION

     The certificates offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each such series of certificates will describe the method of offering of such series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

     The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

         1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

         2. By placements by the Seller with investors through dealers; and

         3. By direct placements by the Seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all such certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests in those mortgage loans, including the certificates.

     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, such classes directly, through one or more underwriters to be designated at the time of the offering of such certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to such certificates and the members of the underwriting syndicate, if any, will be named in such prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to such series.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, the Seller, any affiliate of the Seller or any other person or persons specified in the prospectus supplement may purchase some or all of such certificates from the underwriter or underwriters or such other person or persons specified in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of such certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such certificates, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                      INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this prospectus (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

     This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171),
Attention: Prospectus Department.

                                 LEGAL MATTERS

     The validity of the certificates offered hereby and certain federal income tax matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                             INDEX OF DEFINED TERMS

1                                                         Master Servicer Remittance Date ...........       12
1986 Act ..................................       49      Mortgage Loan File ........................       17
1998 Policy Statement .....................       76      Mortgage Loan Schedule ....................       17
                                                          Mortgages .................................       15
A
Advances ..................................       22      N
Agreement .................................        8      NCUA ......................................   44, 76
Appraisal Regulations .....................       77      Non-SMMEA Certificates ....................       75

B                                                         O
Balloon Payments ..........................       29      OCC .......................................       76
Bankruptcy Code ...........................       34      OID Regulations ...........................       50
                                                          Operating Advisor .........................       20
C                                                         OTS .......................................       76
CERCLA ....................................       36
Certificateholders ........................       10      P
Code ......................................       46      Plans .....................................       73
Collection Account ........................       11      Prepayment Assumption .....................       51
Commission ................................       14
Cut-Off Date ..............................       11      R
                                                          Random Lot Certificates ...................       50
D                                                         Regular Certificateholder .................       49
Defective Mortgage Loans ..................       18      Regulations ...............................       74
Department ................................       74      Relief Act ................................       43
Depository ................................        6      REMIC .....................................       13
Distribution Account ......................       11      REMIC Regulations .........................       46
Distribution Date .........................       10      REO Account ...............................       12
                                                          REO Property ..............................       11
E                                                         Repurchase Price ..........................       18
EDGAR .....................................       14      Residual Certificateholders ...............       56
ERISA .....................................       73      Responsible Party .........................       18
ERISA Plans ...............................       73
Exchange Act ..............................       14      S
                                                          Securities Act ............................        7
F                                                         Seller ....................................        7
FASIT .....................................       13      Senior Certificates .......................       26
FDIC ......................................       76      Service ...................................       49
Federal Reserve Board .....................       76      Simple Interest Loans .....................       15
FIRREA ....................................       77      SMMEA .....................................       75
Form 8-K ..................................       16      Special Servicer ..........................       19
Funding Note ..............................        9      Specially Serviced Mortgage Loans .........       19
                                                          Standard Certificateholder ................       67
G                                                         Subordinate Certificates ..................       26
Garn-St Germain Act .......................       42      Substitute Mortgage Loans .................       18

H                                                         T
Holders ...................................       10      Title V ...................................       43
                                                          Title VIII ................................       44
I                                                         Treasury ..................................       46
Installment Contracts .....................       15      Trust Fund ................................        8
Insurance Proceeds ........................       11      Trustee ...................................       14

L                                                         U
Lender Liability Act ......................       36      U.S. Person ...............................       61
Letter of Credit Bank .....................       27
Letter of Credit Percentage ...............       27
Liquidation Proceeds ......................       11

M
Master Servicer ...........................       19

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

     This CD ROM contains an electronic version of appraisals for the Mortgaged Properties securing the 10 largest Mortgage Loans by Initial Pool Balance in PDF format and forms part of the paper version of the prospectus supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this prospectus supplement and must be considered as part of, and together with, the information contained elsewhere in this prospectus supplement and the prospectus. The information contained in this CD ROM has been filed by the Depositor with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined in the CD ROM shall have the respective meanings assigned to them in the paper portion of the prospectus supplement and the prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this prospectus supplement and the prospectus. Prospective investors are strongly urged to read the paper portion of this prospectus supplement and the prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Emily Brooks of Goldman, Sachs & Co. at (212) 902-7264 to receive an original copy of the CD ROM. Upon opening the appraisal file contained on this CD ROM, a legend will be displayed, which should be read carefully.

     The attached diskette contains a Microsoft Excel, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS03C1.xls". It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement and in Annex A, Annex B and Annex C to the prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement and in Annex A, Annex B and Annex C to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

================================================================================

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                             ----------------------

                                TABLE OF CONTENTS

                        Prospectus Supplement
                                                                           Page
                                                                          ------
Table of Contents .....................................................     S-4
Summary of Prospectus Supplement ......................................     S-7
Risk Factors ..........................................................    S-20
Description of the Mortgage Pool ......................................    S-42
Description of the Offered Certificates ...............................    S-54
Yield, Prepayment and Maturity Considerations .........................    S-70
The Pooling Agreement .................................................    S-80
Use of Proceeds .......................................................   S-105
Federal Income Tax Consequences .......................................   S-105
State Tax Considerations ..............................................   S-107
ERISA Considerations ..................................................   S-107
Legal Investment ......................................................   S-109
Plan of Distribution ..................................................   S-109
Legal Matters .........................................................   S-110
Ratings ...............................................................   S-111
Index of Significant Definitions ......................................   S-112
Annex A--Mortgage Pool Information ....................................     A-1
Annex B--Significant Loan Summaries ...................................     B-1
Annex C--Certain Characteristics of the Mortgage
  Loans ...............................................................     C-1
Annex D--Representations and Warranties ...............................     D-1
Annex E--Structural and Collateral Term Sheet .........................     E-1

                                   Prospectus

Table of Contents .....................................................       2
Risk Factors ..........................................................       3
The Prospectus Supplement .............................................       5
The Seller ............................................................       7
Use of Proceeds .......................................................       7
Description of the Certificates .......................................       8
The Mortgage Pools ....................................................      15
Servicing of the Mortgage Loans .......................................      19
Credit Enhancement ....................................................      26
Swap Agreement ........................................................      28
Yield Considerations ..................................................      29
Certain Legal Aspects of the Mortgage Loans ...........................      30
Federal Income Tax Consequences .......................................      46
Federal Income Tax Consequences for REMIC
  Certificates ........................................................      47
State Tax Considerations ..............................................      73
ERISA Considerations ..................................................      73
Legal Investment ......................................................      75
Plan of Distribution ..................................................      77
Incorporation of Certain Information by Reference .....................      79
Legal Matters .........................................................      80
Index of Defined Terms ................................................      81

       Until June 16, 2003, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.


                                 $1,472,370,000
                                  (APPROXIMATE)


                                   GS MORTGAGE
                            SECURITIES CORPORATION II
                                 (AS DEPOSITOR)


                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1


                   Class A-1 Certificates      $123,013,000
                   Class A-2A Certificates     $420,045,000
                   Class A-2B Certificates     $182,019,000
                   Class A-3 Certificates      $676,797,000
                   Class B Certificates        $ 54,383,000
                   Class C Certificates        $ 16,113,000


                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------

                              GOLDMAN, SACHS & CO.
                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                                 MORGAN STANLEY
                               WAMU CAPITAL CORP.

================================================================================